As filed with the Securities and Exchange Commission on June 10, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK OF AMERICA AUTO RECEIVABLES SECURITIZATION, LLC

as a Depositor to the Issuing Entities described herein

(Exact name of the registrant as specified in its charter)

Delaware	26-3324580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Bank of America Auto Receivables Securitization, LLC

Bank of America Corporate Center

100 N. Tryon Street

Charlotte, NC 28255

(980) 683-4915

(Address, including ZIP code, and telephone number, including area code, of the registrant’s principal executive offices)

Greg Lumelsky

Bank of America Corporation

214 N. Tryon Street

Charlotte, NC 28255

(980) 388-6357

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies To:

Angela M. Ulum, Esq. Mayer Brown LLP 71 S. Wacker Drive Chicago, IL 60606 (312) 782-0600	Jon D. Van Gorp, Esq. Mayer Brown LLP 71 S. Wacker Drive Chicago, IL 60606 (312) 782-0600

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE(2)
Asset Backed Notes	$0(2)	100%	$0	$0

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	The Registrant previously filed a Registration Statement on Form S-3 (Registration No. 333-165957) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission, which became effective on June 11, 2010. Pursuant to the Prior Registration Statement, there are $21,378,948,000 of unsold amount of Asset Backed Notes thereunder as of the date of this Registration Statement (the “Unsold Securities”). A filing fee of $1,524,318.99 was paid in connection with the Unsold Securities. Pursuant to Rule 415(a)(6) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the Unsold Securities under the Prior Registration Statement are included in this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

INTRODUCTORY STATEMENT

This registration statement contains:

• a Prospectus relating to the offering of one or more series of securities by various issuing entities created from time to time by the Registrant, which will include one or more classes of asset-backed notes; and

• a representative form of Prospectus Supplement relating to offerings of particular series of asset-backed notes to be issued by an issuing entity.

Information contained in this prospectus supplement and the attached prospectus is not complete and may be changed. This prospectus supplement and attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities where an offer to sell is not permitted.

Subject to completion dated [•][•], [•]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [•][•], [•])

$[                    ]

Bank of America Auto [Trust][LLC] 20[    ]-[    ]

Issuing Entity

Bank of America Auto Receivables Securitization, LLC

Depositor

Bank of America, National Association

Sponsor and Servicer

You should carefully consider the discussion under “Risk Factors” beginning on page S-16 of this prospectus supplement and page 4 of the prospectus.

Neither the notes nor the underlying receivables are insured or guaranteed by any governmental agency or instrumentality or any other entity.

The notes are asset backed securities. The notes will be obligations solely of the issuing entity and will not be obligations of, or guaranteed by, the depositor, the sponsor, the servicer, the indenture trustee, the owner trustee, their affiliates or any other person.

The issuing entity will issue the following notes, which are being offered by this prospectus supplement:

	Initial Note Balance			Interest Rate		Final Scheduled Payment Date
Class A-1 notes	$	[•]		[•]%		[•][•], [•]
Class A-2 notes	$	[•]		[•]%		[•][•], [•]
Class A-3 notes	$	[•]		[•]%		[•][•], [•]
[Class A-4-A notes]	$	[•]		[•]%		[•][•], [•]
[Class A-4-B notes]	$	[•]		One-Month LIBOR + [•]%		[•][•], [•]
[Class B notes]	$	[•]		[•]%		[•][•], [•]
Total	$	[•]

	Price to Public			Underwriting Discount		Proceeds to the Depositor
Per Class A-1 note		[	•]%	[	•]%	[	•]%
Per Class A-2 note		[	•]%	[	•]%	[	•]%
Per Class A-3 note		[	•]%	[	•]%	[	•]%
[Per Class A-4-A note]		[	•]%	[	•]%	[	•]%
[Per Class A-4-B note]		[	•]%	[	•]%	[	•]%
[Per Class B note]		[	•]%	[	•]%	[	•]%
Total	$	[	•]	$ [	•]	$ [	•]

[The issuing entity also will issue non-interest bearing certificates representing the entire beneficial interest in the issuing entity, which are subordinated to the Class A notes [and the Class B notes]. Only the notes are being offered hereby.]

The issuing entity will pay interest on and principal of the notes on the [•]th day of each [month], or, if the [•] is not a Business Day, the next Business Day. The first payment date will be [            ]. It is expected that the notes will be delivered on or about [            ] (the “Closing Date”) in New York, New York against payment therefor in immediately available funds.

The assets of the issuing entity will include amounts owed under motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light-duty trucks and other similar vehicles. [[A small percentage] [Approximately half] [A majority] [Substantially all] [All] of these receivables are the obligations of obligors with credit histories that are below prime.]

[[            ] will be the counterparty to the interest rate swap agreement.]

Credit enhancement for the notes will consist of—

•	excess interest on the receivables; [and]

•	[a Reserve Account with an initial balance of $[ ]]; [and]

•	[in the case of the Class A notes, the subordination of certain payments to the Class B noteholders,] [and]

•	[overcollateralization].

[The issuing entity will not pay principal during the Revolving Period, which is scheduled to terminate on [            ]. [Insert date not later than three years after the Closing Date.] However, if the revolving period terminated early as a result of an Early Amortization Event, principal payments may commence prior to that date.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[            ]

[•]	[•]

The date of this prospectus supplement is [•] [•], [•].

i

(continued)

WHERE TO FIND INFORMATION IN THESE DOCUMENTS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity, including terms and conditions that apply to the notes to be issued by the issuing entity.

We tell you about the securities in two separate documents:

•	this prospectus supplement, which incorporates and includes the appendix, and describes the specific terms of your securities; and

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities.

Wherever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any jurisdiction where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters.

We have started with an introductory section in this prospectus supplement describing the securities and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory section is a Summary of Terms, which provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity. Immediately after the Summary of Terms, we have included Risk Factors, which (together with the discussion under “Risk Factors” in the accompanying prospectus) describe the material risks to investors in the notes.

Capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement or in the accompanying prospectus, have the meanings set forth in the glossary starting on page S-94. A listing of the pages where the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined can be found in “Index of Defined Terms” which appears on page S-100 of this prospectus supplement and at the end of the accompanying prospectus.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity will be prepared by the indenture trustee and sent on behalf of the issuing entity to Cede & Co., as nominee of The Depository Trust Company (“DTC”). See “The Transaction Documents and the Indenture—Statements to Noteholders” in this prospectus supplement and “Reports to Securityholders” in the accompanying prospectus.

Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee may also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at [                    ]. The indenture trustee will forward a hard copy of the reports to each noteholder immediately after it becomes aware that the reports are not accessible on its Internet

website. Assistance in using this Internet website may be obtained by calling the indenture trustee at [                    ]. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. The depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file (or cause to be filed) with the Securities and Exchange Commission (the “SEC”) periodic reports concerning the issuing entity as required by law, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Bank of America Auto [Trust] 20[    ]-[    ]” and file number [                    ]. A copy of each such report may be obtained by any noteholder by request to the depositor.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED PURSUANT TO AN EXEMPTION FROM SECTION 21 OF THE FSMA.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

SUMMARY OF TRANSACTION STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of this transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this prospectus supplement and the accompanying prospectus in their entirety to understand all of the terms of this offering before you purchase any notes.

v

Structural Diagram

Bank of America, National Association
(Sponsor, Servicer and Administrator)
Motor Vehicle Receivables
Cash
Banc of America Securitization Holding Corporation
(First Tier Purchaser)
Motor Vehicle Receivables
Cash
BA Auto Securitization Corporation
(Second Tier Purchaser)
Motor Vehicle Receivables
Cash
[Certificate Investors*]
Cash
Certificate
Bank of America Auto Receivables Securitization, LLC
(Depositor)
Cash
Notes
Underwriters
Notes
Cash
Note Investors
Motor Vehicle Receivables
Notes and Certificates*
[______]
(Indenture Trustee)
[______]
[(Owner Trustee)]
Bank of America Auto Trust 2013
(Issuing Entity)
Fixed Rate Interest Payment
Floating Rate Interest Payment
[______]
[(Swap Counterparty)]

[*This certificates, which represent an equity interest in the issuing entity, are not being offered hereby.]

Flow of Funds*

(Prior to an Acceleration after an Event of Default)

*	For more information regarding the priority of payments, see “Summary of Terms—Priority of Payments” and “The Transaction Payments and the Indenture—Priority of Payments” in this prospectus supplement.

SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this prospectus supplement and the accompanying prospectus in their entirety to understand all of the terms of this offering before you purchase any notes. Capitalized terms used in this summary, unless defined in this summary, have the meanings set forth in the glossary starting on page S-103.

Issuing Entity:	[Bank of America Auto Trust [•]] [[•] Auto Receivables [•]-[•], LLC]

[Originator:]	[Bank of America, National Association] is the “originator.” In [most] [some] [rare] cases, Bank of America, National Association acquired the receivables from dealers after the receivables were originated by those dealers.

Sponsor:	Bank of America, National Association

Depositor:	Bank of America Auto Receivables Securitization, LLC

First Tier Purchaser:	Banc of America Securitization Holding Corporation

Second Tier Purchaser:	BA Auto Securitization Corporation

Servicer:	Bank of America, National Association

Indenture Trustee:	[•]

[Owner Trustee:]	[•]

Payment Date:	The [•] day of each month (or, if not a Business Day, the next Business Day) beginning [•] [•], [•]

Closing Date:	[•] [•], [•]

Cut-off Date:	[•] [•], [•]

Record Date:	For each payment date, the close of business on the Business Day immediately preceding that payment date (except in limited circumstances where definitive notes are issued).

[Enhancement/Cash Flow Counterparty:] [•]

Transaction Parties*

On the Closing Date, which is on or about [•] [•], [•], the sponsor will sell, transfer, contribute and assign a portfolio of receivables described in “—Issuing Entity Assets” below to the First Tier Purchaser, which will sell, transfer, contribute and assign the portfolio of receivables to the Second Tier Purchaser, which will sell, transfer, contribute and assign the portfolio of receivables to the depositor, which will sell, transfer, contribute and assign the portfolio of receivables to the issuing entity. The issuing entity will be formed pursuant to [a Limited Liability Company Agreement] [a Trust Agreement between the depositor and the owner trustee]. [[On] [Prior to] the Closing Date, the sponsor acquired the receivables from the originator.]

*	NOTE: Disclose transactions that are not arm’s length or transactions that are outside the ordinary course between sponsor, depositor or issuing entity and any other transaction party.

The transfers of the receivables are illustrated above in a chart on page vi entitled “Structural Diagram.”

Issuing Entity

[Bank of America Auto [Trust] [•], a Delaware statutory trust,] [Bank of America Auto Receivables, LLC •], a Delaware limited liability company,] will be the issuing entity of the notes [and the certificates]. The issuing entity was formed pursuant to a [trust agreement between the depositor, the administrator and the owner trustee] [limited liability company agreement]. The primary assets of the issuing entity will be a pool of receivables, which will include amounts owed under motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light-duty trucks and other similar vehicles. See “—Issuing Entity Assets” below for a description of the assets of the issuing entity. See “The Issuing Entity” in this prospectus supplement for more information regarding the issuing entity.

[Originator]

[[•], a [•] organized under the laws of [•], originated the receivables.] [•] will sell those receivables to the sponsor.] [Bank of America, National Association, a national banking association, originated the receivables. In most cases, the originator acquired the receivables from dealers after the receivables were originated by those dealers. Approximately [•]% of the receivables (by aggregate cut-off date balance) were originated directly by Bank of America.] See “[The Sponsor, the Servicer, the Originator and the Administrator]” in this prospectus supplement for more information regarding the originator.]

Servicer

Bank of America, National Association, a national banking association (“Bank of America”) and an indirect wholly-owned subsidiary of Bank of America Corporation, will service the receivables owned by the issuing entity. The servicer will service the contracts and apply payments on the receivables owned by the issuing entity pursuant to a servicing agreement. See “The Sponsor, the Servicer, the Originator and the Administrator” in this prospectus supplement for more information regarding the servicer.

Sponsor

Bank of America, is the sponsor. [Bank of America will purchase the receivables from [the originator]. Thereafter, the] [The] sponsor will sell, transfer, contribute and assign the receivables to the First Tier Purchaser. The sponsor is primarily responsible for structuring this transaction. See “The Sponsor, the Servicer, the Originator and the Administrator” in this prospectus supplement and in the accompanying prospectus for more information regarding the sponsor.

Administrator

Bank of America is the “administrator”. The administrator will provide certain administrative and ministerial services for the issuing entity as outlined in the administration agreement. See “The Sponsor, the Servicer, the Originator and the Administrator” in this prospectus supplement for more information regarding the administrator.

Depositor

Bank of America Auto Receivables Securitization, LLC, a Delaware limited liability company and a wholly-owned special purpose bankruptcy remote subsidiary of the Second Tier Purchaser, is the depositor. The depositor was formed to purchase, receive capital contributions of or otherwise acquire from time to time motor vehicle installment loans and/or retail installment sales contracts and related rights and assets; to own, hold, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to the receivables; to issue and sell securities of one or more issuing entities; and to perform various actions in connection therewith.

You may contact the depositor by mail at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255, or by calling (980) 683-4915.

See “The Depositor” in this prospectus supplement and in the accompanying prospectus for more information regarding the depositor.

First Tier Purchaser

Banc of America Securitization Holding Corporation, (the “First Tier Purchaser”), a corporation organized under the laws of Delaware, is a wholly-owned special purpose subsidiary of Bank of America. The First Tier Purchaser will sell, transfer, contribute and assign the receivables to the Second Tier Purchaser. See “The Transaction Documents and the Indenture—Sale and Assignment of Receivables” in this prospectus supplement.

Second Tier Purchaser

BA Auto Securitization Corporation (the “Second Tier Purchaser”), a corporation organized under the laws of Delaware, is a wholly-owned special purpose subsidiary of the First Tier Purchaser. The Second Tier Purchaser will sell, transfer, contribute and assign the receivables to the depositor. See “The Transaction Documents and the Indenture—Sale and Assignment of Receivables” in this prospectus supplement.

[Owner Trustee]

[[•], a [•] organized under the laws of [•], will be the owner trustee. Under the Trust Agreement, the owner trustee will act on behalf of the issuing entity when so directed by the administrator.

Under the terms of the Trust Agreement, the role of the owner trustee is limited. See “The Trustees—The Owner Trustee” in this prospectus supplement for more information regarding the owner trustee.]

Indenture Trustee

[•], a [•] organized under the laws of [•], will be the indenture trustee. Under the indenture, the indenture trustee will perform the various duties specified in this prospectus supplement and the accompanying prospectus, including under “The Trustees—The Indenture Trustee” in this prospectus supplement and “Provisions of the Indenture” in the accompanying prospectus.

Under the terms of the indenture, the role of the indenture trustee is limited. See “The Trustees—The Indenture Trustee” in this prospectus supplement for more information regarding the indenture trustee.

[Swap Counterparty]

[[            ] will be the “swap counterparty” under each interest rate swap agreement. If the initial Note Balance of the Class A-4-B notes is greater than zero, then the swap counterparty will enter into an interest rate swap agreement with the issuing entity with respect to the aforementioned class of notes to hedge the floating interest rate on the Class A-4-B notes. See “The Swap Counterparty” in this prospectus supplement for more information regarding the swap counterparty.]

The [Offered] Notes

The issuing entity will issue and offer the following notes pursuant to this prospectus supplement:

Class of Notes		Initial Note Balance		Interest Rate	Final Scheduled Payment Date
Class A-1 Notes		$	[•]	[•]%	[	•]
Class A-2 Notes		$	[•]	[•]%	[	•]
Class A-3 Notes		$	[•]	[•]%	[	•]
[Class A-4-A Notes]	}	$	[•]	[•] %	[	•]
[Class A-4-B Notes]				One-month LIBOR + [•]%
[Class B Notes]		$	[•]	[•]%	[	•]

Total		$	[•]

[The Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4-A notes and the Class A-4-B notes are sometimes referred to as the “Class A notes”. The Class A-4-B notes are sometimes referred to as the “floating rate notes.” The Class A-4-A notes rank pari passu with the Class A-4-B notes. See “The Transaction Documents and the Indenture—Priority of Payments” in this prospectus supplement.

The allocation of the principal amount between the Class A-4-A notes and the Class A-4-B notes will be determined no later than the day of pricing. (See “Risk Factors—Because the allocation of the Class A-4 notes may not be known until the day of pricing, the extent of the exposure to swap counterparty risk or liquidity risk is unknown until the final allocation.”)]

The notes are issuable in a minimum denomination of $[•] and integral multiples of $[•] in excess thereof.

[The depositor or one of its affiliates may initially retain some or all of one or more classes of notes.]

The issuing entity expects to issue the notes on [•] [•], [•], which is the Closing Date.

[The Certificates]

[The issuing entity will also issue asset backed certificates. The certificates are not being offered to you pursuant to this prospectus supplement. Only the notes are offered to you pursuant to this prospectus supplement.]

Class	Initial Principal Balance	Interest Rate
[Certificates]	$ [•]	[	•]%

[The certificates will initially be issued in [book-entry form] [definitive form] only. The certificates will be issued in minimum denominations of $[•] and integral multiples of $[•] in excess thereof.]

[The Certificate

On the Closing Date, the issuing entity will also issue one or more non-interest bearing certificates (the “certificates” or the “certificate”) representing in the aggregate the entire beneficial interest in the issuing entity, which are not being offered by this prospectus supplement. The certificates entitle the certificateholders to residual distributions. The depositor will be the initial holder of the certificates (the “certificateholder”).]

Payment Dates

Payments on the notes will be made on each payment date, which will be the 15th day of each month, or, if that day is not a Business Day, the next succeeding Business Day. The first payment date will be [                    ].

For each class of book-entry notes, the “record date” for each payment date or redemption date is the close of business on the Business Day immediately preceding that payment date or redemption date. However, if definitive notes are issued, the record date for each payment date or redemption date is the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs. See “Description of the Notes—Overview of the Notes” in this prospectus supplement.

The final scheduled payment date on which interest and principal on each class of notes is required to be paid in full is set forth above under “—The Notes.”

Payments of Interest

Interest Rates

The issuing entity will pay interest at the rate specified above under “—The Notes.”

Interest Accrual

Class A-1 Notes [and Class A-4-B Notes].

“Actual/360,” accrued from and including the prior payment date (or from and including the Closing Date, in the case of the first payment date) to but excluding the current payment date.

Class A-2 Notes, Class A-3 Notes[, Class A-4-A Notes] [and Class B Notes].

“30/360,” accrued from and including the [ ] day of the prior month (or from and including the Closing Date, in the case of the first payment date) to but excluding the [ ] day of the current month (assuming each month has 30 days).

This means that the interest due for each class of notes on each payment date will be the product of:

•	the Note Balance of the related class of notes,

•	the related interest rate, and

(i)	in the case of the Class A-1 notes [and Class A-4-B notes], the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the Closing Date) to but excluding the current payment date divided by 360; or

(ii)	in the case of the Class A-2 notes, the Class A-3 notes[, the Class A-4-A notes] [and the Class B notes], 30 (or, in the case of the first payment date, [ ]) divided by 360.

See “Description of the Notes—Payments of Interest” in this prospectus supplement.

Payments of Principal

[The issuing entity will not pay principal on the notes on any payment date occurring during the Revolving Period.]

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date, occurring during the Amortization Period] in accordance with the payment priorities and allocations described below under “The Transaction Documents and the Indenture—Priority of Payments.”

The issuing entity will make principal payments on the notes based primarily on the amount of principal collections and defaults on the receivables during the prior month.

On each payment date prior to the acceleration of the notes following an event of default, which is described below under “—Interest and Principal Payments after an Event of Default,” the indenture trustee will distribute all amounts on deposit in the Principal Distribution Account to make principal payments on the notes to the extent of the funds therein in the following order of priority:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	[fourth, pro rata, to the Class A-4-A notes and the Class A-4-B notes, until the Class A-4-A notes and the Class A-4-B notes, are paid in full]; and

•	[fifth, to the Class B notes, until the Class B notes are paid in full].

In addition, the outstanding principal amount of any class of notes, to the extent not previously paid, will be payable on the final scheduled payment date for that class of notes.

Priority of Payments

On each payment date, except after the acceleration of the notes following an event of default under the indenture, the indenture trustee will make the following payments and deposits to the extent of Available Collections on deposit in the Collection Account [(including, if applicable, amounts [paid by the swap counterparty] [withdrawn from the Reserve Account], to the extent available for such purpose, in the following amounts and order of priority:

•	first, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

•	[second, to the swap counterparty, the Net Swap Payment (to the extent not paid on the Business Day prior to the payment date);]

•

[third],[ pro rata based on amounts due to (i) the swap counterparty, any Senior Swap Termination Payments (to the extent not paid on the Business Day prior to the payment date), and (ii) to the Class A noteholders, pro rata, interest on the Class A notes;]

•	[fourth], to the Principal Distribution Account for distribution to the noteholders, the First Allocation of Principal, if any;

•	[[fifth], to the Class B noteholders, interest on the Class B notes;]

•	[sixth, to the Principal Distribution Account for distribution to the noteholders, the Second Allocation of Principal, if any; ]

•	[seventh, to the Reserve Account, any additional amounts required to increase the amount in the Reserve Account up to the Specified Reserve Account Balance;]

•	[eighth,] to the Principal Distribution Account for distribution to the noteholders, the Regular Allocation of Principal;

•

[[ninth,] to the swap counterparty, any Subordinated Swap Termination Payment (to the extent not paid on the Business Day prior to the payment date) and any other amounts payable by the issuing entity to the swap counterparty and not previously paid;]

•

[tenth,] pro rata based on amounts due to [the owner trustee,] the indenture trustee, the administrator and the servicer, expenses (including indemnification amounts) permitted under [the trust agreement,] the indenture, the servicing agreement and any other transaction document, as applicable, which have not been previously paid; and

•	[eleventh,] to the certificate distribution account for distribution to the certificateholders, any remaining funds.

[Notwithstanding the priority of payments set forth above, on the Business Day prior to each payment date, the indenture trustee will distribute from Available Collections then on deposit in the Collection Account the Net Swap Payment and the Swap Termination Payment then due, if any, to the swap counterparty.]

For a detailed description of the application of Collections, see “The Transaction Documents and the Indenture—Priority of Payments” in this prospectus supplement.

The servicing fee paid to the servicer on each payment date is equal to the product of one-twelfth of [1.00]% per annum and the Pool Balance as of the first day of the related Collection Period. The servicer is also entitled to retain late fees, prepayment charges, extension fees and other administrative fees and expenses or similar charges collected on the receivables as additional servicing compensation.

Amounts deposited in the Principal Distribution Account will be paid to the holders of the notes as described under “Description of the Notes—Payments of Principal.”

Interest and Principal Payments after an Event of Default

On each payment date after an event of default under the indenture that arises from a payment default or certain events of bankruptcy has occurred and the notes are accelerated, after payment of certain amounts to the servicer, [the swap counterparty,] the indenture trustee[, the owner trustee] and the administrator, interest on the Class A notes [and any Senior Swap Termination Payments] will be paid ratably and principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of the Class A notes will receive principal payments, ratably, based on the Note Balance of each remaining class of the Class A notes (other than the Class A-1 notes). [After interest on and principal of all of the Class A notes are paid in full, interest, if any, and principal payments will be made to the noteholders of the Class B notes. See “The Transaction Documents and the Indenture—Rights Upon Event of Default” in this prospectus supplement.]

On each payment date after an event of default under the indenture (other than as described above) occurs and the notes are accelerated as the result of the issuing entity’s breach of a covenant, representation or warranty, after payment of certain amounts to the servicer, [the swap counterparty,] the indenture trustee[, the owner trustee] and the administrator, interest on the Class A notes [and any Senior Swap Termination Payments] will be paid ratably [followed by interest on the Class B notes]. Principal payments of each class of notes will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of the Class A notes will receive principal payments, pro rata, based on the Note Balance of each remaining class of the Class A notes (other than the Class A-1 notes) until those other classes of the Class A notes are paid in full[, then the noteholders of the Class B notes will receive sequential payments of principal. See “The Transaction Documents and the Indenture—Rights Upon Event of Default” in this prospectus supplement.

[The certificateholders will not receive any distributions of interest or principal after an event of default under the indenture occurs and the notes are accelerated until the full payment of interest and principal on the notes has been paid on each payment date.]

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments” above.

Early Redemption of the Notes

The notes, if still outstanding, may be redeemed in whole, but not in part, on any payment date (the “optional purchase date”) on which the servicer exercises its “clean-up call” option to purchase [(or designates one or more persons to purchase) some or all of] the receivables. This can only occur if both of the following conditions are satisfied: (i) as of the last day of the related Collection Period, the Pool Balance has declined to [5.0]% or less of [(A)] the Pool Balance as of the cut-off date [and (B) the initial Pre-Funding Amount, if any] and (ii) the sum of the

Optional Purchase Price and the Available Collections for such payment date would be sufficient to pay (A) the servicing fee for such payment date and all unpaid servicing fees with respect to the prior Collection Period, (B) the interest then due on the notes, [and all amounts due to the swap counterparty], (C) the aggregate unpaid Note Balance of all the outstanding notes as determined by the indenture trustee and (D) expenses (including indemnification amounts) due to [the owner trustee,] the indenture trustee, the administrator and the servicer, which have not been previously paid.

[In addition, if the sum of the amounts in the Reserve Account and the remaining Available Collections after the payments under clauses [first through sixth] under “—Priority of Payments” would be sufficient to pay in full the aggregate outstanding Note Balance of all the notes, then the Reserve Account Draw Amount will be used to pay all outstanding notes in full.]

The servicer must furnish written notice of its election to exercise the optional purchase to the indenture trustee [and the owner trustee] not later than twenty (20) days (or such longer period as may be required by the clearing agency in connection with the note depository agreement for notice in connection with a redemption of the notes) prior to the optional purchase date. Following its receipt of such notice, (i) the indenture trustee will promptly provide notice of such election to the noteholders of record [and the swap counterparty] and (ii) the issuing entity will promptly provide notice of such election to the certificateholder of record. All of the notes will then be redeemed on the optional purchase date. See “The Transaction Documents and the Indenture—Early Redemption” in this prospectus supplement.

Events of Default

The occurrence and continuation of any one of the following events will be an event of default under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable on any payment date, and such default shall continue for a period of 35 days;

•	default in the payment of the principal on any note on the related final scheduled payment date or redemption date;

•

any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture (other than [(i)] a covenant or agreement, a default in the observance of which is elsewhere specifically addressed [or (ii) a covenant or agreement pursuant to the FDIC Rule Covenant]), which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the outstanding Note Balance of the Controlling Class;

•

any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the outstanding Note Balance of the Controlling Class;

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity; and

•	[specify any other events and grace periods, if any].

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, the grace period set forth in the applicable bullet point will be extended by an additional thirty days.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

Rights Upon Event of Default

If an event of default should occur and be continuing with respect to the notes (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or at the direction of the noteholders holding not less than a majority of the outstanding Note Balance of the Controlling Class shall, declare the principal of the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders. This declaration may, under some circumstances, be rescinded by noteholders holding not less than a majority of the outstanding Note Balance of the Controlling Class.

If the notes are declared due and payable following an event of default, the indenture trustee may, or at the request of the noteholders holding not less than a majority of the outstanding Note Balance of the Controlling Class, shall institute proceedings to collect amounts due on the notes, foreclose on the property of the issuing entity, exercise remedies as a secured party, after acceleration of the maturity of the notes, sell the receivables or elect to have the issuing entity maintain possession of the receivables and continue to apply collections on these receivables. The indenture trustee will be prohibited from selling or otherwise liquidating the receivables following an event of default, unless:

•	the holders of 100% of the outstanding Note Balance of the Controlling Class [and the swap counterparty] consent to such sale or liquidation;

•

the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest (if any) on the outstanding notes [and all amounts owed to the swap counterparty] at the date of such sale or liquidation; or

•

the event of default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the noteholders of 66 2/3% of the outstanding Note Balance of the Controlling Class [and the swap counterparty].

Issuing Entity Assets

The primary assets of the issuing entity will be a pool of motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light-duty trucks and other similar vehicles. We refer to these contracts as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases with these contracts as “obligors.”

The receivables will be [transferred to the sponsor by the originator,] transferred to the First Tier Purchaser by the sponsor, transferred to the Second Tier Purchaser by the First Tier Purchaser, transferred to the depositor by the Second Tier Purchaser and then transferred to the issuing entity by the depositor on the Closing Date. The issuing entity will grant a security interest in the receivables and the other issuing entity assets to the indenture trustee on behalf of the noteholders [and the swap counterparty].

The “issuing entity assets” will consist of all right, title and interest of the issuing entity in, to and under:

•	the receivables and all monies received thereon, after the cut-off date;

•	the security interests in the financed vehicles granted by obligors pursuant to the receivables and, to the extent permitted by law, any accessions thereto;

•	proceeds from claims on any physical damage, credit life, credit disability, warranties, debt cancellation agreements or other insurance policies covering financed vehicles or obligors;

•	proceeds from recourse against dealers on the receivables acquired from dealers;

•	the receivable files (which includes the contracts and other documents relating to the receivables);

•	the transfer agreements;

•	all right, title and interest of the issuing entity in, to and under the sale agreement, including the right to cause the depositor to repurchase receivables under certain circumstances;

•

funds on deposit in certain accounts (other than the certificate distribution account) owned by the issuing entity and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein); and

•	all proceeds of the foregoing.

The Receivables

The receivables are amounts owed by individuals under motor vehicle installment loans and retail installment sales contracts to purchase or refinance new or used automobiles, light duty trucks and other similar vehicles. [[A small percentage] [Approximately half] [A majority] [Substantially all] [All] of which are the obligations of obligors with credit histories that are below prime.] [For [a small percentage] [approximately half] [a majority] [substantially all] [all] of the receivables, the amount financed exceeded the estimated vehicle value at the time of origination.] [To the extent material, include the following: As of the cut-off date, less than [ ]% of the receivables (by aggregate cut-off date balance) were subject to credit-related extensions].

As of [ ], which we refer to as the “cut-off date,” the receivables had the following characteristics:

Number of Receivables		[•]
Aggregate Principal Balance	$	[•]
Range of Annual Percentage Rates		[•]% to [•]%
Weighted Average Annual Percentage Rates		[•]%
Weighted Average FICO® Score		[•]
Range of Original Terms		[•] months to [•] months
Weighted Average Original Term		[•] months
Range of Seasoning		[•] months to [•] months
Weighted Average Seasoning		[•] months
Range of Remaining Terms		[•] months to [•] months
Weighted Average Remaining Term		[•] months
Weighted Average Loan-to-Value Ratio		[•]%
Percentage of New Vehicles		[•]%
Percentage of Used Vehicles		[•]%

For an explanation of how these characteristics are calculated and for more information regarding the characteristics of the receivables, see “The Receivables Pool” in this prospectus supplement. In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables as described under “The Receivables—Review of Pool Assets” in this prospectus supplement.

As described under “Origination and Servicing of the Receivables—Underwriting of Receivables” in this prospectus supplement, Bank of America’s underwriting policy provides for limited credit-related exceptions to the standard guidelines. As of the cut-off date, [•]% (by aggregate cut-off date balance) of the receivables in the pool were approved by underwriters with exceptions to the underwriting guidelines. Exceptions to the underwriting policies must be approved by underwriters with appropriate credit authority. Bank of America monitors exceptions to the underwriting policies on a monthly basis. See “Origination and Servicing of the Receivables—Underwriting of Receivables” in this prospectus supplement.

As of the cut-off date, [•]% of the receivables (by aggregate cut-off date balance) were granted credit related extensions by Bank of America. However, at least one monthly payment has been made by the obligor under such receivable following the date of such extension.

Removal of Receivables

Following the occurrence of specified uncured breaches of covenants by the servicer, or specified uncured breaches of representations and warranties by the [originator, the] sponsor, the First Tier Purchaser, the Second Tier Purchaser or the depositor, then the sponsor, the First Tier Purchaser, the Second Tier Purchaser, the depositor and the servicer, as applicable, may be obligated to repurchase one or more receivables or the servicer may refinance any receivable by making a new loan to the obligor in accordance with its customary servicing practices and depositing the full outstanding principal balance of such refinanced receivable into the Collection Account. The receivable created by such refinancing will not be property of the issuing entity. The outstanding principal balance will be treated for all purposes, including for tax purposes, as the aggregate payoff amount owed by the related obligor with respect to such receivable and the lien created by such receivable in the related financed vehicle shall be released at the time of such refinancing. For a description of when repurchases may be required or receivables may be refinanced, see “The Transaction Documents and the Indenture—Sale and Assignment of the Receivables” and “—Extensions, Modifications and Refinancing of Receivables” in this prospectus supplement. See also “Risk Factors—Your yield to maturity may be reduced by prepayments or slower than expected prepayments” in this prospectus supplement.

Additional information on the receivables is set forth in “The Receivables Pool” below in this prospectus supplement.

[Subsequent Receivables]

[On the Closing Date, $[            ] of the proceeds from the sale of the notes [and the certificates] by the issuing entity will be deposited in an account, which we refer to as the “Pre-Funding Account.” The amount deposited in the Pre-Funding Account on the Closing Date represents [            ]% of the initial aggregate principal balance of the receivables (including the expected aggregate principal balance of the Subsequent Receivables). During the Funding Period, the issuing entity will use the funds, if any, on deposit in the Pre-Funding Account to acquire additional receivables from the depositor, which we refer to as “Subsequent Receivables,” for an amount equal to the purchase price for the receivables on each date (no more than once a week) which we refer to as a “Funding Date.” Subsequent Receivables must meet certain eligibility criteria as described in “The Transaction Documents—Sale and Assignment of the Primary Assets” in the accompanying prospectus and “The Receivables Pool” in this prospectus supplement.

The Funding Period will begin on the Closing Date and will end on the earliest to occur of:

•	[ ] full calendar months following the Closing Date;

•	the date on which the amount in the Pre-Funding Account is $[10,000] or less; or

•	the occurrence of an event of default under the indenture.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any funds remaining on deposit in the Pre-Funding Account (excluding investment earnings) and distribute them to the noteholders [and certificateholders]. See “The Transaction Documents and the Indenture—Accounts.”]

[The Revolving Period]

[The issuing entity will not make payments of principal on the notes [or the certificates] on payment dates occurring during the Revolving Period.

The “Revolving Period” consists of the Collection Periods from the Closing Date through [            ], and the related payment dates. We refer to the Collection Periods and the related payment dates following the Revolving Period as the “Amortization Period.”

If an Early Amortization Event occurs, the Revolving Period will terminate early, and the Amortization Period will begin. See “The Revolving Period” in this prospectus supplement.

On each payment date related to the Revolving Period, amounts otherwise available to make principal payments on the notes [and certificates] will be applied to purchase additional receivables from the depositor for the purpose of maintaining the initial aggregate principal balance of the receivables. Such additional receivables must meet certain eligibility criteria as described in “The Transaction Documents—Sale and Assignment of the Primary Assets” in the accompanying prospectus and “The Receivables Pool” in this prospectus supplement.

The amount of additional receivables will be determined by the amount of cash available from payments and prepayments on existing receivables. [There are no stated limits on the amount of additional receivables allowed to be purchased during the Revolving Period in terms of either dollars or percentage of the initial aggregate principal balance of the receivables.] [Insert the maximum amount of additional assets that may be acquired during the Revolving Period and the percentage of the asset pool that may be acquired during the Revolving Period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.] See “The Revolving Period” in this prospectus supplement.

To the extent that amounts allocated for the purchase of additional receivables are not so used on any payment date occurring during the Revolving Period, they will be applied on subsequent payment dates occurring during the Revolving Period to purchase additional receivables from the depositor.]

Credit Enhancement

The credit enhancement provides protection for the notes against losses and delays in payment on the receivables or other shortfalls of cash flow.

The credit enhancement for the notes will consist of (i) excess interest on the receivables, [(ii) overcollateralization], [(iii) the Reserve Account] [and (iv) with respect to the Class A notes, subordination of interest and principal payments of the Class B notes [and the Certificates]]. See “The Transaction Documents and the Indenture—Credit Enhancement” in this prospectus supplement.

Excess Interest

Excess interest is the excess of interest Collections on the receivables over the fees and expenses of the issuing entity, including interest payments on the notes. [Any excess interest will increase the amount of funds available to make payments on the notes and will be applied, in part, to pay principal on the notes more rapidly than the amortization of the underlying receivables in order to reach the Targeted Overcollateralization Amount.]

For a more detailed description of the use of excess interest as credit enhancement for your notes, see “The Transaction Documents and the Indenture—Credit Enhancement” in this prospectus supplement.

[Overcollateralization]

[Overcollateralization is the amount by which the Pool Balance exceeds the principal amount of the notes. Overcollateralization means there will be additional receivables generating Collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial amount of overcollateralization will be $[ ], or approximately [ ]% of the Initial Pool Balance.

This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the Pool Balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level equal to [the greater of (a) [__]% of the Pool Balance on such payment date and (b)] [__]% of the Initial Pool Balance.]

[Reserve Account]

[On the Closing Date, the underwriters, at the direction of the depositor, will deposit from the proceeds of the sale of the notes $[ ] (the “Specified Reserve Account Balance”) in cash into the Reserve Account, which is equal to approximately [ ]% of the Initial Pool Balance. On each payment date, the paying agent will withdraw funds from the Reserve Account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses [first through sixth] under “—Priority of Payments.” On each payment date, funds will be deposited into the Reserve Account in accordance with the priority of payments until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance. On any payment date, if the amount of cash or other immediately available funds in the Reserve Account on that payment date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that payment date exceeds the Specified Reserve Account Balance, the Reserve Account Excess Amount will be transferred to the Collection Account and distributed on that payment date as available funds. In addition, if the sum of the amounts in the Reserve Account and the remaining Available Collections after the payments under clauses [first through sixth] under “—Priority of Payments” would be sufficient to pay in full the aggregate outstanding Note Balance of all of the notes, then the Reserve Account Draw Amount will be used to pay all outstanding notes in full.]

[Subordination]

[As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes. Following the acceleration of the notes after an event of default, payments of principal and interest on the Class B notes will be subordinate to payments of principal and interest on the Class A notes.]

[If applicable, disclose any other credit enhancement or cash flow support that is provided for in the base prospectus. Identify any enhancement or support provider in accordance with Items 1114(b) or 1115 of Regulation AB. Describe the protection or support provided and, if applicable, how losses not covered thereby will be allocated to the securities.]

[Interest Rate Swaps]

[If the initial Note Balance of the Class A-4-B notes is greater than zero (see “Risk Factors—Because the allocation of the Class A-4 notes may not be known until the day of pricing, the extent of the exposure to swap counterparty risk or liquidity risk is unknown until the final allocation”) then on the Closing Date the issuing entity will enter into an interest rate swap transaction with the swap counterparty pursuant to an interest rate swap agreement with respect to the Class A-4-B notes to hedge the floating interest rate on the Class A-4-B notes. The interest rate swap transaction for the Class A-4-B notes will have an initial notional amount equal to the Class A-4-B notes on the Closing Date, and that notional amount will decrease by the amount of any principal payments made on the Class A-4-B notes.

The notional amount under each interest rate swap will at all times be equal to the Note Balance of the Class A-4-B notes.

In general, under each interest rate swap transaction on the Business Day prior to each payment date, the issuing entity will be obligated to pay the swap counterparty out of Available Collections a fixed rate payment based on a per annum fixed rate multiplied by the notional amount of the related interest rate swap transaction, and the swap counterparty will be obligated to pay a per annum floating interest rate payment based on a floating rate multiplied by the notional amount of the related interest rate swap transaction. Payments (other than Swap Termination Payments) on each interest rate swap transaction will be exchanged on a net basis. Any “net swap payment” owed by the issuing entity to the swap counterparty on the interest rate swap transaction ranks higher in priority than all payments on the notes.

The interest rate swap agreement may be terminated upon an event of default or other termination event specified in the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or a termination event under the interest swap agreement, a Swap Termination Payment may be due to the swap counterparty by the issuing entity out of Available Collections. Upon such termination, the interest rate swap agreement will be replaced with a replacement interest rate swap agreement as described below under “Description of the Notes—Interest Rate Swap Agreement.”

The issuing entity’s obligation to pay any net swap payment and any other amounts due under the interest rate swap agreement is secured under the indenture by the issuing entity assets.

The issuing entity’s obligation to pay any net swap payment and any other amounts due under the interest rate swap agreement is secured under the indenture by the issuing entity assets. For a more detailed description of the interest rate swap agreement and the swap counterparty, see “Risk Factors—You may experience delays or reductions in payments on the notes as a result of risks related to the swap counterparty and the interest rate swap agreement,” “Description of the Notes—Interest Rate Swap Agreement” and “The Swap Counterparty” in this prospectus supplement.]

[FDIC Rule and Risk Retention

The transaction contemplated by this prospectus supplement is intended to comply with the FDIC Rule. For more information, see “Risk Factors—FDIC receivership or conservatorship of Bank of America could result in delays in payments or losses on your notes” and “Provisions of the Indenture—FDIC Rule Covenant” and “Material Legal Aspects of the Receivables—FDIC Rule” in the related prospectus.

One of the requirements of the FDIC Rule is that the sponsor must retain an economic interest in not less than five percent of the credit risk of the securitized assets. The sponsor intends to satisfy this risk retention requirement by selecting a representative sample of the securitized receivables equal to not less than 5.0% of the principal amount of the receivables at the time the receivables are sold to the issuing entity. Those assets will not provide credit enhancement for the notes but their retention will provide the sponsor with similar exposure as the issuing entity to the underwriting standards that were used to originate the receivables pool.]

Tax Status

On the Closing Date, [Mayer Brown LLP], special federal tax counsel to the depositor, will deliver its opinion to the effect that, for United States federal income tax purposes, (i) the notes will be treated as indebtedness, and (ii) the issuing entity will be classified [as a fixed investment trust that is treated as a grantor trust under the Code, and] not as an association (or publicly traded partnership) taxable as a corporation.

Each noteholder, by acceptance of a note, will agree to treat the note as indebtedness for United States federal, state and local income and franchise tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

Certain ERISA Considerations

Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the notes may be purchased by or on behalf of, or with assets of, certain employee benefit plans or other retirement accounts. An employee benefit plan, any other retirement plan, or any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

[Legal Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements and clarifications relating to a portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.]

Ratings

The depositor expects that the notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the notes (the “Hired Agencies”).

Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a credit rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is potentially lower than) the ratings provided by the Hired Agencies. A rating is based on each credit rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one credit rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other credit rating agency. See “Risk Factors—The ratings of the notes may be withdrawn or lowered or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus supplement.

RISK FACTORS

The risk factors discussed below and under the heading “Risk Factors” in the accompanying prospectus describe the material risks of an investment in the notes and should be carefully considered by all potential investors. The notes are complex financial instruments, so you should not purchase any notes unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in asset-backed securities. You should not purchase any notes unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such notes.

The geographic concentration of the

obligors in the receivables pool and

varying economic circumstances may

increase the risk of losses or reduce

the return on your notes	The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction can be made and no assurance can be given as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables. See “—Your yield to maturity may be reduced by prepayments or slower than expected prepayments.” As of the cut-off date, based on the billing addresses of the obligors, [ ]%, [ ]%, [ ]%, [ ]% and [ ]%, of the principal balance of the receivables were located in [ ], [ ], [ ], [ ] and [ ], respectively. No other state accounts for more than [ ]% of the principal balance of the receivables as of the cut-off date. Economic factors like unemployment, interest rates, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the receivables, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Additionally, during periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

[The continuing economic downturn may adversely affect the performance of the receivables, which could result in losses on your notes

The United States has experienced a period of economic slowdown that may adversely affect the performance of the receivables. High unemployment and a general reduction in availability of credit has led and in the future may lead to increased delinquencies and defaults by obligors, as well as decreased consumer demand for automobiles and reduced used vehicle prices, which could increase the amount of a loss in the event of a default by an obligor. If the economic downturn worsens, or continues for a prolonged period of time, delinquencies and losses on the receivables could continue to increase, which could result in losses on your notes.

See “Origination and Servicing of the Receivables—Delinquencies and Net Losses of Bank of America’s Total Managed Portfolio of Receivables,” “Static Pool Information—Static Pool Cumulative Net Losses on Bank of America’s Total Indirectly and Directly-Originated Managed Portfolio” and “Static Pool Information Regarding Certain Securitized Receivables Pools” in this prospectus supplement for delinquency and loss information regarding certain automobile loans directly and indirectly originated and serviced by Bank of America.]

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables

Information regarding credit scores for the obligors obtained at the time of acquisition from the originating dealer of their contract (or, with respect to direct originated receivables, at the time of application for credit by the obligor) is presented in “The Receivables Pool” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the actual performance of any motor vehicle receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “Origination and Servicing of the Receivables” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to Bank of America’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus supplement with respect to Bank of America’s managed portfolio.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the related receivables [or the amount advanced could exceed the purchase price of such vehicles], which may result in losses

There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal amount of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. [In addition, the amount advanced by the originator may exceed the purchase price of the vehicle to include items customarily financed as part of retail automobile installment sale contracts or promissory notes, such as taxes, title and license fees.] As a result, it is highly likely that the principal amount of certain receivables will exceed the value of the related financed vehicle during the early years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle is less likely to pay the full amount of interest and principal owed on the related receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above. Furthermore, specific makes, models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions including, but not limited to, the discontinuation of a brand by a manufacturer or the termination of dealer franchises by a manufacturer.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency and net loss figures, shown in the tables appearing under “The Receivables Pool” in this prospectus supplement, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

[You may suffer losses due to receivables with low annual percentage rates

The receivables pool includes receivables which may have annual percentage rates that are less than the interest rates on certain classes of the notes. Interest paid on the receivables with annual percentage rates higher than the interest rate on the notes and overcollateralization compensate for the receivables with relatively lower annual percentage rates. Excessive prepayments on the receivables with relatively higher annual percentage rates may adversely impact your notes by reducing such interest payments available.]

You must rely for repayment only upon the issuing entity’s assets and available credit enhancement, which may not be sufficient to make full payments on your notes

The depositor does not have, nor is it expected to have, any significant assets (although the depositor may hold residual interests in, and subordinated debt of, various issuing trusts from time to time). There will be no recourse to the depositor or any of its affiliates or any other person for any default on the notes or any failure of the issuing entity to make payments of principal and interest on the notes. Consequently, you must rely solely upon the assets of the issuing entity for the payment of principal of and interest on your notes.

Although we intend the credit enhancement for the notes to reduce the risk of delinquent payments or losses to you, the amount of credit enhancement [(including the amount required to be on deposit in the Reserve Account)] will be limited, as set forth in this prospectus supplement. [If the amounts in the Reserve Account are depleted as amounts are paid out to cover shortfalls in available funds, the issuing entity will, in turn, be required to depend to a greater extent on collections on the receivables to make payments on the notes.] [Although overcollateralization is expected to increase to the targeted overcollateralization amount as excess interest is used to pay principal of the notes in an amount greater than the decrease in the pool balance from the amortization of the receivables, there can be no assurance that the targeted overcollateralization amount will be reached or maintained, and other credit enhancement available may decline and could be depleted prior to the payment in full of the notes, and therefore losses on the receivables could result in losses to your notes.]

[You may be bound by decisions made by other noteholders

As described in this prospectus supplement, the holders of the majority of the outstanding Note Balance of the Controlling Class will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes following an event of a default under the indenture and certain other matters. For example, upon the occurrence of an event of default relating to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the holders of 66 2/3% of the outstanding Note Balance of the Controlling Class may consent to the sale of the receivables even if the proceeds from such a sale would not be sufficient to pay in full the principal of and accrued interest on all outstanding classes of notes. See “The Transaction Documents and the Indenture—Rights Upon Event of Default” in this prospectus supplement. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.]

Your share of possible losses may not be proportional

Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity date may absorb more losses than a class of notes with an earlier maturity date. See “Description of the Notes—Payments of Principal” in this prospectus supplement.

Risk of loss or delay in payment may result from delays in the transfer of servicing responsibilities or regulatory action due to the servicing fee structure

Upon the occurrence of a servicer termination event, the indenture trustee may or, at the direction of holders of notes evidencing not less than a majority of the outstanding note balance of notes of the Controlling Class will, terminate the servicer. In addition, the holders of notes evidencing not less than a majority of the outstanding Note Balance of notes of the Controlling Class have the ability to waive any servicer termination event.

In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in payments on the notes. Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy or similar proceeding.

Because the servicing fee is structured as a percentage of the aggregate principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer, if servicing responsibilities are required to be transferred at a time when much of the aggregate principal balance of the receivables has been repaid. Due to the reduction in servicing fee as described above, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

In 2002, the OCC issued a temporary cease and desist order against a national banking association (unrelated to Bank of America) in connection with a securitization of its consumer credit card receivables because the Comptroller of the Currency asserted that, among other things, the servicing fee paid to the national banking association was inadequate. If Bank of America were in economic or regulatory difficulty, an appropriate bank regulatory agency might order Bank of

America to amend or rescind the servicing agreement under which it services the receivables or take other actions including, if servicing fees payable under that servicing agreement did not fully compensate Bank of America for its actual servicing costs, an order to amend or rescind or to withhold amounts equal to its actual servicing costs. If an appropriate banking agency did order Bank of America to rescind or amend the servicing agreement, payments to you could be delayed or reduced.

Adverse events with respect to the servicer or its affiliates could affect the timing of payments on your notes or have other adverse on your notes

Adverse events with respect to the servicer or any of its affiliates (including, among other things, any interruptions or loss in information processing capabilities) could result in servicing disruptions or reduce the market value of your notes. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables, which in turn could result in increased delinquencies and losses on the receivables and a reduction in the market value of your notes. See “—Risk of loss or delay in payment may result from delays in the transfer of servicing responsibilities or regulatory action due to the servicing fee structure.” in this prospectus supplement.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the administrator, the First Tier Purchaser, the Second Tier Purchaser, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act itself became effective on July 22, 2010, many of its provisions had delayed implementation dates, some provisions have not yet been implemented and many of its provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•     creates a framework for the liquidation of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

• creates a new framework for the regulation of over-the-counter derivatives activities;

• expands the regulatory oversight of securities and capital markets activities by the SEC; and

•     created the Consumer Financial Protection Bureau, a new agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act also increases the regulation of the securitization markets. For example, it gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to banks such as Bank of America. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies over the next couple of years. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the First Tier Purchaser, the Second Tier Purchaser, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to Bank of America Corporation, the parent of Bank of America, or its nonbank affiliates, the issuing entity, the First Tier Purchaser, the Second Tier Purchaser or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework” in the accompanying prospectus. Therefore, application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

[Commingling of assets by the servicer could reduce or delay payments on the notes

The servicer will be required to deposit all Collections on the receivables into the Collection Account within two business days of receipt of the payments by the servicer. See “The Transaction Documents and the Indenture—Accounts” in this prospectus supplement.

However, pending deposit into the Collection Account, Collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable or failed to remit the funds, you might incur a loss on your investment in the notes.]

FDIC receivership or conservatorship of Bank of America could result in delays in payments or losses on your notes

[Bank of America is a national banking association and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”). If Bank of America were to become insolvent, were to violate applicable regulations, or if other similar circumstances were to occur, the FDIC could be appointed receiver or conservator of Bank of America. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the repudiation and automatic stay powers described under “Material Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in the accompanying prospectus. To limit the FDIC’s potential use of any of these powers, Bank of America has structured this transaction to take advantage of a special regulatory safe harbor that the FDIC has created, entitled “Treatment of financial assets transferred in connection with a securitization or participation.” This FDIC regulatory safe harbor, which we refer to as the “FDIC Rule,” contains four separate safe harbors for transactions; in this prospectus supplement and the accompanying prospectus, we describe the safe harbor applicable to securitizations that do not qualify for sale accounting treatment. If the depositor were to sell all or nearly all of the certificates, then the sponsor would record the transfer of receivables as a sale under generally accepted accounting principles at the time of such sale. Consequently, we also describe the safe harbor applicable to securitizations that qualify for sale accounting treatment in the accompanying prospectus. See “Material Legal Aspects of the Receivables—FDIC Rule” in the prospectus. The FDIC Rule provides a greater degree of protection to noteholders in securitizations that qualify for sale accounting treatment. The FDIC Rule limits the rights of the FDIC, as conservator or receiver, to delay or prevent payments to noteholders in securitization transactions. For a description of the FDIC Rule’s requirements and effects, including the uncertainty regarding its application and interpretation, see “Material Legal Aspects of the Receivables—FDIC Rule” in the prospectus.]

If the FDIC were to successfully assert that this transaction does not comply with the FDIC Rule and that the transfer of receivables under the first purchase agreement was not a legal true sale, then Banc of America Securitization Holding Corporation would be treated as having made a loan to Bank of America, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages,” as discussed under “Material Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in the accompanying prospectus.

If the FDIC were appointed as conservator or receiver for Bank of America, the FDIC could:

• require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

• request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Bank of America; or

• repudiate without compensation Bank of America’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

• argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

If the FDIC, as conservator or receiver for Bank of America, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced. See “Material Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in the accompanying prospectus.

Additionally, Bank of America’s accounting treatment of the transfer of receivables may also affect whether the issuing entity would be a covered subsidiary of Bank of America Corporation under the Orderly Liquidation Authority created pursuant to the Dodd-Frank Act and thus potentially subject to an FDIC receivership under that statute in addition to potentially being a debtor in a case under the Bankruptcy Code. See “—Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the administrator, the First Tier Purchaser, the Second Tier Purchaser, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes” and “Material Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in the accompanying prospectus.

Insolvency of the First Tier Purchaser, the Second Tier Purchaser or the depositor could delay or limit payments to you

Following a bankruptcy or insolvency of the First Tier Purchaser, the Second Tier Purchaser or the depositor, a court could conclude that the receivables are owned by the First Tier Purchaser, the Second Tier Purchaser or the depositor, respectively, instead of the issuing entity. This conclusion could be because the court found that any transfer of the receivables was not a true sale or because the court found that the First Tier Purchaser, the Second Tier Purchaser, the depositor or the issuing entity should be treated as the same entity as the First Tier Purchaser, the Second Tier Purchaser or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•     the automatic stay, which prevents a secured creditor from exercising remedies against a debt or in a bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•     tax or government liens on the First Tier Purchaser’s, the Second Tier Purchaser’s or the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the securities; or

•     the fact that the issuing entity and the indenture trustee may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

Extensions and deferrals of payments on receivables could increase the average life of the notes

In some circumstances, the servicer may permit an extension or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time solicit or offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the notes. The weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables. However, the servicer must purchase a receivable from the issuing entity if any modification or extension extends the term of that receivable beyond the latest final scheduled payment date for the latest maturing class of notes.

Your yield to maturity may be reduced by prepayments or slower than expected prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•     The rate of return of principal is uncertain. The amount of payments of principal of your notes and the time when you receive those payments depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the receivables. For example, the servicer may engage in marketing practices or promotions, including refinancing, which may indirectly result in faster than expected payments on the receivables.

•     You may be unable to reinvest payments in comparable investments. Asset-backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the related receivables and produce a slower return of principal if market interest rates rise above the interest rates on the related receivables. As a result, you are likely to receive a greater amount of money on your notes to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive a lesser amount of money on your notes when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of payments on your notes will prevent you from attaining your desired yield.

•     An early redemption of the notes will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call,” the issuing entity will redeem all notes then outstanding and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Following payment to you of the remaining principal amount of your notes, plus accrued interest, your notes will no longer be outstanding and you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the early redemption had not been exercised. See “The Transaction Documents and the Indenture—Early Redemption” in this prospectus supplement.

The ratings of the notes may be withdrawn or lowered or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes

Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable credit rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A credit rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a credit rating agency that is not a Hired Agency. A credit rating agency (including the Hired Agencies) could lower the ratings of any notes following the initial issuance of the notes as a result of, among other things, losses on the related receivables in excess of the levels contemplated by a credit rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any credit rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

It is possible that credit rating agencies other than the Hired Agencies may provide an unsolicited rating that differs from (and are potentially lower than) the rating provided by the Hired Agencies. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued. If any credit rating agency other than the Hired Agencies provides an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.

Potential credit rating agency conflict of interest and regulatory scrutiny could adversely affect the liquidity or market price of the notes

It may be perceived that the Hired Agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the Hired Agencies for their rating services. Furthermore, credit rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may have an adverse effect on the liquidity or the market value of your notes.

Recent legal and regulatory provisions affecting investors could adversely affect the liquidity of your notes

Other than as expressly stated in this prospectus supplement, there can be no assurance regarding the ability of particular investors to purchase the notes under current or future applicable legal investment or other restrictions or as to the consequences of an investment in the notes for such purposes or under such restrictions. Certain regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire the notes, which in turn may adversely affect the ability of investors in the notes who are not subject to those provisions to resell their notes in the secondary market or on the price realized for the notes.

Accordingly, all investors whose investment activities are subject to local investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the notes will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the liquidity of the notes

Some or all of one or more classes of notes may be retained by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

The absence of a secondary market and a lack of liquidity in the secondary market could limit your ability to resell your notes

There will be no market for the notes prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment, that it will enable you to realize your desired yield, or that the market will continue for the life of the notes. The underwriters presently expect to make a secondary market in the notes, but have no obligation to do so. Absent a secondary market for the notes, you may experience a delay if you choose to sell your notes or the price you receive for your notes may be less than you would receive for a comparable liquid security. The market values of the notes are likely to fluctuate. Fluctuations may be significant and could result in significant losses to your notes. Over the past several years, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities. While conditions in many financial markets and secondary markets have recently improved, there can be no assurance that future events will not occur that could have a similar adverse effect on the liquidity of the secondary market. If the lack of liquidity in the secondary market reoccurs, it could adversely affect your ability to resell your notes and the price that a subsequent purchaser would be willing to pay for your notes.

The notes may not be a suitable investment for you

The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments and the notes should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the resources and expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors. This may be the case because, among other things, a secondary market for the notes may not develop or provide holders with liquidity of investment.

[You may experience reduced returns on your notes resulting from distribution of amounts in the Pre- Funding Account]

[On one or more occasions following the Closing Date, the issuing entity may purchase receivables from the depositor, which, in turn, will acquire these receivables from the Second Tier Purchaser, with funds on deposit in the Pre-Funding Account.

You will receive as a prepayment of principal any amounts remaining in the Pre-Funding Account (excluding investment earnings) that have not been used to purchase receivables by the end of the Funding Period. See “The Transaction Documents and the Indenture—Accounts,” in this prospectus supplement, this prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the depositor to obtain receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.]

[Lack of availability of additional receivables during the Revolving Period could shorten the average life of your notes]

[During the Revolving Period, the issuing entity will not make payments of principal on the notes [or the certificates]. Instead, the issuing entity will purchase additional receivables from the depositor. The purchase of additional receivables by the issuing entity will lengthen the average life of the notes compared to a transaction without a Revolving Period. However, an unexpectedly high rate of collections on the receivables during the Revolving Period, a significant decline in the number of receivables available for purchase or the inability of the depositor to acquire new receivables could affect the ability of the issuing entity to purchase additional receivables. If the issuing entity is unable to reinvest Available Collections by the end of the Revolving Period, then the average life of the notes may be less than anticipated.

A variety of unpredictable economic, social and other factors may influence the availability of additional receivables. You will bear all reinvestment risk resulting from a longer or shorter than anticipated average life of the notes.]

[Receivables that have obligors with below prime credit histories are more likely to incur higher default rates]

[A small percentage] [Approximately half] [Substantially all] [All] of the receivables are the obligations of obligors with below prime credit histories and involve obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels or the inability to provide adequate down payments. While the [originator’s] underwriting guidelines are designed to establish that, notwithstanding such factors, the obligor is a reasonable credit risk, the default rate for such obligors may be higher than for more traditional motor vehicle financiers. In the event of such defaults, generally the most practical alternative is repossession of the financed vehicle. As a result, some losses on the receivables may be anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full. See “Material Legal Aspects of the Receivables” in the accompanying prospectus.]

[Certain features of the receivables pool may increase the risk of losses	There are a number of features of the receivables in the pool that create additional risk of loss, including the following: [describe features].]

[Characteristics of the pool of receivables may change due to [pre-funding][revolving], which may increase the risk of losses]

[There will be no requirement that the characteristics of the receivables transferred to the issuing entity during the [Funding Period] [or the Revolving Period] share the exact characteristics of the initial pool of receivables, except that each additional receivable meet certain eligibility criteria as described in “The Transaction Documents—Sale and Assignment of Primary Assets” in the accompanying prospectus and “The Receivables Pool” in this prospectus supplement. Additional receivables may be originated at a later date using credit criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the issuing entity, the characteristics of the entire receivables pool, including the composition of the receivables and the geographic distribution, may vary from those of the initial receivables. Since the weighted average life of the notes will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the notes. However, the issuing entity will not purchase any receivables that have a remaining term in excess of [ ] months or any receivables that would cause the weighted average original term of the receivables in the trust to be greater than [ ] months. These requirements are intended to minimize the effect of the addition of subsequent receivables on the weighted average life of the notes. If you purchase a note, you must not assume that the characteristics of the receivables sold to the issuing entity on the Closing Date will be identical to the characteristics of the receivables sold into the pool at a later date during the [Funding Period] [or the Revolving Period]. Any changes to the characteristics of the pool of receivables may increase your risk of loss.]

[Because the Class B notes are subordinated to the Class A notes, payments on that class are more sensitive to losses on the receivables

The Class B notes are subordinated to the Class A notes, and any notes having a later final scheduled payment date are more likely to suffer the consequences of delinquent payments and defaults on the receivables than the classes of notes having an earlier final scheduled payment date. See “—Your share of possible losses may not be proportional” above.

If the notes are accelerated following an event of default under the indenture (other than as a result of the issuing entity’s breach of a representation, warranty or covenant), interest on the Class A notes will be paid ratably and principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of the Class A-2 notes[, and] the Class A-3 notes[, the Class A-4-A notes and the Class A-4-B notes] will receive principal payments ratably. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to the Class B noteholders. Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following an acceleration of the notes, delays in payments or losses will be suffered by the most junior outstanding class or classes of notes even as payment is made in full to more senior classes of notes.]

[You may experience delays or reductions in payments on the notes as a result of risks related to the swap counterparty and the interest rate swap agreement

The issuing entity will enter into an interest rate swap transaction under an interest rate swap agreement with respect to the Class A-4-B notes because the Receivables owned by the issuing entity bear interest at fixed rates while the Class A-4-B notes will bear interest at a floating rate. The issuing entity may use payments made by the swap counterparty to make interest and other payments on each payment date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay a net swap receipt, and collections on the receivables are insufficient to make payments of interest on the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuing entity under the interest rate swap agreement, the issuing entity will be obligated to make a net swap payment to the swap counterparty. The issuing entity’s obligation to pay a net swap payment to the swap counterparty is secured by the issuing entity assets.

An event of default under the indenture may result in payments on your notes being accelerated. The swap counterparty’s claim for a net swap payment will be higher in priority than all payments on the notes, and the swap counterparty’s claim for any due and unpaid Senior Swap Termination Payment will be equal in priority to payments of interest on the Class A notes and higher in priority than payments of interest on the Class B notes and all payments of principal on the notes. If a net swap payment is due to the swap counterparty on a payment date and there are insufficient Available Collections to make payments of interest and principal on the notes, you may experience delays and/or reductions in the interest and principal payments on your notes.]

[Because the allocation of the Class A-4 Notes may not be known until the day of pricing, the extent of exposure to swap counterparty risk or liquidity risk is unknown until the final allocation

The allocation of the initial Note Balance between the Class A-4-A notes and the Class A-4-B notes may not be known until the day of pricing. Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes.

As the initial Note Balance of any of the floating rate Class A-4-B notes is increased, there will be a greater amount of floating rate securities issued by the issuing entity, and therefore the issuing entity will have a greater aggregate reliance upon and exposure to the swap counterparty, and noteholders will bear additional risks associated with interest rate swap transactions as more fully described in this prospectus supplement “—You may experience delays or reductions in payments on the notes as a result of notes related to the swap counterparty and the interest rate swap agreement.”

Because the aggregate amount of the Class A-4 notes is fixed as set forth on the cover of this prospectus supplement, the aggregate division of the Class A-4 Note Balance between the Class A-4-A notes and the Class A-4-B notes may result in one or more of such classes being issued in only a very small principal amount, which may reduce the liquidity of such class of notes. See “—The absence of a secondary market could limit your ability to resell your notes.”]

[Describe any additional risk factors applicable to a particular offering, including risks relating to credit enhancement	[•]]

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to purchase the receivables from the Second Tier Purchaser[, to deposit the Pre-Funded Amount, if any, into the Pre-Funding Account] [and to make the initial deposit into the Reserve Account].

The Second Tier Purchaser will purchase the receivables from the First Tier Purchaser, which will purchase the receivables from Bank of America and Bank of America or its affiliates may use all or a portion of the net proceeds of the offering of the notes for general purposes. [If net proceeds of the offering will be used to pay debt, disclose what debt may be paid by the offering proceeds.]

[If any proceeds are used to pay for the selection of the receivables, or if expenses related to the selection or acquisition of the receivables are payable to any servicer under Item 1108(a)(2), describe such here.]

THE ISSUING ENTITY

Limited Purpose and Limited Assets

[Bank of America Auto Trust [•] is a statutory trust formed by the depositor on [•][•], [•] under the laws of the State of Delaware] [[•] Auto Receivables [•]-[•], LLC is a limited liability company (an “LLC”) formed by the depositor under the laws of the State of Delaware pursuant to a Limited Liability Company Agreement (the “Limited Liability Company Agreement”)] for the purpose of owning the receivables and issuing the notes [and the certificates]. [The issuing entity will be operated pursuant to an amended and restated trust agreement (the “Trust Agreement”).] [The issuing entity will have no officers or directors.] This section, along with the description of the [Trust Agreement] [Limited Liability Company Agreement] under [”Description of the Certificates” in this prospectus supplement and] “The Issuing Entities,” “The Transaction Documents” and “Principal Documents” in the accompanying prospectus summarizes the material provisions of the [Trust Agreement] [Limited Liability Company Agreement]. We will file a copy of the [Trust Agreement] [Limited Liability Agreement] with the SEC concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. This is not a complete description of the [Trust Agreement] [Limited Liability Agreement]. As a result, the description of the [Trust Agreement] [Limited Liability Agreement] is subject to all of the provisions of such agreement. The issuing entity will have [no officers or directors and] no continuing duties other than to hold the assets underlying the notes [and the certificates] and to issue the notes [and the certificates].

Under [the Trust Agreement] [the Limited Liability Company Agreement], the issuing entity will engage in only the following activities:

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	pledging receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transaction documents;

•	issuing notes [and the certificates];

•	making payments on the notes and to the Certificate Distribution Account;

•	making or causing to be made deposits to and withdrawals from the Collection Account, the Principal Distribution Account[, the Pre-Funding Account] [and the Reserve Account] and the Certificate Distribution Account;

•	paying the organizational, start-up and transactional expenses of the issuing entity to the extent not paid by the depositor; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities.

The issuing entity’s principal offices are in [•] [in care of [•], as owner trustee, at the address listed in “The Trustees—The Owner Trustee” below]. The fiscal year for the issuing entity will end on [December 31st] of each year.

[On the Closing Date, the depositor will own the certificates representing the entire beneficial interest in the issuing entity.]

Capitalization of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the Closing Date:

Receivables	$	[•]
[Pre-Funding Account]	$	[•]
[Reserve Account]	$	[•]

The following table illustrates the expected liabilities of the issuing entity as of the Closing Date:

Class A-1 notes	$	[•]
Class A-2 notes	$	[•]
Class A-3 notes	$	[•]
[Class A-4-A notes]	$	[•]
[Class A-4-B notes]	$	[•]
[Class B notes]	$	[•]
[Asset-Backed Certificates]	$	[•]

Total	$	[•]

Overcollateralization is the amount by which the Pool Balance exceeds the principal amount of the notes. The initial amount of overcollateralization will be $[•], or approximately [•]% of the total capitalization of the issuing entity.

The Issuing Entity Assets

The notes will be collateralized by the issuing entity assets. Each note represents an obligation of the issuing entity. The issuing entity assets will include the receivables pool sold, contributed and assigned by the depositor to the issuing entity on the Closing Date. The servicer will service the receivables. The sponsor selected the receivables for the receivables pool based on the satisfaction of several criteria, including the criteria listed under “The Receivables Pool” below.

The issuing entity assets will consist of all the right, title and interest of the issuing entity in, to and under:

•	the receivables and all monies received thereon, after the cut-off date;

•	the security interests in the financed vehicles granted by obligors pursuant to the receivables and, to the extent permitted by law, any accessions thereto;

•	proceeds from claims on any physical damage, credit life, credit disability, warranties, debt cancellation agreements or other insurance policies covering financed vehicles or obligors;

•	proceeds from recourse against dealers on the receivables acquired from dealers;

•	the receivable files (which includes the contracts and other documents relating to the receivables);

•	the transfer agreements;

•	funds on deposit in the Principal Distribution Account[, the Reserve Account][, the Pre-Funding Account] and the Collection Account and any other account or accounts (other than the Certificate Distribution Account) established pursuant to the indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein); and

•	all proceeds of the foregoing.

THE TRUSTEES

[The Owner Trustee

[[•] is the “owner trustee” of the issuing entity under the trust agreement. [•] is a [•] and its principal offices are located at [•].]

The owner trustee’s liability in connection with the issuance and sale of the notes [and certificates] is limited solely to the express obligations of the owner trustee set forth in the trust agreement. [•] is not affiliated with Bank of America, the First Tier Purchaser, the Second Tier Purchaser or any of their affiliates. Bank of America, the First Tier Purchaser, the Second Tier Purchaser and their affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The servicer will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transfer agreements, the trust agreement and the administration agreement. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Collections as described in “The Transaction Documents and the Indenture—Priority of Payments” in this prospectus supplement.

[[•] has served and currently is serving as owner trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.]

[[•] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [•] does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.] [To the extent material, describe the prior experience of the owner trustee including similar effects and describe any material legal or governmental proceedings against the owner trustee.]

Pursuant to the trust agreement between the owner trustee and the depositor, the owner trustee has agreed to perform certain specified administrative duties as it otherwise would be the duty of the issuing entity to perform pursuant to the indenture. In addition, the owner trustee shall follow the written directions of the certificateholder concerning the management of the issuing entity. The owner trustee will not be obligated and will not have the authority to follow any such direction from the certificateholder that is contrary to the obligations of the issuing entity or the owner trustee under the transaction agreements.

As compensation for its services the owner trustee will receive such fees as have been separately agreed upon between the servicer and the owner trustee, and the owner trustee will be reimbursed for its other reasonable expenses, in the priority set forth in “The Transaction Documents and the Indenture—Priority of Payments” in this prospectus supplement. The owner trustee may at any time resign and be discharged from its obligations as owner trustee by giving written notice thereof to the depositor, the servicer, the administrator, the indenture trustee and the certificateholder. Upon receiving such notice of resignation, the depositor must promptly appoint a successor owner trustee. If no successor owner trustee is appointed within 30 days after the giving of such resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee, provided, however, that the right to appoint or to petition for the appointment of any such successor will not relieve the resigning owner trustee from any obligations otherwise imposed on it under the transaction documents until the successor has in fact assumed such appointment. If at any time the owner trustee ceases to be eligible to serve as owner trustee or if at any time the owner trustee is legally unable to act, or is adjudged bankrupt or insolvent, then the depositor may remove the owner trustee. If the owner trustee ceases to be eligible, the expenses of removal or replacement of the owner trustee shall be paid by the depositor. If the owner trustee is otherwise removed or replaced, the outstanding fees and expenses of the outgoing owner trustee shall be paid as described in the first sentence of this paragraph.]

The Indenture Trustee

[[•], a [•] will act as indenture trustee, paying agent and registrar.

[•] shall make each monthly statement available to the noteholders via its internet website at [•]. Noteholders with questions may direct them to [•]’s bondholder services group at [•].

As of [            ], [•] (and its affiliate [•]) was acting as indenture trustee, paying agent and registrar on [            ] issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $[            ].]

The indenture trustee’s material duties and responsibilities regarding the notes are as set forth in the indenture. See “Provisions of the Indenture” in the accompanying prospectus for a description of the indenture and the various duties of the indenture trustee under the indenture. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture.

The indenture trustee will have no liability for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the indenture trustee’s conduct constitutes willful misconduct, gross negligence or bad faith. Before acting or refraining from acting, the indenture trustee may require an opinion of counsel or an officer’s certificate from the applicable entity, and shall not be liable for any action or omission it takes in good faith reliance on such opinion of counsel or officer’s certificate.

The indenture trustee is entitled to indemnification from the servicer from any and all losses, liabilities or expenses incurred without willful misconduct, gross negligence or bad faith, including the costs of defending itself against any claim in connection with the performance of its duties or powers under the indenture. To the extent not otherwise paid by the servicer, such indemnification amounts as the indenture trustee shall be entitled to are payable in the priority set forth in “The Transaction Documents and the Indenture—Priority of Payments” in this prospectus supplement.

The indenture trustee may resign from its duties under the indenture at any time by notifying the issuing entity, the depositor, the servicer and each rating agency. The holders of a majority of the outstanding Note Balance may remove the indenture trustee without cause by notifying the indenture trustee and the issuing entity. The issuing entity shall remove the indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. No resignation or removal of the indenture trustee and appointment of a successor trustee will become effective until the acceptance of the appointment by the successor indenture trustee and payment of all fees and expenses owed to the outgoing indenture trustee. To the extent not otherwise paid by the servicer, the fees and expenses owing to the outgoing indenture trustee shall be paid in the priority set forth in “The Transaction Documents and the Indenture—Priority of Payments” in this prospectus supplement.

For a description of the roles and responsibilities of the indenture trustee, see “The Transaction Documents and the Indenture—Roles and Responsibilities of the Trustees and the Administrator—The Indenture Trustee” in this prospectus supplement.

[Using information set forth in the transaction documents, the indenture trustee will develop the cashflow model for the issuing entity. Based on the monthly loan information provided by the servicer, the indenture trustee will calculate the amount of principal and interest to be paid to each class of notes on each payment date. In accordance with the cashflow model and based on the monthly loan information provided by the servicer, the indenture trustee will perform distribution calculations, remit payments on the payment date to noteholders as required under the indenture and prepare a monthly statement to noteholders detailing the payments received and the activity on the receivables during the Collection Period. In performing these obligations, the indenture trustee will be able to conclusively rely on the information provided to it by the servicer, and the indenture trustee will not be required to recompute, recalculate or verify the information provided to it by the servicer.]

[THE ORIGINATOR]

[Bank of America is the originator. Bank of America is engaged in the business of originating motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light-duty trucks and other similar vehicles (each, a “receivable”). Bank of America and its predecessors have been originating auto loans for more than [25] years. As of [•] [•], [•], [Bank of America] had originated [describe the size and composition of originator’s origination portfolio.]

[To the extent Bank of America is not the sole originator, insert information required pursuant to Item 1110(a) of Regulation AB with respect to each originator or group of affiliated originators that originated 10% or more of the pool assets and information required pursuant to Item 1110(b) of regulation AB with respect to each originator or group of affiliated originators that originated 20% or more of the pool assets.]

For more information regarding Bank of America generally, see “The Sponsor, the Servicer, the Originator and the Administrator”, and for more information regarding Bank of America as originator, see “Origination and Servicing of the Receivables”.]

THE SPONSOR, THE SERVICER AND THE ADMINISTRATOR

Bank of America is a national banking association organized under the laws of the United States, with its principal executive offices in Charlotte, North Carolina. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation (“Bank of America Corporation” or the “Corporation”) and is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of [            ], Bank of America had consolidated assets of $[            ], consolidated deposits of $[            ] and stockholder’s equity of $[            ] based on regulatory accounting principles. No securitizations secured by motor vehicle receivables sponsored by Bank of America have defaulted or experienced an early amortization triggering event. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, [            ], together with any subsequent periodic and current reports it filed with the SEC pursuant to the Exchange Act.

Bank of America and its affiliates have been active in the securitization market since its inception. Bank of America has sponsored securitization transactions since 1977, and has sponsored [ ] auto loan securitizations since 2008. Bank of America and its affiliates have been involved with the origination and securitization of auto loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans, and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also acquired these assets from time to time from third parties and have sold in the past, and may sell in the future, portfolios of these assets to third parties. Bank of America and its affiliates have also participated in a variety of asset-backed commercial paper programs and other structured finance transactions. Bank of America and its affiliates have served as sponsors, issuers, dealers, trustees, servicers and other roles in a wide array of securitization transactions.

The depositor’s securitization program has been structured by Bank of America, and principally will be used by Bank of America to finance motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light-duty trucks and other similar vehicles originated by Bank of America or its affiliates or acquired by Bank of America from third parties.

Bank of America serves as the sponsor in the depositor’s securitization program, in addition to being an affiliate of the depositor, and will perform certain administrative obligations on behalf of the issuing entity. The sponsor will have limited obligations and rights under the agreements related to a transaction, as described in this prospectus supplement and the accompanying prospectus.

Bank of America’s headquarters and its executive offices are located at 100 N. Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 683-4915.

Bank of America also will act as servicer under the servicing agreement with the issuing entity. Bank of America and its predecessors have been servicing auto loans for more than 25 years. At December 31, 20[ ], Bank of America [and its affiliates] serviced $[ ] of motor vehicle installment loans and retail installment sales contracts. The total principal amount of motor vehicle loans and retail installment sales contracts serviced by Bank of America [or its affiliates] [increased] to $[ ] at December 31, 20[ ] and $[ ] at December 31, 20[ ]. The foregoing information regarding the size of Bank of America’s managed portfolio does not include bulk purchases of motor vehicle installment loans and retail installment sales contracts from other motor vehicle loan origination companies. For additional information regarding Bank of America’s managed portfolio of receivables, see “Origination and Servicing of the Receivables—Delinquencies and Net Losses of Bank of America’s Total Managed Portfolio of Receivables” and “Origination and Servicing of the Receivables—Cumulative Net Losses on Bank of America’s Total Indirectly and Directly-Originated Managed Portfolio.”

The servicer will service the contracts in accordance with the servicing agreement. The servicer will manage, service, administer and make collections on, and make remittances with respect to, the receivables in accordance with its customary servicing practices, subject to the provisions in the servicing agreement, using that degree of skill and attention that the servicer exercises with respect to comparable motor vehicle receivables that it services for itself or others. The servicer’s duties include tracking the balances of outstanding receivables, notifying obligors of the amounts and due dates of their required payments, communicating with obligors regarding their accounts and seeking to collect overdue payments. Subject to any provision in the servicing agreement restricting the servicer or specifying obligations different from the customary servicing practices, the servicer will follow its customary servicing practices and has full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The servicer may at any time perform specific duties as servicer through sub-contractors who are in the business of servicing motor vehicle receivables. No such sub-contracting shall relieve the servicer of its responsibility with respect to such duties. The servicer will have no liability for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the servicer’s conduct constitutes willful misconduct, negligence or bad faith. See “The Transaction Documents and the Indenture” for more information about the servicer.

Bank of America will also act as administrator under the administration agreement. The administrator may at any time resign and be discharged from its obligations as administrator by giving written notice thereof to the issuing entity. Upon receiving such notice of resignation, the issuing entity must promptly appoint a successor administrator. If at any time the administrator (i) fails to deliver or cause to be delivered to the indenture trustee [or the owner trustee] for deposit into the Collection Account any payment required to be so delivered by the administrator under the terms of the administration agreement and such failure shall continue unremedied for a period of ten (10) Business Days after written notice of such failure is received (1) by the administrator from the indenture trustee or the issuing entity or (2) by the issuing entity, the indenture trustee and the administrator from the noteholders evidencing at least a majority of the outstanding Note Balance of the Controlling Class or, if no notes are outstanding, from the Majority Certificateholders, (ii) fails to duly perform or observe in any material respect any of the covenants or agreements, as the case may be, set forth in the administration agreement, which failure materially and adversely affects the rights of the issuing entity, the noteholders or the certificateholders and continues unremedied for ninety (90) days after the date written notice of such failure, requiring the failure to be remedied, is given (1) to the administrator by the indenture trustee or the issuing entity or (2) to the issuing entity, the indenture trustee and the administrator by the noteholders evidencing at least a majority of the outstanding Note Balance of the Controlling Class or, if no notes are outstanding, by the Majority Certificateholders or (iii) is adjudged bankrupt or insolvent, then the issuing entity may remove the administrator.

The administrator is entitled to indemnification from the servicer from any and all losses, liabilities or expenses incurred without gross negligence, willful misconduct or bad faith, including the costs of defending itself against any claim in connection with the performance of its duties or powers under the administration agreement.

Bank of America, and any affiliate of Bank of America, may, in its individual or any other capacity, become the owner or pledgee of notes or certificates with the same rights as it would have if it were not the servicer, the administrator or an affiliate thereof, except as otherwise expressly provided in the transaction documents. Except as set forth in the transaction documents, notes and certificates so owned by or pledged to Bank of America or such Affiliate will have an equal and proportionate benefit, without preference, priority or distinction as among all of the notes and certificates, except as specifically provided for in the transaction documents.

See “The Sponsor,” “The Servicer” and “The Administrator” in the accompanying prospectus for more information about the sponsor, the servicer and the administrator and its securitization programs.

[THE RECEIVABLES SERVICER]

[To the extent Bank of America is not the sole servicer, identify any servicer contemplated by Item 1108(a)(2) and provide the information required by paragraphs (b), (c) and (d) of Item 1108, as applicable, for each servicer contemplated by paragraphs (a)(2)(i), (ii) and (iv) of Item 1108 and each unaffiliated servicer identified in paragraph (a)(2)(iii) of Item 1108 that services 20% or more of the pool assets.]

THE DEPOSITOR

Bank of America Auto Receivables Securitization, LLC is the depositor of the issuing entity. Bank of America Auto Receivables Securitization, LLC, a wholly-owned, special purpose, bankruptcy remote subsidiary of the Second Tier Purchaser, was formed on September 9, 2008 as a limited liability company under the laws of the State of Delaware and has a limited operating history. The depositor was formed to purchase, receive capital contributions of or otherwise acquire from time to time motor vehicle installment loans and/or retail installment sales contracts and related rights and assets; to own, hold, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to the receivables; to issue and sell securities of one or more issuing entities; to act as settlor or depositor of one or more statutory trusts or common law trusts, act as member of one or more limited liability companies or act as general partner or limited partner of one or more limited partnerships formed to issue securities; to acquire, own, hold, transfer, assign, pledge, sell or otherwise deal with any interests in an issuing entity or securities issued by an issuing entity; and to establish any reserve account, spread account or other credit enhancement, as applicable, or any other account for the benefit of any securityholders. The depositor will acquire the retail motor vehicle installment loans and/or retail installment sales contracts from the sponsor and its affiliates, and will transfer them to the issuing entity. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. This is the [            ] securitization transaction in which the depositor has been a party.

The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicles and no administrative obligations with respect to the issuing entity. The depositor will have limited obligations and rights under the transaction documents.

The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets although the depositor may hold residual interests in, and subordinated debt of, various issuing trusts from time to time. Neither the depositor nor any of its affiliates will insure or guarantee the receivables or the notes.

[On the Closing Date, the depositor will own the certificate representing the entire beneficial interest in the issuing entity. Additionally, the depositor or one of its affiliates may initially retain some or all of one or more classes of notes. See “The Depositor” in the accompanying prospectus for more information about the depositor.]

The principal office of the depositor is located at Bank of America Corporate Center, 100 N. Tryon Street, Charlotte, NC 28255, Mail Code: NC1-007-06-82. Its telephone number is (980) 387-6838.

[THE SWAP COUNTERPARTY

[            ] will act as the swap counterparty under each interest rate swap agreement. It is organized as a [            ] under the laws of [            ].

Upon the occurrence of an event of default or termination event specified in an interest rate swap agreement, the related interest rate swap agreement will be replaced with a replacement interest rate swap agreement as described herein under “Description of the Notes—Interest Rate Swap Agreement.” In such case, [            ] would no longer be the swap counterparty.

Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than [        ]%.]

[ENHANCEMENT/CASH FLOW PROVIDER]

The issuing entity has entered into [describe the material terms of the applicable agreement].

[Describe the name, organizational form and general character of the business of the counterparty under any such agreement. Disclose the significance percentage; if 10% or more but less than 20%, disclose financial data required by Item 301 of Regulation S-K (17 CFR 229.301), and if greater than 20%, disclose financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115), and, in either case, describe the operation and material terms of the related agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the agreement.]

[AFFILIATIONS AND CERTAIN RELATIONSHIPS]

The following parties are all affiliates and are all direct and indirect subsidiaries of Bank of America Corporation: the First Tier Purchaser, the Second Tier Purchaser, the depositor, [[            ] as one of the underwriters] and Bank of America, as sponsor, as servicer and as administrator. [Neither] the indenture trustee [nor the owner trustee] is an affiliate of any of the foregoing parties. Additionally, [neither] the indenture trustee [nor the owner trustee] is an affiliate of one another. [describe any other material affiliates]

THE RECEIVABLES POOL

The characteristics set forth in this section are based on the pool of receivables as of the cut-off date, which is [•] [•], [•].

As of the cut-off date, each receivable complied with specified eligibility criteria as described under the transaction documents and set forth below. The depositor will not use any selection procedures in selecting the receivables for the pool that are materially adverse to the noteholders. Less than [ ]% of the receivables (by aggregate cut-off date balance) are evidenced by electronic contracts. See “Material Legal Aspects of the Receivables—Rights in the Receivables” in the accompanying prospectus.

Each of the percentages and averages in the tables below is computed on the basis of the current principal balance of each receivable as of the cut-off date. The “Weighted Average Annual Percentage Rate” in the following table is based on weighting by current principal balance of each receivable as of the cut-off date and the annual percentage rate for each receivable. “Loan-to-Value Ratio” with respect to a receivable means the amount financed divided by the estimated vehicle value, multiplied by 100. For indirect originated receivables, the estimated vehicle value for a new vehicle is the dealer cost of the vehicle. The estimated vehicle value for a used vehicle is a quote received by Bank of America from the dealer based on a market guide, such as the National Automobile Dealers Association, National Auto Research Black Book or Kelley Blue Book, indicating the “wholesale” value of the vehicle and the source from which that value was determined. For direct originated receivables, Bank of America uses National Automobile Dealers Association values-“Invoice” for new vehicles and “Average Trade-in” for used vehicles to obtain the estimated vehicle value. The loan-to-value and FICO® score disclosure herein is determined upon origination of the receivable. “Weighted Average Loan-to-Value Ratio” is based on a weighting

by current principal balance of each receivable as of the cut-off date (provided, that there are [    ] contracts which are excluded from the Weighted Average Loan-to-Value Ratio because the Loan-to-Value Ratio was not available for such receivable). A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. (FICO® is a federally registered servicemark of Fair, Isaac & Company.) “Weighted Average FICO® Score” is based on a weighting by current principal balance of each receivable as of the cut-off date (provided, that there are [    ] contracts which are excluded from Weighted Average FICO® score because the FICO® score was not available). Seasoning refers to the number of months elapsed since origination of a receivable.

The composition, distribution by annual percentage rate, geographic distribution, distribution by FICO® score, distribution by loan-to-value ratio, distribution by original term, distribution by remaining term, distribution by seasoning, distribution by original principal balance, distribution by cut-off date balance, distribution by quarter of origination, distribution by vehicle model year, distribution by vehicle make, distribution by vehicle model and distribution by vehicle type, in each case, as of the cut-off date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables as of the Cut-off Date

	New Financed Vehicles	Used Financed Vehicles	Total
Aggregate Principal Balance	$[•]	$[•]	$[•]
Percentage of Cut-off Date Balance	[•]%	[•]%	[•]%
Number of Receivables	[•]	[•]	[•]
Average Cut-off Date Balance	$[•]	$[•]	$[•]
Range of Cut-off Date Balances	$[•] - $[•]	$[•] - $[•]	$[•] - $[•]
Average Original Receivable Principal Balance	$[•]	$[•]	$[•]
Range of Original Receivable Principal Balances	$[•] - $[•]	$[•] - $[•]	$[•] - $[•]
Weighted Average Loan-to-Value Ratio	[•]%	[•]%	[•]%
Weighted Average APR	[•]%	[•]%	[•]%
Range of APRs	[•]% - [•]%	[•]% - [•]%	[•]% - [•]%
Weighted Average Original Term (months)	[•] months	[•] months	[•] months
Range of Original Terms (months)	[•] months - [•] months	[•] months - [•] months	[•] months - [•] months
Weighted Average Seasoning (months)	[•] months	[•] months	[•] months
Range of Seasoning (months)	[•] months - [•] months	[•] months - [•] months	[•] months - [•] months
Weighted Average Remaining Term (months)	[•] months	[•] months	[•] months
Range of Remaining Terms (months)	[•] months - [•] months	[•] months - [•] months	[•] months - [•] months
Weighted Average FICO® Scores	[•]	[•]	[•]

Distribution by Annual Percentage Rate of the Receivables as of the Cut-off Date

Annual Percentage Rate Range	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut-off Date Balance			Percentage of Cut-off Date Balance		Weighted Average FICO® Score
2.00% - 2.99%	[	]	[	]%	$	[	]	[	]%	[	]
3.00% - 3.99%	[	]	[	]		[	]	[	]	[	]
4.00% - 4.99%	[	]	[	]		[	]	[	]	[	]
5.00% - 5.99%	[	]	[	]		[	]	[	]	[	]
6.00% - 6.99%	[	]	[	]		[	]	[	]	[	]
7.00% - 7.99%	[	]	[	]		[	]	[	]	[	]
8.00% - 8.99%	[	]	[	]		[	]	[	]	[	]
9.00% - 9.99%	[	]	[	]		[	]	[	]	[	]
10.00% - 10.99%	[	]	[	]		[	]	[	]	[	]
11.00% - 11.99%	[	]	[	]		[	]	[	]	[	]
12.00% - 12.99%	[	]	[	]		[	]	[	]	[	]
13.00% - 13.99%	[	]	[	]		[	]	[	]	[	]
14.00% - 14.99%	[	]	[	]		[	]	[	]	[	]
15.00% - 15.99%	[	]	[	]		[	]	[	]	[	]
16.00% - 16.99%	[	]	[	]		[	]	[	]	[	]
17.00% - 17.99%	[	]	[	]		[	]	[	]	[	]
18.00% - 18.99%	[	]	[	]		[	]	[	]	[	]

Total:	[	]	[	]%	$	[	]	[	]%	[	]

(1)	Greater than 0.00% but less than 0.005%

Geographic Distribution of the Receivables

State(1)	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut-off Date Balance			Percentage of Cut-off Date Balance		Weighted Average FICO® Score
[ ]	[	]	[	]%	$	[	]	[	]%	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
Other(2)	[	]	[	]		[	]	[	]	[	]

Total:	[	]	[	]%	$	[	]	[	]%	[	]

(1)	Based on billing addresses of the obligors as of the cut-off date, which may differ from the state of origination of the receivable.
(2)	Note that no other individual state accounts for more than % of the cut-off date balance.

Distribution by FICO® Score

FICO® (Range)	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut-off Date Balance			Percentage of Cut-off Date Balance
620 - 629	[	]	[	]%	$	[	]	[	]%
630 - 639	[	]	[	]		[	]	[	]
640 - 649	[	]	[	]		[	]	[	]
650 - 659	[	]	[	]		[	]	[	]
660 - 669	[	]	[	]		[	]	[	]
670 - 679	[	]	[	]		[	]	[	]
680 - 689	[	]	[	]		[	]	[	]
690 - 699	[	]	[	]		[	]	[	]
700 - 709	[	]	[	]		[	]	[	]
710 - 719	[	]	[	]		[	]	[	]
720 - 729	[	]	[	]		[	]	[	]
730 - 739	[	]	[	]		[	]	[	]
740 - 749	[	]	[	]		[	]	[	]
750 - 759	[	]	[	]		[	]	[	]
760 - 769	[	]	[	]		[	]	[	]
770 - 779	[	]	[	]		[	]	[	]
780 - 789	[	]	[	]		[	]	[	]
790 - 799	[	]	[	]		[	]	[	]
800 - 809	[	]	[	]		[	]	[	]
810 - 819	[	]	[	]		[	]	[	]
820 - 829	[	]	[	]		[	]	[	]
830 - 839	[	]	[	]		[	]	[	]
840 - 849	[	]	[	]		[	]	[	]
Greater than or equal to 850	[	]	[	]		[	]	[	]

Total	[	]	[	]%	$	[	]	[	]

Distribution by Loan-to-Value Ratio

Loan-to-Value Ratio	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut-off Date Balance			Percentage of Cut-off Date Balance		Weighted Average FICO® Score
Less than or equal to 40.00%	[	]	[	]%	$	[	]	[	]%	[	]
40.01% - 50.00%	[	]	[	]		[	]	[	]	[	]
50.01% - 60.00%	[	]	[	]		[	]	[	]	[	]
60.01% - 70.00%	[	]	[	]		[	]	[	]	[	]
70.01% - 80.00%	[	]	[	]		[	]	[	]	[	]
80.01% - 90.00%	[	]	[	]		[	]	[	]	[	]
90.01% - 100.00%	[	]	[	]		[	]	[	]	[	]
100.01% - 110.00%	[	]	[	]		[	]	[	]	[	]
110.01% - 120.00%	[	]	[	]		[	]	[	]	[	]
120.01% - 130.00%	[	]	[	]		[	]	[	]	[	]
130.01% - 140.00%	[	]	[	]		[	]	[	]	[	]
140.01% - 150.00%	[	]	[	]		[	]	[	]	[	]

Total	[	]	[	]%	$	[	]	[	]%	[	]

Distribution of the Receivables by Original Term

Original Term (months)	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut-off Date Balance			Percentage of Cut-off Date Balance		Weighted Average FICO® Score
1 – 12	[	]	[	]%	$	[	]	[	]%	[	]
13 – 24	[	]	[	]		[	]	[	]	[	]
25 – 36	[	]	[	]		[	]	[	]	[	]
37 – 48	[	]	[	]		[	]	[	]	[	]
49 – 60	[	]	[	]		[	]	[	]	[	]
61 – 66	[	]	[	]		[	]	[	]	[	]
67 – 72	[	]	[	]		[	]	[	]	[	]
73 – 84	[	]	[	]		[	]	[	]	[	]

Total	[	]	[	]%	$	[	]	[	]%	[	]

(1)	Greater than 0.00% but less than 0.005%

Distribution of the Receivables by Scheduled Remaining Term as of the Cut-off Date

Scheduled Remaining Term (months)	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut -off Date Balance			Percentage of Cut-off Date Balance
1 – 12	[	]	[	]%	$	[	]	[	]%
13 – 24	[	]	[	]		[	]	[	]
25 – 36	[	]	[	]		[	]	[	]
37 – 48	[	]	[	]		[	]	[	]
49 – 60	[	]	[	]		[	]	[	]
61 – 66	[	]	[	]		[	]	[	]
67 – 72	[	]	[	]		[	]	[	]

Total	[	]	[	]%	$	[	]	[	]%

Distribution of the Receivables by Seasoning as of the Cut-off Date

Seasoning (months)	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut- off Date Balance			Percentage of Cut-off Date Balance
0	[	]	[	]%	$	[	]	[	]%
1 - 12	[	]	[	]		[	]	[	]
13 - 24	[	]	[	]		[	]	[	]
25 - 36	[	]	[	]		[	]	[	]
37 - 48	[	]	[	]		[	]	[	]
49 - 60	[	]	[	]		[	]	[	]
61 - 66	[	]	[	]		[	]	[	]
67 - 72	[	]	[	]		[	]	[	]
73 - 78	[	]	[	]		[	]	[	]

Total:	[	]	[	]%	$	[	]	[	]%

(1)	Greater than 0.00% but less than 0.005%

Distribution of the Receivables Pool by Original Principal Balance

Original Principal Balance	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut-off Date Balance			Percentage of Cut-off Date Balance		Weighted Average FICO® Score
0.01 - 5,000.00	[	]	[	]%	$	[	]	[	]%	[	]
5,000.01 - 10,000.00	[	]	[	]		[	]	[	]	[	]
10,000.01 - 15,000.00	[	]	[	]		[	]	[	]	[	]
15,000.01 - 20,000.00	[	]	[	]		[	]	[	]	[	]
20,000.01 - 25,000.00	[	]	[	]		[	]	[	]	[	]
25,000.01 - 30,000.00	[	]	[	]		[	]	[	]	[	]
30,000.01 - 35,000.00	[	]	[	]		[	]	[	]	[	]
35,000.01 - 40,000.00	[	]	[	]		[	]	[	]	[	]
40,000.01 - 45,000.00	[	]	[	]		[	]	[	]	[	]
45,000.01 - 50,000.00	[	]	[	]		[	]	[	]	[	]
50,000.01 - 55,000.00	[	]	[	]		[	]	[	]	[	]
55,000.01 - 60,000.00	[	]	[	]		[	]	[	]	[	]
60,000.01 - 65,000.00	[	]	[	]		[	]	[	]	[	]
65,000.01 - 70,000.00	[	]	[	]		[	]	[	]	[	]
70,000.01 - 75,000.00	[	]	[	]		[	]	[	]	[	]
75,000.01 - 80,000.00	[	]	[	]		[	]	[	]	[	]
80,000.01 - 85,000.00	[	]	[	]		[	]	[	]	[	]
85,000.01 - 90,000.00	[	]	[	]		[	]	[	]	[	]
90,000.01 - 95,000.00	[	]	[	]		[	]	[	]	[	]
95,000.01 - 100,000.00	[	]	[	]		[	]	[	]	[	]
100,000.01 - 105,000.00	[	]	[	]		[	]	[	]	[	]
105,000.01 - 110,000.00	[	]	[	]		[	]	[	]	[	]
110,000.01 - 115,000.00	[	]	[	]		[	]	[	]	[	]
115,000.01 - 120,000.00	[	]	[	]		[	]	[	]	[	]
Greater than or equal to 120,000.01	[	]	[	]		[	]	[	]	[	]

Total:	[	]	[	]%	$	[	]	[	]%	[	]

(1)	Greater than 0.00% but less than 0.005%

Distribution of the Receivables Pool by Cut-off Date Balance

Cut-off Date Balance	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut-off Date Balance			Percentage of Cut-off Date Balance		Weighted Average FICO® Score
0.01 – 5,000.00	[	]	[	]%	$	[	]	[	]%	[	]
5,000.01 – 10,000.00	[	]	[	]		[	]	[	]	[	]
10,000.01 – 15,000.00	[	]	[	]		[	]	[	]	[	]
15,000.01 – 20,000.00	[	]	[	]		[	]	[	]	[	]
20,000.01 – 25,000.00	[	]	[	]		[	]	[	]	[	]
25,000.01 – 30,000.00	[	]	[	]		[	]	[	]	[	]
30,000.01 – 35,000.00	[	]	[	]		[	]	[	]	[	]
35,000.01 – 40,000.00	[	]	[	]		[	]	[	]	[	]
40,000.01 – 45,000.00	[	]	[	]		[	]	[	]	[	]
45,000.01 – 50,000.00	[	]	[	]		[	]	[	]	[	]
50,000.01 – 55,000.00	[	]	[	]		[	]	[	]	[	]
55,000.01 – 60,000.00	[	]	[	]		[	]	[	]	[	]
60,000.01 – 65,000.00	[	]	[	]		[	]	[	]	[	]
65,000.01 – 70,000.00	[	]	[	]		[	]	[	]	[	]
70,000.01 – 75,000.00	[	]	[	]		[	]	[	]	[	]
75,000.01 – 80,000.00	[	]	[	]		[	]	[	]	[	]
80,000.01 – 85,000.00	[	]	[	]		[	]	[	]	[	]
85,000.01 – 90,000.00	[	]	[	]		[	]	[	]	[	]
90,000.01 – 95,000.00	[	]	[	]		[	]	[	]	[	]
95,000.01 – 100,000.00	[	]	[	]		[	]	[	]	[	]

Total	[	]	[	]%	$	[	]	[	]%	[	]

Distribution of the Receivables Pool by Quarter of Origination

Quarter of Origination	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut-off Date Balance			Percentage of Cut-off Date Balance		Weighted Average FICO® Scores
20[ ]-Q1	[	]	[	]		[	]	[	]	[	]
20[ ]-Q2	[	]	[	]		[	]	[	]	[	]
20[ ]-Q3	[	]	[	]		[	]	[	]	[	]
20[ ]-Q4	[	]	[	]		[	]	[	]	[	]
20[ ]-Q1	[	]	[	]		[	]	[	]	[	]
20[ ]-Q2	[	]	[	]		[	]	[	]	[	]
20[ ]-Q3	[	]	[	]		[	]	[	]	[	]
20[ ]-Q4	[	]	[	]		[	]	[	]	[	]
20[ ]-Q1	[	]	[	]		[	]	[	]	[	]
20[ ]-Q2	[	]	[	]		[	]	[	]	[	]
20[ ]-Q3	[	]	[	]		[	]	[	]	[	]
20[ ]-Q4	[	]	[	]		[	]	[	]	[	]
20[ ]-Q1	[	]	[	]		[	]	[	]	[	]
20[ ]-Q2	[	]	[	]		[	]	[	]	[	]
20[ ]-Q3	[	]	[	]		[	]	[	]	[	]
20[ ]-Q4	[	]	[	]		[	]	[	]	[	]
20[ ]-Q1	[	]	[	]		[	]	[	]	[	]
20[ ]-Q2	[	]	[	]		[	]	[	]	[	]
20[ ]-Q3	[	]	[	]		[	]	[	]	[	]
20[ ]-Q4	[	]	[	]		[	]	[	]	[	]

Total	[	]	[	]%	$	[	]	[	]%	[	]

Distribution of the Receivables Pool by Vehicle Model Year

Vehicle Model Year	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut-off Date Balance			Percentage of Cut-off Date Balance		Weighted Average FICO® Score
[1999 or earlier]	[	]	[	]%	$	[	]	[	]%	[	]
[2000]	[	]	[	]		[	]	[	]	[	]
[2001]	[	]	[	]		[	]	[	]	[	]
[2002]	[	]	[	]		[	]	[	]	[	]
[2003]	[	]	[	]		[	]	[	]	[	]
[2004]	[	]	[	]		[	]	[	]	[	]
[2005]	[	]	[	]		[	]	[	]	[	]
[2006]	[	]	[	]		[	]	[	]	[	]
[2007]	[	]	[	]		[	]	[	]	[	]
[2008]	[	]	[	]		[	]	[	]	[	]
[2009]	[	]	[	]		[	]	[	]	[	]
[2010]	[	]	[	]		[	]	[	]	[	]
[2011]	[	]	[	]		[	]	[	]	[	]
[2012]	[	]	[	]		[	]	[	]	[	]
[2013]	[	]	[	]		[	]	[	]	[	]

Total	[	]	[	]%	$	[	]	[	]%	[	]

Distribution of the Receivables Pool by Vehicle Make

Vehicle Make	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut-off Date Balance			Percentage of Cut-off Date Balance		Weighted Average FICO® Score
[ ]	[	]	[	]%	$	[	]	[	]%	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
[ ]	[	]	[	]		[	]	[	]	[	]

Total:	[	]	[	]%	$	[	]	[	]%	[	]

(1)	“Unknown” vehicle makes are those vehicle models that are not available as of the cut-off date.
(2)	“Other” vehicle makes are those vehicle makes that are able to be determined based on the related receivables pool characteristics, but that cannot individually be assigned to the vehicle makes listed above. “Other” vehicle makes include approximately [ ] makes. For the category “other,” no vehicle make individually represents more than [ ] of the cut-off date balance of such category.
(3)	Greater than 0.00% but less than 0.005%

Distribution of the Receivables Pool by Vehicle Model

Vehicle Model	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut-off Date Balance			Percentage of Cut-off Date Balance		Weighted Average FICO® Score
[ ]	[	]	[	]%	$	[	]	[	]%	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
[ ]	[	]	[	]		[	]	[	]	[	]

Total	[	]	[	]%	$	[	]	[	]%	[	]

(1)	“Unknown” vehicle models are those vehicle models that are not available as of the cut-off date.
(2)	“Other” vehicle models are those vehicle models that are able to be determined based on the related receivables pool characteristics, but that individually cannot be assigned to the vehicle models listed above. “Other” vehicle models include approximately [ ] models. For the category “other,” no vehicle model individually represents more than [ ] of the cut-off date balance of such category.

Distribution of the Receivables Pool by Vehicle Type

Vehicle Type	Number of Receivables		Percentage of Number of Receivables		Aggregate Cut-off Date Balance			Percentage of Cut-off Date Balance		Weighted Average FICO® Score
[ ]	[	]	[	]%	$	[	]	[	]%	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
[ ]	[	]	[	]		[	]	[	]	[	]
[ ]	[	]	[	]		[	]	[	]	[	]

Total	[	]	[	]%	$	[	]	[	]%	[	]

(1)	“Unknown” vehicle types are those vehicle models that are not available as of the cut-off date.
(2)	Greater than 0.00% but less than 0.005%.

[Additional receivables sold by the depositor to the issuing entity during the Revolving Period must meet substantially similar criteria. However, these criteria will not ensure that each subsequent pool of additional receivables will share the exact characteristics of the initial pool of receivables. As a result, the composition of the aggregate pool of receivables will change if additional receivables are purchased by the issuing entity during the Revolving Period.]

[Insert data regarding the number of pool assets that would be exceptions to the underwriting criteria and a description of the nature of the exceptions, to the extent material.]

[To be included in prospectus supplement if the pool will include receivables that have been extended prior to the cut-off date, to the extent material:

As described under “Origination and Servicing of the Receivables—Servicing and Collections” in this prospectus supplement, Bank of America offers certain obligors credit-related extensions. As of the cut-off date, [•]% of the receivables (by aggregate cut-off date balance) were granted credit-related extensions by Bank of America; however, at least one monthly payment has been made by the obligor under such receivable following the date of such extension.]

[To be included in prospectus supplement if the pool will include assets that are more than 30 days delinquent:

Delinquency Experience Regarding the Pool of Receivables

The following table sets forth the delinquency experience regarding the pool of receivables to be transferred to the issuing entity. The servicer considers a receivable delinquent when an obligor fails to make at least [        ]% of a scheduled payment by the related due date. The period of delinquency is based on the number of days payments are contractually past due. As of the cut-off date, none of the receivables in the receivables pool were more than [        ] days delinquent.

Delinquency Status	Number of Receivables	Percent of Total Number of Receivables	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance
Delinquent for 30-59 days
Delinquent for 60-89 days
[Delinquent for 90 days or more]
[Insert additional 30 day periods until charge-off] ]

[FDIC Rule and Risk Retention

The transaction contemplated by this prospectus supplement is intended to comply with the FDIC Rule. For more information, see “Risk Factors—FDIC receivership or conservatorship of Bank of America could result in delays in payments or losses on your notes” and “Provisions of the Indenture—FDIC Rule Covenant” and “Material Legal Aspects of the Receivables—FDIC Rule” in the related prospectus.

One of the requirements of the FDIC Rule is that the sponsor must retain an economic interest in not less than five percent of the credit risk of the securitized assets. The sponsor intends to satisfy this risk retention requirement by selecting a representative sample of the securitized receivables equal to not less than 5.0% of the principal amount of the receivables at the time receivables are to be sold to the issuing entity. Those assets will not provide credit enhancement for the notes but their retention will provide the sponsor with similar exposure as the issuing entity to the underwriting standards that were used to originate the receivables pool.]

Review of Pool Assets

The depositor has performed a review of the receivables in the pool and a review of the disclosure regarding the receivables in this prospectus supplement and the accompanying prospectus required by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

One aspect of the review consisted of a comparison of the statistical information contained under “The Receivables Pool” to statistical information relating to the receivables contained in Bank of America’s data files. The data files are electronic records maintained by Bank of America. For this comparison, the data files from Bank of America’s loan servicing system, including relevant data elements, were extracted from Bank of America’s information repository system. No material exceptions were found between the statistical information contained under “The Receivables Pool” and the data files extracted from Bank of America’s system.

A second aspect of the review consisted of a comparison of certain receivables characteristics selected by the depositor, such as amount financed, APR and origination date, in [    ] randomly selected receivable files, to the applicable information in the data files. No material exceptions were found between the receivable files and the data extracted from Bank of America’s system.

A third aspect of the review of the Rule 193 Information related to descriptions of the transaction documents in this prospectus supplement and the accompanying prospectus. For this part of the review, Bank of America and its legal counsel reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. Bank of America and its legal counsel also reviewed the Rule 193 Information consisting of descriptions of legal and regulatory provisions that may materially affect the performance of the receivables or payments on the notes.

In addition to the elements of the review of the Rule 193 Information that were specifically conducted for purposes of this transaction as described above, with respect to Rule 193 Information relating to credit approvals and exceptions to credit policies, Bank of America has observed the regular, ongoing application of its internal control procedures. These include quality assurance and information technology audits on origination, funding and data systems to ensure accuracy of data in those systems and that receivables comply with Bank of America’s underwriting policies, including those relating to exceptions and required approvals. In addition, Bank of America’s credit risk management monitors exceptions to the credit policies on a monthly basis.

All Rule 193 Information consisting of textual disclosures of factual information and not otherwise described above was reviewed and approved by Bank of America.

After undertaking the elements of the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

The review of disclosure relating to the description of the transaction documents and legal and regulatory matters and the reviews of statistical information and certain receivables characteristics were performed with the assistance of third parties engaged by Bank of America or the depositor. The depositor determined the nature, extent and timing of the review and the level of assistance provided by the third parties and by Bank of America. The depositor has ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

Repurchases and Replacements

The transaction documents contain certain covenants requiring the repurchase of a receivable for the breach of a related representation or warranty as described under “The Transaction Documents and the Indenture—Sale and Assignment of Receivables” in this prospectus supplement. [No motor vehicle installment loans or retail installment sales contracts secured by new and used automobiles, light duty trucks and other similar vehicles securitized by the sponsor and held by non-affiliates of the sponsor were the subject of a demand to repurchase or replace for breach of representations and warranties during the [two] [three] year period ending [            ], 20[    ]. [The following table provides information regarding the demand, repurchase and replacement history with respect to receivables securitized by the depositor during the period from [            ], 20[    ] to [            ], 20[    ].]

Name of Issuing Entity	Check if Registered	Name of Originator	Total Receivables in ABS by Originator			Receivables that Were Subject of Demand				Receivables That Were Repurchased or Replaced		Receivables Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
Bank of America Auto Trust 20[ ]-[ ]		Originator 1	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%
Bank of America Auto Trust 20[ ]-[ ]		Originator 2	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%

The depositor, as securitizer, discloses fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G. The depositor filed Form ABS-15G with the SEC on [            ], 20[        ]. The CIK number of the depositor is 0001488082.

For more information on obtaining a copy of the report, see “Available Information” in the accompanying prospectus.

WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds [ ] pools of receivables with the following characteristics:

Pool	Aggregate Cut-off Date Balance	APR	Remaining Term to Maturity (in Months)	Age
1
2
3
4
5

Total

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses, repurchases or indemnity payments;

•	interest accrues on the notes with a fixed interest rate at the following coupon rates: Class A-1 notes, [ ] %; Class A-2 notes, [ ]%; Class A-3 notes, [ ]%; [Class A-4-A notes,] [ ]%; [and Class B notes, [ ]%;]

•	[the fixed rate payments made by the issuing entity under the interest rate swap agreement is [ ]% with respect to the Class A-4-B notes;]

•	each scheduled payment on the receivables is made on the last day of each month commencing in [ ], and each month has 30 days (provided that the initial payment date will include payments received in [ ] and [ ]);

•	the initial Note Balance of each class of notes is equal to the initial Note Balance for that class of notes as set forth on the cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing [ ], and on the [ ] calendar day of each subsequent month;

•	the notes are purchased on [ ];

•	the Class A-1 notes [and Class A-4-B notes] will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2 notes, the Class A-3 notes[, the Class A-4-A notes] [and the Class B notes] will be paid interest on the basis of a 360-day year consisting of twelve 30-day months (except for the first payment date which will be based on [ ] days);

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the table above and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will not be exercised;

•	the servicing fee rate will be [1.00]% per annum; and

[•	$[ ] will be deposited in the Pre-Funding Account on the Closing Date;]

[•	all of the Funds in the Pre-Funding Account are used to purchase additional receivables;]

[•	insert assumptions related to Revolving Period.]

[•	on the Closing Date, the Reserve Account balance equals the Specified Reserve Account Balance.]

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Note Balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment of a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original principal balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-1 Notes

Payment Dates	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date
[ ]
[ ]
[ ]
Weighted Average Life (years) to Call
Weighted Average Life (years) to Maturity

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2 Notes

Payment Dates	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date
[ ]
[ ]
[ ]
Weighted Average Life (years) to Call
Weighted Average Life (years) to Maturity

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes

Payment Dates	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date
[ ]
[ ]
[ ]
Weighted Average Life (years) to Call
Weighted Average Life (years) to Maturity

[Percent of the Initial Note Balance at Various ABS Percentages

Class A-4 Notes]

	[Class A-4-A]				[Class A-4-B]
Payment Dates	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date
[ ]
[ ]
[ ]
Weighted Average Life (years) to Call
Weighted Average Life (years) to Maturity

[Percent of the Initial Note Balance at Various ABS Percentages

Class B Notes]

Payment Dates	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date
[ ]
[ ]
[ ]
Weighted Average Life (years) to Call
Weighted Average Life (years) to Maturity

ORIGINATION AND SERVICING OF THE RECEIVABLES

The following is a description of the origination, underwriting and servicing of Bank of America’s portfolio of motor vehicle installment loans [and [  ]’s portfolio of motor vehicle loans, each] as of the date of this prospectus supplement.

Origination

[Bank of America is engaged in the business of originating motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light duty trucks and other similar vehicles (each, a “receivable”). Bank of America currently acquires indirectly originated receivables from Dealers and directly originates receivables. Bank of America’s auto group is headquartered in Jacksonville, Florida and operates on a regional basis through 4 indirect regional credit centers located in Jacksonville, Florida; Dallas, Texas; Las Vegas, Nevada and Waltham, Massachusetts. Each indirect regional center manages sales, underwriting and credit. Funding for indirect originated receivables is handled from Bank of America’s facilities in Jacksonville, Florida, Las Vegas, Nevada and Alpharetta, Georgia. Other operational support is provided centrally from Jacksonville, Florida. Sales and operations for direct originated receivables are provided in Alpharetta, Georgia and Las Vegas, Nevada. Underwriting and credit for direct originated receivables is handled from Bank of America’s facilities in Alpharetta, Georgia. [If the pool of receivables was not originated by Bank of America, then include information relating to Bank of America’s experience in acquiring receivables of the type included in the transaction and the composition and growth of Bank of America’s portfolio of assets of the type included in the transaction.]

Bank of America only purchases indirect originated receivables from dealers who execute a non-recourse dealer agreement. Before Bank of America allows a dealer to execute the non-recourse dealer agreement, Bank of America conducts a review of the dealer, that may include a financial review, a reputational review and any past experiences with the dealer principal and key management. Substantially all of the dealers with whom Bank of America does business are franchised dealers with a manufacturer.

The non-recourse dealer agreement contains dealer representations and warranties to Bank of America with respect to the receivables, the obligors on the receivables and the security interests in the related financed vehicles.

The representations and warranties typically include, among others, that:

•	The retail installment sales contracts and installment loans are valid and enforceable according to their terms, which include the due dates for the scheduled payments;

•	the obligor has no offsets or counterclaims against or defenses to the retail installment sales contracts or installment loans;

•	the dealer will secure and perfect for Bank of America a security interest in the financed vehicle, prior to all other security interests, liens or encumbrances;

•	the dealer had good title to the financed vehicle immediately prior to the purchase by the obligor, free and clear of all liens and encumbrances;

•	the description of the financed vehicle is accurate, and the financed vehicle has been duly delivered to the obligor; and

•	to the best of the dealer’s knowledge, no statements made or furnished by the obligor in connection with the origination of such receivable are untrue or incomplete.

Generally, these representations and warranties do not relate to the creditworthiness of the obligors or the ability to collect payments due on the receivables.

Upon breach of any representation or warranty made by a dealer, Bank of America has a right against that dealer to require it to purchase or repurchase the related receivables. This right may be exercised by Bank of America, as servicer of the receivables. Generally, in determining whether to exercise any right to require repurchase, Bank of America considers the prior performance of the dealer, as well as other business and commercial factors.]

[To the extent not disclosed above, describe any additional material terms regarding origination; if any entity originates 20% or more of the pool assets, describe: (i) to the extent material, the origination program and how long it has been originating assets; and (ii) the originator’s experience originating assets of this type, including if material, the size and composition of its portfolio and information material to the performance of the receivables pool.]

Underwriting of Receivables

Each applicant for an indirect originated receivable is evaluated individually through the appropriate Bank of America regional credit center based on uniform underwriting policies. These underwriting policies are intended to assess the applicant’s credit and capacity to repay the receivable as well as to assess the adequacy of the financed vehicle as collateral. The assessment is based upon a review of the information contained in a loan application form and/or applicant’s credit bureau report that generally lists the applicant’s income, liabilities, credit history, employment history and a description of the financed vehicle intended to secure the receivable.

Bank of America uses empirically derived credit scoring or decision-making algorithms in conjunction with the criteria mentioned in the preceding paragraph to objectively determine a credit grade for the applicant’s creditworthiness. Through proprietary credit scoring, credit profiles are created and evaluated in order to more accurately quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. Bank of America uses credit scoring, together with underwriter review, to approve or decline credit applications or to tailor certain elements of a receivable to compensate for the credit risk represented by the applicant’s credit grade. Such tailoring is referred to as a counteroffer. For example, a lower credit score may result in a reduction in the maximum loan-to-value ratio of the receivable approved for an applicant. Bank of America periodically reviews and updates the credit scoring and decision-making algorithms and its uniform underwriting policies for effectiveness. Additionally, certain underwriters have limited ability to approve exceptions to the underwriting policies. As of the cut-off date, [•]% (by aggregate cut-off date balance) of the receivables in the pool were approved by underwriters with exceptions to the underwriting guidelines. With respect to the receivables in the pool that were approved with exceptions, as of the cut-off date: (i) [•]% (by aggregate cut-off date balance) had exceptions primarily relating to the applicant’s credit bureau report quality (e.g., composition, amount and frequency of activity and debt repayment history); (ii) [•]% (by aggregate cut-off date balance) had exceptions primarily relating to deal structure (e.g., advance rate, loan-to-value percentage and term); (iii) [•]% (by aggregate cut-off date balance) had exceptions related to debt capacity (payment to income ratio, debt to income ratio and minimum income); and (iv) [•] (by aggregate cut-off date balance) had exceptions related to collateral quality or type (e.g., vehicle make or model, age and mileage).

Bank of America monitors exceptions to the underwriting policies on a monthly basis. Exceptions to the underwriting policies must be approved by underwriters with appropriate credit authority. Underwriting policies are periodically reviewed and updated in response to macro-economic conditions, business strategy and/or portfolio performance.

Bank of America elected to include receivables with exceptions to the underwriting policies in the receivables pool because historically Bank of America has not excluded receivables with exceptions from its auto securitization program. In addition, the information relating to delinquency, repossession and credit loss experience set forth in “Origination and Servicing of the Receivables—Delinquencies and Net Losses of Bank of America’s Total Managed Portfolio of Receivables” is reflective of Bank of America’s total managed portfolio of motor vehicles receivables, including receivables approved as exceptions to the underwriting policies.

Once the dealer and applicant execute the approved retail contract, the dealer is required to deliver the necessary documentation for the receivable to the designated funding address. Documentation is imaged and key information data entered by third party vendors. The Bank of America auto operations group audits documents received from dealers (via transmittal images) for completeness and consistency with the application. Following funding of the receivable, the legal document images are forwarded to Bank of America’s records retention center. Physical retail installment sales contracts for receivables are stored with a third-party custodian at a location in Jacksonville, Florida.

The underwriting process for direct originated receivables is substantially similar to the underwriting process for indirect originated receivables, except that the decision-making algorithm focuses on the obligor credit attributes which may result in a conditional credit approval prior to the selection of a vehicle.

Amount Financed

The amount financed under a receivable depends on a number of factors including the custom score (derived from credit bureau attributes, customer capacity and deal structure), the model and year of the financed vehicle and the creditworthiness and ability to pay of the related obligor.

Advance policies are applied by Bank of America to the Collateral Value in order to determine the allowable amount financed. “Collateral Value” is determined for each financed vehicle in the following manner:

•	for a new financed vehicle, the manufacturer’s invoice amount plus the cost of additional options, taxes and title and license fees on the financed vehicle or

•	for a used financed vehicle, the “wholesale” value stated in the most recently published National Auto Research Black Book, National Automobile Dealers Association or Kelley Blue Book used vehicle guide, adjusted for high or low mileage and before credit for any optional equipment, plus taxes and title and license fees. The auction price paid may also be used for the used vehicle “wholesale” value if the purchase date is within 60 days of the contract date.

See the chart “Distribution by Loan-to-Value Ratio” set forth under the heading “The Receivables Pool” in this prospectus supplement.

Insurance

The contract for each receivable requires the obligor to obtain fire, theft and collision insurance or comprehensive and collision insurance on the financed vehicle. The dealer agreements include a representation and warranty from the dealer that each financed vehicle has the required insurance at the time of origination of the receivable.

Neither Bank of America nor any of its affiliates independently verifies whether obligors obtain or maintain the required insurance either at or after the origination of a receivable.

Bank of America has reserved the right to change its policies with respect to insurance on financed vehicles in accordance with its business judgment.

Bank of America does not currently “force place” insurance.

Servicing and Collections

The following describes Bank of America’s servicing and collection policies and procedures as of the date of this prospectus supplement. The servicing and/or collection policies and procedures of Bank of America may change over time in accordance with the business judgment of Bank of America. There can be no assurance that such servicing and collection policies and procedures will not change after the date hereof. Bank of America’s servicing and collection policies and procedures are similar for both direct and indirect originated receivables.

Bank of America’s servicing process for the receivables and similar receivables includes the routine receipt and processing of payments, responding to obligor inquiries, document imaging and retention, vehicle title processing, maintaining the security interest in the financed vehicle (performed in Jacksonville, Florida) and collecting delinquencies and repossessing and selling repossessed vehicles when necessary (managed in Brea, California and Jacksonville, Florida).

Unless otherwise specifically requested, Bank of America uses monthly billing statements to serve as a reminder to obligors, as well as an early warning mechanism, in the event that an obligor has failed to notify Bank of America of an address change. Obligors using automatic payment programs, or obligors who choose to receive their statements electronically do not customarily receive a paper billing statement from Bank of America. For obligors who receive a paper billing statement, approximately 20 days before an obligor’s payment is due, Bank of America mails a billing statement to the obligor. A payment coupon is included with the billing statement. To expedite the payment process, obligors may choose to make their payments using whatever channel they find most convenient, including payments to lockboxes, direct debits, telephone, online banking, electronically and Bank of America banking centers. Bank of America’s customer service center in Jacksonville, Florida uses interactive voice response technology to answer routine account questions and route calls to the appropriate service representative.

Bank of America’s servicing system automatically forwards information pertaining to its receivables (including the receivables) to Bank of America’s collection system based on (i) estimated likelihood of default and (ii) delinquency status. The collection system uses a behavioral scoring methodology to assess the risk of loss and to establish a collection strategy, which is organized around delinquency buckets to maximize front-end curing within early stage delinquencies. Based on the behavioral score and other criteria, contact may occur as early as 3 days after payment is due on the receivable or later as directed by the risk defined by the probability of repayment. Collection strategies for lower risk accounts utilize an autodialer to contact delinquent obligors. Higher risk accounts are routed to more experienced personnel who utilize a more intensive and personal approach with delinquent obligors. These customers are contacted through a combination of manual and autodialer attempts.

Part of the strategy includes outsourcing a portion (dependent on volume of delinquent accounts and in-house/vendor performance) of collection accounts to a subcontractor whose controls, quality and performance are closely monitored. This strategy provides Bank of America with an opportunity to lower the accounts per collector ratio and increases the opportunity to successfully contact the obligors.

If satisfactory payment arrangements are not made by a delinquent obligor, that receivable is generally forwarded to the repossession assignment group before the 80th day after payment was due on the receivable (unless previously surrendered voluntarily). Generally, repossession of the financed vehicle occurs within 7 to 10 days of repossession assignment with an average of 45 days in repossession inventory. The repossession assignment group utilizes third party, insured repossession firms to repossess financed vehicles. Upon notification that a financed vehicle has been repossessed and the appropriate authorities have been notified, the repossession assignment group will ascertain the condition, location and mileage of the financed vehicle. Following repossession of a financed vehicle, notice is mailed to the obligor stating the intention to sell the financed vehicle and the repossession assignment group will determine the appropriate regional wholesale auction to remarket the vehicle, set a minimum price and arrange for transportation to the assigned auction. Repossession and auction results are monitored for each repossessed financed vehicle, with an overall goal of obtaining wholesale market value.

Upon repossession and liquidation of a financed vehicle, Bank of America may pursue any deficiency remaining if deemed practical by Bank of America and to the extent permitted by law. Recovery strategies for deficiencies include, but are not limited to, settlement and payment arrangements, litigation, post-judgment initiatives, collection agency referrals and non-performing asset sales.

Bank of America offers certain obligors credit-related extensions. Generally, except in the case of hardship, these extensions are only offered when:

•	The obligor demonstrates a willingness to repay the receivable by making at least 3 consecutive monthly payments within the past 90 days and the last payment is posted within the last 30 days; or the cumulative amount of 3 monthly payments has been made within the past 90 days;

•	The receivable was originated at least 9 months prior to the extension;

•	The receivable has not been extended, deferred, or received a loss mitigation treatment within the past 12 months (excluding a due date change);

•	The obligor completes the required extension documentation;

•	Such extension and any prior credit related extensions do and did not exceed three months individually (except where required to comply with a Chapter 13 bankruptcy plan) and 6 months collectively; and

•	With respect to a Chapter 13 bankruptcy of the obligor, the bankruptcy plan has been confirmed and the first payment distribution has been received (or confirmation of funds held by a bankruptcy trustee for creditor distribution has been received).

In the case of a hardship, such as a medical emergency, disaster or change in family circumstances, extensions are generally only offered when the customer explains the circumstances causing the temporary hardship and demonstrates a willingness and an ability to repay the receivable. In connection with loss mitigation solutions for obligors, Bank of America may forgo derogatory credit reporting with respect to an obligor affected by a natural disaster or medical hardship or may prevent the accumulation of late fees in certain scenarios.

Extensions are documented on Bank of America’s collection system, including, but not limited to all communications with the obligor or the bankruptcy trustee, and are a part of the permanent record in the obligor’s loan file.

[To the extent material, include the following: As of the cut-off date, [ ]% of the receivables (by aggregate cut-off date balance) were subject to credit-related extensions].

Although Bank of America has no current intent, as of the date hereof, to change its policy regarding credit-related extensions as described above, there can be no assurance that Bank of America will not change its policy after the date hereof. Furthermore, any such change would not require the consent of, or notice to, noteholders.

Additionally, from time to time Bank of America may provide a “promotional” extension to certain obligors such as a “payment holiday” or “skip-a-pay” extension. These promotional extensions will not be provided to obligors whose contracts are delinquent, or who lack, among other criteria, acceptable payment histories.

Charge-off Policy

In general, Bank of America charges-off a receivable:

•	if Bank of America has repossessed the related financed vehicle, the earlier of (i) the month during which the financed vehicle is liquidated and (ii) the month in which the receivable becomes 120 days delinquent;

•	if Bank of America has not repossessed the related financed vehicle, the month in which the receivable becomes 120 days delinquent;

•	if any obligor is subject to a Chapter 7 or Chapter 13 bankruptcy proceeding, the following rules will apply: (i) a full charge-off of the outstanding balance of the receivable (including interest and fees) in the month during which either the financed vehicle is liquidated or the related receivable becomes 120 days delinquent or (ii) for non-Chapter 7 bankruptcy a partial charge-off of the outstanding principal balance of the receivable, in the month that the related receivable becomes 60 or more days delinquent, or for Chapter 7 discharged bankruptcy a partial charge-off of the outstanding principal balance of the receivable, in the month that the related receivable has been discharged for more than 60 days, in an amount equal to the difference between the outstanding principal balance of such receivable and the net realizable value of the related motor vehicle. Net realizable value is determined by Bank of America based on the average of the auction proceeds received for liquidated motor vehicles, less auction fees and costs; and

•	if any financed vehicle is the subject of a voluntary repossession, a collateral damage insurance claim or a deceased insurance claim, any loss on the related receivable is recognized in the month that Bank of America receives the notification of the occurrence of any such matter, but in no event beyond the month in which the related receivable becomes 120 days delinquent; Bank of America treats the proceeds received in any such case as unscheduled principal payments and not liquidation proceeds and any deficiency is charged-off.

In September 2009, Bank of America changed its loss recognition policies for defaulted motor vehicle loans resulting in a charge-off due to a Chapter 7 or Chapter 13 bankruptcy proceeding against an obligor (the “Revised Bankruptcy Charge-off Policy”). Such Revised Bankruptcy Charge-off Policy is set forth in the third bullet above. Prior to September 2009, Bank of America charged-off such defaulted motor vehicle loans on the earlier of (i) the month during which the financed vehicle is liquidated or (ii) except as described below, the month in which the receivable becomes 120 days delinquent. The Revised Bankruptcy Charge-off Policy has resulted in an accelerated recognition of losses with respect to such defaulted motor vehicle loans and may result in an increase in recoveries in future months. The comparability of future loss and recovery information for periods from and after September 2009 with loss and recovery information for prior periods has been affected by the Revised Bankruptcy Charge-off Policy. See “—Delinquencies and Net Losses of Bank of America’s Total Managed Portfolio of Receivables—Delinquency and Credit Loss Experience—Managed Portfolio.”

Although Bank of America has no current intent, as of the date hereof, to further change its charge-off policy as described above, there can be no assurance that Bank of America’s charge-off policy will not change after the date hereof. Furthermore, any such change would not require the consent of, or notice to, noteholders.

Delinquencies and Net Losses of Bank of America’s Total Managed Portfolio of Receivables

Set forth below is information about the experience of Bank of America with its total managed portfolio of motor vehicle receivables, including the receivables (other than receivables acquired by Bank of America from an unaffiliated originator). Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of Bank of America. There is no assurance that the delinquency, repossession or loss experience of the receivables will be comparable to the experience of Bank of America as shown in the following tables. The comparability of future loss and recovery information for periods from and after September 2009 with loss and recovery information for prior periods may be affected by the Revised Bankruptcy Charge-Off Policy. See “—Charge-off Policy” above. As of the date of this prospectus supplement, Bank of America considers any receivable to be delinquent when the obligor has either (i) paid less than 90% of any scheduled monthly payment or (ii) paid at least 90%, but less than 100%, of any two or more scheduled monthly payments. No assurance can be given that Bank of America’s policy regarding determination of when a receivable is considered delinquent will not change.

For purposes of the following tables, the “Average Principal Outstanding” is the average, for the applicable period, of the aggregate of the outstanding principal balances of all receivables in Bank of America’s total managed portfolio of receivables as of the end of each calendar month in such period; all percentages are percentages of the Average Principal Outstanding for the applicable period.

Delinquency and Credit Loss Experience(1) – Managed Portfolio (U.S. $ in 000’s)

Year Ended December 31,
	200[ ]	200[ ]	200[ ]	200[ ]	200[ ]
Total Principal Outstanding at Period End
Average Principal Outstanding During Period
Delinquencies at Period End:
30 - 59 days
60 - 89 days
90+ days

Total Delinquencies
Number of Loans Outstanding at Period End
Average Number of Loans Outstanding
Number of Repossessions
Number of Repossessions as Percentage of the Average Number of Loans
Gross Principal Charge-Offs(2)
Recoveries(3)
Net Losses
Net Losses as Percentage of Average Principal Outstanding

(1)	The information in the table includes receivables owned by [Bank of America], as well as previously sold receivables that [Bank of America] or its affiliates continue to service, but does not include bulk purchases from other auto loan origination companies.
(2)	Net of repossession sale proceeds prior to compliance with the Federal Financial Institution Examination Council policy. The Federal Financial Institution Examination Council’s Uniform Retail Credit Classification and Account Management Policy establishes standards for the classification and treatment of retail credit in financial institutions.
(3)	Excludes unsold repossession inventory value.
(4)	Expressed as an annualized amount.

Cumulative Net Losses on Bank of America’s Total Indirectly and Directly-Originated Managed Portfolio

The tables below set forth information on Bank of America’s total managed portfolio of indirectly and directly originated receivables concerning the cumulative net losses (calculated as described below) on a quarterly vintage and static pool basis. The cumulative net losses in such table are measured against the booked U.S. Dollar (“Dollar”) amount for a given quarterly vintage, accumulated across time and reported monthly.

For purposes of the following tables, cumulative net losses are equal to the aggregate principal balances of all receivables that are charged-off in the specified period less any liquidation proceeds and deficiency recoveries received during the same period or from any prior period and are expressed as percent of the aggregate principal balances of all receivables booked in the related period. Calculations of cumulative net losses include expenses associated with outside collection agencies, but exclude other expenses associated with collection, repossession, and disposition of the vehicle securing such receivable. These other expenses are not material to the data presented.

Monthly Cumulative Net Losses on Bank of America’s Total Indirectly Originated Managed Portfolio

(exclusive of those contracts which are balloon loans and those with FICO® Scores below [            ] or LTV above [            ]%(1)

Vintage WA Original Term(2) WA FICO(2) WA Original LTV(2) New/Used % Booked (000)	20[ ]Q1	20[ ]Q2	20[ ]Q3	20[ ]Q4	20[ ]Q1	20[ ]Q2	20[ ]Q3	20[ ]Q4	20[ ]Q1
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31

[1]	A contract whose obligor has a FICO score below [ ] or LTV above [ ]% does not satisfy the eligibility criteria.
[2]	Weighted average by booked amount.

Vintage WA Original Term(2) WA FICO(2) WA Original LTV(2) New/Used % Booked (000)	20[ ]Q1	20[ ]Q2	20[ ]Q3	20[ ]Q4	20[ ]Q1	20[ ]Q2	20[ ]Q3	20[ ]Q4	20[ ]Q1
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64

Vintage WA Original Term (1) WA FICO(1) WA Original LTV(1) New/ Used % Booked (000)	20[ ]Q3	20[ ]Q4	20[ ]Q1	20[ ]Q2	20[ ]Q3	20[ ]Q4	20[ ]Q1	20[ ]Q2	20[ ]Q3	20[ ]Q4
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36

Vintage WA Original Term(1) WA FICO(1) WA Original LTV(1) New/ Used % Booked (000)	20[ ]Q3	20[ ]Q4	20[ ]Q1	20[ ]Q2	20[ ]Q3	20[ ]Q4	20[ ]Q1	20[ ]Q2	20[ ]Q3	20[ ]Q4
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64

STATIC POOL INFORMATION

Static pool information regarding selected publicly and privately offered securitized pools securitized by Bank of America can be found in Appendix A of this prospectus supplement. The characteristics of the receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were acquired from the originating dealers and repaid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of the foregoing, there can be no assurance that the receivables in this receivables pool will perform better than or similarly to the prior securitized pools described in Appendix A of this prospectus supplement.

DESCRIPTION OF THE NOTES

The notes will be issued pursuant to the terms of the indenture. The following information, taken together with information about the notes and indenture in the accompanying prospectus, summarizes all material provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any other series and the related indenture set forth in the accompanying prospectus, to which description reference is hereby made. We will file a copy of the indenture with the SEC concurrently with or prior to the time we file the prospectus supplement and the accompanying prospectus with the SEC. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes and the indenture.

Overview of the Notes

The notes will be issued by the issuing entity pursuant to the terms of the indenture to be dated as of the Closing Date between the issuing entity and the indenture trustee for the benefit of the noteholders. The issuing entity will transfer all of its notes and the certificates to the depositor in exchange for the receivables and related property and the depositor will sell the notes to the underwriters pursuant to the terms of the underwriting agreement between the depositor, Bank of America and the underwriters. Each noteholder will have the right to receive payments made with respect to the receivables and other issuing entity assets and to certain rights and benefits available to the indenture trustee under the indenture. See “Risk Factors—Book-entry system for certain classes of notes may decrease liquidity and delay payment” and “Risk Factors—Because the securities are in book-entry form, your rights can only be exercised indirectly” in the accompanying prospectus.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 15th day of each month or, if that day is not a Business Day, then the next Business Day, beginning [•] [•], [•].

For each class of book-entry notes, the “record date” for each payment date or redemption date is the close of business on the Business Day immediately preceding that payment date. If the notes are issued as definitive notes, then the record date for any payment date or redemption date is the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs.

The indenture trustee will pay principal of and interest on the notes on each payment date to noteholders in whose names the notes were registered on the latest record date.

The Note Balance, interest rate and final scheduled payment date for each class of the notes is set forth in “Summary of Terms—The Notes” in this prospectus supplement.

The [Class A-4-B notes will constitute floating rate notes, the] Class A-1 notes, the Class A-2 notes, the Class A-3 notes[, the Class A-4-A notes] [and the Class B notes] will be paid interest at a fixed rate and each will bear interest at the applicable interest rate listed in “Summary of Terms—The Offered Notes” in this prospectus supplement. [The depositor or one of its affiliates may initially retain some or all of one or more classes of notes.] Interest on each class of notes will be computed on the basis of a 360-day year of twelve 30-day months, with respect to the Class A-2 notes, the Class A-3 notes[, the Class A-4-A notes ] [and the Class B notes], or on the basis of actual days elapsed and a 360-day year, with respect to the Class A-1 notes [and the Class A-4-B notes]. See “—Payments of Interest” below.

Payments of Interest

The notes [(except for the Class A-4-B notes)] will constitute Fixed Rate Securities, as such term is defined under “Certain Information Regarding the Securities—Fixed Rate Securities” in the accompanying prospectus. [The Class A-4-B notes will constitute Floating Rate Securities, as such term is defined under “Certain Information Regarding the Securities—Floating Rate Securities” in the accompanying prospectus.] Interest on the Note Balance of each class of notes will accrue at the applicable interest rate listed in “Summary of Terms—The Offered Notes” in this prospectus supplement and will be due and payable monthly on each payment date.

•

Actual/360. Interest on the Class A-1 notes [and the Class A-4-B notes] will accrue from and including the prior payment date (or, in the case of the first payment date, from and including the Closing Date) to but excluding the current payment date. The interest payable on the Class A-1 notes [and the Class A-4-B notes] on each payment date will equal the product of:

•

The Note Balance of the related class of notes as of the preceding payment date (or, in the case of the first payment date, as of the Closing Date), after giving effect to all principal payments made with respect to the Class A-1 notes [and the Class A-4-B notes] on that preceding payment date;

•	the related interest rate; and

•

the number of days elapsed during the period from and including the preceding payment date (or, in the case of the first payment date, from and including the Closing Date) to but excluding the current payment date divided by 360.

•

30/360. Interest on the Class A-2 notes, the Class A-3 notes[, the Class A-4-A notes] [and the Class B notes] will accrue from and including the [    ] day of the prior calendar month (or, in the case of the first payment date, from and including the Closing Date) to but excluding the 15th day of the current month (assuming each month has 30 days). The interest payable on the Class A-2 notes, the Class A-3 notes[, the Class A-4-A notes] [and the Class B notes] on each payment date will equal the product of:

•

The Note Balance of the related class of notes as of the preceding payment date (or, in the case of the first payment date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of notes on that preceding payment date;

•	the related interest rate; and

•	30 (or, in the case of the first payment date, [ ]) divided by 360.

Unpaid Interest Accrues. If the issuing entity defaults on a payment of any interest on the notes, the issuing entity will pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable interest rate for such class of notes, which will be due and payable on the payment date following such default and will be paid in same priority as other interest amounts on such date.

Interest on notes held in book-entry form will be paid to noteholders of record of the notes as of the close of business on the Business Day immediately preceding each payment date. If the notes are issued in definitive form, the interest on each note will be paid to noteholders of record of the notes as of the close of business on the last Business Day of the calendar month preceding each payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues for a period of thirty-five days or more will result in an event of default under the indenture. See “The Transaction Documents and the Indenture—Events of Default.”

Payments of Principal

Principal Payment Priority If Note Acceleration Has Not Occurred. On each payment date [during the Amortization Period] prior to the acceleration of the notes following an event of default, the indenture trustee will distribute all amounts on deposit in the Principal Distribution Account (such amounts so deposited as described below under “The Transaction Documents and the Indenture—Priority of Payments”) to make principal payments on the notes to the extent of the funds therein in the following order of priority:

•	first, to the Class A-1 notes until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	[fourth, to the Class A-4-A notes and the Class A-4-B notes, ratably, until the Class A-4 notes are paid in full; and]

•	[fifth, to the Class B notes until the Class B notes are paid in full].

Failure to pay the Note Balance of any class of notes on its final scheduled payment date or the redemption date will be an event of default under the indenture. On each payment date after an event of default under the indenture that arises from a payment default or certain events of bankruptcy has occurred and the notes are accelerated, after payment of certain amounts to the servicer, [the swap counterparty,] the indenture trustee [and the owner trustee] and the administrator, interest on the Class A notes [and any Senior Swap Termination Payments] will be paid ratably and principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of the Class A notes will receive principal payments, pro rata, based on the Note Balance of each remaining class of the Class A notes (other than the Class A-1 notes). [After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made sequentially to noteholders of each class of subordinate notes.]

On each payment date after an event of default under the indenture (other than as described above) occurs and the notes are accelerated as the result of the issuing entity’s breach of a covenant, representation or warranty, after payment of certain amounts to the servicer, [the swap counterparty,] the indenture trustee[, the owner trustee] and the administrator, interest on the Class A notes [and any Senior Swap Termination Payments] will be paid ratably [followed by interest on the Class B notes]. Principal payments of each class of notes will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of the Class A notes will receive principal payments, pro rata, based on the Note Balance of each remaining class of the Class A notes (other than the Class A-1 notes) until those other classes of the Class A notes are paid in full[, then the noteholders of the Class B notes will receive sequential payments of principal.

To the extent not previously paid prior to those dates, the Note Balance of each class of notes will be payable in full on the final scheduled payment date set forth above under “Summary of Terms—The Offered Notes.”

[Principal payments will not be made on the notes during the Revolving Period. If an Early Amortization Event occurs, the revolving period will end and noteholders will receive payments of principal earlier than expected. See “The Revolving Period.” [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the revolving period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.]

[Interest Rate Swap Agreement]

[If the initial Note Balance of the Class A-4-B notes is greater than zero (see “Risk Factors—Because the allocation of the Class A-4 notes may not be known until the day of pricing, the extent of the exposure to swap counterparty risk or liquidity risk is unknown until the final allocation”), then the issuing entity will enter into an “interest rate swap agreement” consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, and a confirmation for each interest rate swap transaction with the swap counterparty to hedge the floating interest rate risk on the Class A-4-B notes. All terms of the interest rate swap agreement will be acceptable to each rating agency listed under “Summary of Terms—Ratings”.

On the Business Day prior to each payment date, the issuing entity will make and receive payments under each interest rate swap transaction calculated with respect to the preceding Collection Period. Payments on each interest rate swap transaction (other than Swap Termination Payments) will be exchanged on a net basis. The issuing entity will pay to the swap counterparty the amounts set forth below with respect to the related interest rate swap transaction, on a notional amount equal to the Note Balance of the related class of floating rate notes and the swap counterparty will pay to the issuing entity the following amounts on the related notional amount:

Applicable Class of Notes	Amount Payable to Swap Counterparty	Amount Payable to Issuing Entity
Class A-4-B notes		One-Month LIBOR + [ ] %

The payment obligations of the issuing entity to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders. Any Net Swap Payment owed by the issuing entity to a swap counterparty ranks higher in priority than all payments on the notes.

Among other things, an event of default under the interest rate swap agreement includes:

•	failure to make payments due under the interest rate swap agreement;

•	the occurrence of certain bankruptcy events of the issuing entity or insolvency events of the swap counterparty;

•	any breach of the interest rate swap agreement by the swap counterparty;

•	failure to post collateral or return collateral pursuant to the terms of the credit support annex by the swap counterparty or the issuing entity (solely with respect to the return of collateral);

•	misrepresentation by the swap counterparty; and

•	merger by the swap counterparty without assumption of its obligations under the interest rate swap agreement.

Among other things, a termination event under the interest rate swap agreement includes:

•	illegality of the transactions contemplated by the interest rate swap agreement;

•	any early redemption or prepayment in full of the notes or an acceleration of the notes and/or liquidation of collateral in accordance with the indenture following an event of default thereunder;

•	certain tax events;

•

any amendment to the sale agreement or the indenture by the issuing entity that has a material and adverse affect on the swap counterparty without the prior written consent of the swap counterparty to the extent such consent is required under the related agreement; and

•

failure of the swap counterparty (or its credit support provider, if any) to maintain its credit rating at certain levels required by the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty, among other things:

•	at its own expense obtains an unconditional guarantee or similar assurance from a guarantor with the appropriate credit rating, along with a legal opinion regarding the guarantee;

•	posts collateral and maintains certain minimum credit ratings; and

•	assigns its rights and obligations under the interest rate swap agreement to a substitute swap counterparty that satisfies the eligibility criteria set forth in the interest rate swap agreement.

Upon the occurrence of any event of default or termination event specified in the interest rate swap agreement, the non-defaulting or non-affected party or, in some instances, the affected party or burdened party may elect (in the case of the swap counterparty) or shall elect (in the case of the issuing entity) to terminate the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or a termination event under an interest rate swap agreement, a Swap Termination Payment under such interest rate swap transaction may be due to the related swap counterparty by the issuing entity out of Available Collections. Any Swap Termination Payment that constitutes a Subordinated Swap Termination Payment will be subordinated to payments of principal of and interest on the notes and any Swap Termination Payment that constitutes a Senior Swap Termination Payment will be paid pro rata with interest on the Class A notes. The swap counterparty’s claim for any due and unpaid Senior Swap Termination Payment will be equal in priority to payments of interest on the Class A notes and higher in priority than payments of interest on the Class B notes and all payments of principal on the notes. The amount of any Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate swap agreement, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If an interest rate swap agreement is terminated and no replacement is entered into and collections on the receivables are insufficient to make payments of interest and principal on the notes, delays and/or reductions in the interest on and principal payments of the notes may occur. See “Risk Factors—You may experience delays or reductions in payments on the notes as a result of risks related to the swap counterparty and the interest rate swap agreement”. The issuing entity shall provide notification of an early termination of any interest rate swap agreement to the indenture trustee. In the event of any early termination of the interest rate swap agreement, (i) upon receipt of notification, the indenture trustee will establish the Swap Termination Payment Account, (ii) any Swap Termination Payments received from the swap counterparty will be remitted to an eligible account established in the name of the indenture trustee for the benefit of the noteholders and the swap counterparty (the “Swap Termination Payment Account”) and (iii) any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty (such payments, the “Swap Replacement Proceeds”) received from a replacement swap counterparty will be remitted directly to the swap counterparty; provided, that any such remittance to the swap counterparty will not exceed the amounts, if any, owed to the swap counterparty, under the related interest rate swap agreement; provided, further that the swap counterparty will only receive Swap Replacement Proceeds if all Swap Termination Payments due from the swap counterparty to the issuing entity have been paid in full and if such amounts have not been paid in full then the amount of Swap Replacement Proceeds necessary to make up any deficiency shall be remitted to the Swap Termination Payment Account.]

[DESCRIPTION OF THE CERTIFICATES]

[The certificates will be issued pursuant to the terms of the Trust Agreement, substantially in the form filed as an exhibit to the Registration Statement. The following information, taken together with the information about the Trust Agreement and the certificates under the heading “The Transaction Documents” and in the accompanying prospectus, summarizes all material provisions of the certificates and the Trust Agreement. We will file a copy of the Trust Agreement concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related Trust Agreement set forth in the accompanying prospectus, to which description reference is hereby made.

The Certificates are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Overview of the Certificates

[Distributions of Principal Payments

Certificateholders will be entitled to distributions of principal on each payment date [during the Amortization Period] commencing on the payment date on which the notes have been paid in full, in an amount equal to the amounts remaining after payments of higher priority in respect of the related Collection Period, subject to certain limitations. Distributions with respect to principal payments will generally be funded from the portion of the Available Collections remaining after the distribution of the Servicing Fee and any amounts paid to the noteholders. See “The Transaction Documents and the Indenture—Priority of Payments” [and “—Credit Enhancement—Reserve Account”] in this prospectus supplement.]

[Distributions will not be made on the certificates during the Revolving Period. If an Early Amortization Event occurs, the revolving period will end and certificateholders will receive payments of principal earlier than expected. See “The Revolving Period.” [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the revolving period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.]

[On and after any payment date on which the notes have been paid in full, funds in the Reserve Account will be applied to reduce the Certificate Balance to zero if, after giving effect to all distributions to the servicer, the noteholders and the certificateholders on such payment date, the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance.]

Subordination of the Certificates

The rights of certificateholders to receive distributions of interest are subordinated to the rights of noteholders to receive payments of interest and [monthly payments of] principal. In addition, the certificateholders have no right to receive distributions of principal until the principal amount of the notes has been paid in full. Consequently, funds on deposit in the Collection Account [(including amounts deposited therein from the Reserve Account)] will be applied to the payment of interest and principal on the notes before distributions on the certificates. In addition, following the occurrence of certain events of default or an acceleration of the notes, the noteholders will be entitled to be paid in full before the certificateholders are entitled to any distributions.

Optional Prepayment

If the servicer exercises its option to purchase the receivables as set forth in “The Transaction Documents and the Indenture—Early Redemption,” certificateholders will receive an amount in respect of the certificates equal to the Certificate Balance, which distribution will effect early retirement of the certificates. See “Certain Matters Regarding the Servicer—Termination” in the accompanying prospectus.]

[THE REVOLVING PERIOD]

[During the Revolving Period, noteholders [and certificateholders] will not receive principal payments. Instead, on each payment date during the Revolving Period, the issuing entity will seek to reinvest amounts that would otherwise be distributed as principal in additional receivables to be purchased from the depositor.

The issuing entity will purchase additional receivables meeting the eligibility requirements described in “The Receivables Pool.” The purchase price for each additional receivable will be [insert formula for determining purchase price].

The depositor will seek to purchase additional receivables from the Second Tier Purchaser, who sought to purchase the receivables from the First Tier Purchaser, each with a purchase price equal to the reinvestment amount, to the extent of available funds. The sponsor will seek to make receivables available to the First Tier Purchaser as additional receivables in an amount approximately equal to the amount of the available funds, but it is possible that the sponsor will not have sufficient additional receivables for this purpose. Any portion of available funds that is not used to purchase additional receivables on a payment date during the Revolving Period will be applied on subsequent payment dates in the Revolving Period to purchase additional receivables. Securityholders will be notified of the purchase of additional receivables on Form 10-D.

The amount of additional receivables will be determined by the amount of cash available from payments and prepayments on existing receivables. [There are no stated limits on the amount of additional receivables allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial asset pool. Further, there are no requirements regarding minimum amounts of additional receivables that can be purchased during the revolving period.] [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the revolving period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.]

The Revolving Period consists of the Collection Periods beginning with the [            ] Collection Period and ending with the [            ] Collection Period and the related payment dates. Reinvestments in additional receivables will be made on each payment date related to those Collection Periods. The Revolving Period will terminate sooner if an Early Amortization Event occurs in one of those Collection Periods, in which case the Amortization Period will begin and no reinvestment in additional receivables will be made on the related payment date. During the Amortization Period, noteholders will be entitled to receive principal payments in accordance with the priorities set forth in “The Transaction Documents and the Indenture—Priority of Payments.”]

An “Early Amortization Event” will occur if:

•	[the amount on deposit in the Reserve Account is less than the Specified Reserve Account Balance for two consecutive months;

•	an event of default occurs as described under “The Transaction Documents and the Indenture—Events of Default” in this prospectus supplement; or

•	a Servicer Termination Event occurs as described under “The Transaction Documents and the Indenture—Servicer Termination Events” in this prospectus supplement.

The occurrence of an Early Amortization Event is not necessarily an event of default under the indenture.]

[Insert any additional limitation on the ability of the issuing entity to acquire additional receivables and any additional disclosure required in accordance with Item 1111(g) of Regulation AB.]

THE TRANSACTION DOCUMENTS AND THE INDENTURE

The following information, taken together with information in the accompanying prospectus, summarizes material provisions of the “first purchase agreement” entered into between Bank of America and the First Tier Purchaser, the “second purchase agreement” entered into between the First Tier Purchaser and the Second Tier Purchaser, the “third purchase agreement” entered into between the Second Tier Purchaser and the depositor, the “sale agreement” entered into between the depositor and the issuing entity, the “servicing agreement” entered into between Bank of America, the issuing entity and the indenture trustee, the “administration agreement” entered into between the issuing entity, the administrator and the indenture trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to the first purchase agreement, the second purchase agreement, the third purchase agreement and the sale agreement as the “transfer agreements” and each of Bank of America, the First Tier Purchaser, the Second Tier Purchaser and the depositor as a “transferring party.” We also sometimes refer to the transfer agreements, the servicing agreement, the administration agreement and the indenture collectively as the “transaction documents.” We will file a copy of the transaction documents with the SEC concurrently with or prior to the time we file the prospectus supplement and the accompanying prospectus with the SEC.

Sale and Assignment of Receivables

Under the first purchase agreement, Bank of America will sell, transfer, contribute, assign and otherwise convey to the First Tier Purchaser all of its right, title, interest, claims and demands in, to and under the receivables, Collections after the cut-off date and the related security relating to those receivables. The first purchase agreement will create a first priority ownership/security interest in the property transferred thereunder in favor of the First Tier Purchaser. In consideration of the sale of such assets, the First Tier Purchaser will pay Bank of America an amount equal to the estimated fair market value of such assets, as determined by the First Tier Purchaser and Bank of America prior to the sale, which amount will be paid (a) in cash to Bank of America and (b) by a capital contribution by Bank of America of an undivided interest in such assets that increases its equity investment in the First Tier Purchaser in an amount equal to the excess of the estimated fair market value of the assets over the amount of cash paid by the First Tier Purchaser to BANA.

Under the second purchase agreement, the First Tier Purchaser will sell, transfer, contribute, assign and otherwise convey to the Second Tier Purchaser all of its right, title, interest, claims and demands in, to and under the receivables acquired from Bank of America on the Closing Date. The second purchase agreement will create a first priority ownership/security interest in the property transferred thereunder in favor of the Second Tier Purchaser.

Under the third purchase agreement, the Second Tier Purchaser will sell, transfer, contribute, assign and otherwise convey to the depositor all of its right, title, interest, claims and demands in, to and under the receivables acquired from the First Tier Purchaser on the Closing Date. The third purchase agreement will create a first priority ownership/security interest in the property transferred thereunder in favor of the depositor.

Under the sale agreement, the depositor will sell, transfer, contribute, assign and otherwise convey to the issuing entity all of its right, title, interest, claims and demands in, to and under the receivables acquired from the Second Tier Purchaser on the Closing Date in exchange for all of the notes and the certificates. The sale agreement will create a first priority ownership/security interest in the property transferred thereunder in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title, interest, claims and demands in, to and under the issuing entity assets to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity assets in favor of the indenture trustee for the benefit of the noteholders [and the swap counterparty].

Each transfer agreement requires the applicable transferring party to repurchase each receivable transferred by that transferring party on the Closing Date that does not meet the eligibility criteria set forth in that transfer agreement, which include, among other things, that such receivable:

(i)	is secured by a new or used automobile, light-duty truck or other similar vehicle and was originated in the United States [(i) by a dealer located in the United States for the retail sale of a financed vehicle in the ordinary course of such dealer’s business, was fully and properly executed or electronically authenticated by the parties thereto, was purchased by [Bank of America][originator] from such dealer under an existing agreement between such dealer and Bank of America and was validly assigned by such dealer to [Bank of America][originator] in accordance with its terms or (ii) by [Bank of America][originator] to finance the retail sale of a financed vehicle in the ordinary course of [Bank of America’s][originator’s] business and was fully and properly executed or electronically authenticated (as defined in the UCC) by the parties thereto;]

(ii)	has an annual percentage rate of not less than [ ]% and not more than [ ]%;

(iii)	is a simple interest receivable and provides for level scheduled monthly payments (provided that the payment in the first month and the final month of the life of the receivable may be no more than three times the amount of the level payment) that shall amortize the Outstanding Principal Balance of such receivable at its origination by maturity and shall yield interest at the annual percentage rate;

(iv)	is payable in U.S. dollars by an obligor that is domiciled in the United States with a mailing address in the United States;

(v)	contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefit of the security;

(vi)	as of the cut-off date was not a receivable that was a Delinquent Receivable for more than [29 days], a Defaulted Receivable or secured by a financed vehicle that has been repossessed and the related obligor, to the transferring party’s knowledge as of the cut-off date, has not filed or had filed against it, any petition for relief under any state or federal bankruptcy, insolvency, receivership or similar law;

(vii)	had an original term of not less than [ ] months and not more than [ ] months and a remaining term of not less than [ ] months and not more than [ ] months;

(viii)	has a remaining principal balance of greater than or equal to U.S.$[ ] and less than or equal to U.S.$[ ];

(ix)	has a maturity date on or before [ ]; and

(x)	the related obligor had a FICO® score of not less than [ ] at the time of origination of such receivable.

No selection procedures adverse to the noteholders were utilized in selecting the receivables to be included in the pool of receivables.

A transferring party would only be required to repurchase a receivable if the interest of the noteholders were materially and adversely affected by the breach of one of the foregoing representations. Such repurchase would occur on or before the last day of the second Collection Period following discovery or written notice of such breach or, at the breaching party’s option, the last day of the first Collection Period following the discovery. Any such repurchase by a transferring party will be at a price equal to the Repurchase Price.

In addition to the foregoing repurchase obligations, if the interest of (i) the issuing entity in any receivable is materially and adversely affected by a breach by the Second Tier Purchaser, the First Tier Purchaser or Bank of America of a representation or warranting relating to such receivable in the respective purchase agreement, the depositor shall repurchase such receivable from the issuing entity but only if the Second Tier Purchaser, the First Tier Purchase or Bank of America, as applicable, shall in fact repurchase such receivable; (ii) the depositor in any receivable is materially and adversely affected by a breach by the First Tier Purchaser or Bank of America of a representation or warranty relating to such receivable in the respective purchase agreement, the Second Tier Purchaser shall repurchase such receivable from the depositor but only if the First Tier Purchaser or Bank of America, as applicable shall in fact repurchase such receivable; and (iii) the Second Tier Purchaser in any receivable is materially and adversely affected by a breach by Bank of America of a representation or warranty relating to such receivable, the First Tier Purchaser shall repurchase such receivable from the Second Tier Purchaser but only if Bank of America shall in fact repurchase such receivable.

The servicer may from time to time (but is not required to) sell any Deficiency Balance in accordance with its customary servicing practices[; provided, however, that (i) such sale must be to a person who is not an affiliate of the servicer, (ii) each sale must be made at a price equal to the fair market value of such Deficiency Balance in cash in immediately available funds and (iii) such sale must be without recourse, representation or warranty by the issuing entity or the servicer (other than any representation or warranty regarding the absence of liens, that the issuing entity has good title to the Deficiency Balance or a similar representation or warranty).] Net proceeds of such sale allocable to the related receivable will constitute Liquidation Proceeds and the sole right of the issuing entity and the indenture trustee with respect to any such receivable will be to receive such Liquidation Proceeds. Upon such sale, (i) the indenture trustee will release the lien on any Deficiency Balance sold and (ii) the servicer will mark its computer records indicating that any such receivable has been sold.

Additional information regarding the conveyance of the receivables pursuant to [each] [the] purchase agreement is set forth in the accompanying prospectus under “The Transaction Documents—Sale and Assignment of the Receivables.”

Accounts

The issuing entity will have the following bank accounts, which will be maintained at the indenture trustee in the name of the indenture trustee on behalf of the noteholders [,the certificateholders] [and the swap counterparty]:

•	the Collection Account;

•	the Principal Distribution Account; [and]

•	[the Reserve Account; and]

•	the [Pre-Funding Account].

[Additionally, (i) in the event the swap counterparty is required to post collateral under the terms of the related interest rate swap agreement, the indenture trustee will establish the Swap Collateral Account and (ii) in the event of any early termination of any interest rate swap agreement, the indenture trustee will establish the Swap Termination Payment Account.]

A Certificate Distribution Account will be established for the benefit of the certificateholders. Neither the indenture trustee nor any noteholder will have any interest or claim to the Certificate Distribution Account or funds on deposit in that account. The Certificate Distribution Account will not be a trust account.

The Collection Account, the Principal Distribution Account, [the Certificate Distribution Account and the Reserve Account], [the Pre-Funding Account] [and the Swap Termination Payment Account] are required to be Eligible Accounts.

General Provisions Regarding Accounts

Funds on deposit in the Collection Account [or the Swap Termination Payment Account] prior to the Business Day immediately preceding a payment date will be invested by the indenture trustee in Eligible Investments selected in writing by the servicer and of which the servicer provides notification (pursuant to standing instructions or otherwise). None of the indenture trustee, the servicer nor the issuing entity will be liable for any loss arising from any investment in Eligible Investments. All Eligible Investments will be held by or on behalf of the indenture trustee as secured party for the benefit of the noteholders [and the swap counterparty]. All Eligible Investments purchased with funds on deposit in the Collection Account [or the Swap Termination Payment Account] are required to mature so that such funds will be available on the Business Day immediately preceding the following payment date. No Eligible Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to that Eligible Investment and the servicer directs the indenture trustee in writing to dispose of that Eligible Investment. Funds on deposit in the Principal Distribution Account, the Reserve Account and the Certificate Distribution Account will remain uninvested. Notwithstanding anything in the indenture to the contrary, the indenture trustee may, but shall not be required to, invest for its own benefit, funds in the Collection Account [and the Swap Termination Payment Account] on the Business Day prior to the payment date [(after making any required Net Swap Payments or Swap Termination Payments due on such date)]; provided, however that any such investments will be in Eligible Investments.

If, at any time, the Collection Account, the Principal Distribution Account, [the Reserve Account], [the Pre-Funding Account] [or the Swap Termination Payment Account] [or the Certificate Distribution Account] ceases to be an Eligible Account, the servicer, with respect to the Collection Account, the Principal Distribution Account or the Reserve Account, and the servicer [or the owner trustee with respect to the Certificate Distribution Account,] will establish a new Collection Account, Principal Distribution Account, [the Reserve Account or Certificate Distribution Account], [the Pre-Funding Account] [or Swap Termination Payment Account,] as applicable, as an Eligible Account and the indenture trustee [or owner trustee, as applicable,] will to transfer any cash and/or any investments to such new account.

All interest and investment income other than amounts earned one Business Day prior to the payment date which shall be for the sole benefit of the indenture trustee (net of losses and investment expenses) on funds on deposit in the Collection Account will constitute Available Collections and will be distributed in accordance with the “—Priority of Payments” below. [All interest and investment income (net of losses and investment expenses) on funds on deposit in the Swap Termination Payment Account will be deposited into the Swap Termination Payment Account.] The indenture trustee will not be directed to make any investment of any funds or to sell any investment held in any of the Collection Account [or the Swap Termination Payment Account] unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any person.

Deposits to the Collection Account

[The Servicer will be required to deposit Collections on the receivables received by it into the Collection Account within the time, not to exceed two Business Days, necessary for the Servicer to clear any payments of Collections received.] Pending deposit into the Collection Account, Collections may be used by the Servicer at its own risk and are not required to be segregated from its own funds.

See “Risk Factors—Commingling of assets by the servicer could reduce or delay payments on the notes.”

Principal Distribution Account

On each payment date, except after an acceleration of the notes after an event of default under the indenture, the indenture trustee will make payments from amounts deposited in the Principal Distribution Account on that date in the order of priority above under “Description of the Notes—Payments of Principal.”

[Reserve Account]

[The indenture trustee will establish the Reserve Account in its name for the benefit of the noteholders [and the swap counterparty]. On the Closing Date, the depositor will direct the underwriters to make an initial deposit equal to the Specified Reserve Account Balance in cash into the Reserve Account. On each payment date, the paying agent will withdraw funds from the Reserve Account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses [first through sixth] under “—Priority of Payments.” [On each payment date, funds will be deposited into the Reserve Account in accordance with the priority of payments until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance.] On any payment date, if the amount of cash or other immediately available funds in the Reserve Account on that payment date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that payment date exceeds the Specified Reserve Account Balance, the Reserve Account Excess Amount will be transferred to the Collection Account and distributed on that payment date as available funds. In addition, if the sum of the amounts in the Reserve Account and the remaining Available Collections after the payments under clauses [first through sixth] under “—Priority of Payments” would be sufficient to pay in full the aggregate outstanding Note Balance of all of the notes, then the Reserve Account Draw Amount will be used to pay all outstanding notes in full.]

[Pre-Funding Account]

[On the Closing Date, $[            ] will be deposited from the proceeds of the sale of the notes [and certificates] into the Pre-Funding Account which will be included in the Issuing Entity Assets. The amount deposited from the proceeds of the sale of the notes [and certificates] into the Pre-Funding Account is not more than 50% of the proceeds of the offering and represents [ ]% of the initial pool balance (including the expected aggregate principal balance of the Subsequent Receivables). During the Funding Period, the depositor will sell Subsequent Receivables to the issuing entity and the issuing entity will acquire Subsequent Receivables on a Funding Date, so long as certain conditions precedent are satisfied and the Subsequent Receivables satisfy the same eligibility criteria as the receivables transferred to the issuing entity on the Closing Date. The amount of funds withdrawn from the Pre-Funding Account for the acquisition of Subsequent Receivables on a Funding Date will be equal to the purchase price for the receivables with respect to such Subsequent Receivables. The underwriting criteria for Subsequent Receivables are expected to be substantially the same as those for the initial receivables and thus it is expected that the characteristics of the Subsequent Receivables acquired through the Pre-Funding Account will not vary materially from the characteristics of the receivables pool on the Closing Date.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any remaining funds on deposit in the Pre-Funding Account (excluding investment earnings or income) and pay those remaining funds to the noteholders [and certificateholders] in sequential order of priority beginning with the Class A notes, if the aggregate of those amounts is $100,000 or less. If the remaining funds in the Pre-Funding Account exceed $100,000, the funds will be paid ratably to the Class B noteholders, until the Class B notes are paid in full].

Amounts on deposit in the Pre-Funding Account will be invested by the indenture trustee at the direction of the servicer in permitted investments and investment earnings therefrom will be deposited into the Collection Account as Available Collections on each payment date. Permitted investments are generally limited to obligations or securities that mature on or before the next payment date. However, if the Rating Agency Condition is satisfied, funds in the Pre-Funding Account may be invested in investments that will not mature prior to the next payment date with respect to such notes and which meet other investment criteria.

In connection with each purchase of Subsequent Receivables, officers on behalf of the servicer, the depositor and the issuing entity will certify that the requirements summarized above are met with regard to that prefunding. Neither the rating agencies listed under “Summary of Terms—Ratings” above nor any other person (other than the servicer, the depositor and the issuing entity) will provide independent verification of that certification.] [Insert any additional disclosure required by Item 1111(g) of Regulation AB.]

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture (as described below under “—Events of Default”), the indenture trustee will make the following payments and deposits to the extent of Available Collections [and the Reserve Account Draw Amount] then on deposit in the Collection Account [(including amounts, if any, paid by the swap counterparty)] for such payment date, in the following order of priority:

•	first, to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

•	[second, to the swap counterparty, the Net Swap Payment (to the extent not paid on the Business Day prior to the payment date);]

•

[[third,] pro rata based on amounts due to (i) the swap counterparty, any Senior Swap Termination Payments (to the extent not paid on the Business Day prior to the payment date), and (ii) to the Class A noteholders, pro rata, interest on the Class A notes;]

•	[fourth,] to the Principal Distribution Account for distribution to the noteholders, the First Allocation of Principal, if any;

•	[[fifth,] to the Class B noteholders, interest on the Class B notes;]

•	[sixth,] to the Principal Distribution Account for distribution to the noteholders, the Second Allocation of Principal;

•	[seventh, to the Reserve Account, any additional amounts required to increase the amount in the Reserve Account up to the Specified Reserve Account Balance;]

•	[eighth, to the Principal Distribution Account for distribution to the noteholders, the Regular Allocation of Principal;]

•

[[ninth,] to the swap counterparty, any Subordinated Swap Termination Payment (to the extent not paid on the Business Day prior to the payment date) and any other amounts payable by the issuing entity to the swap counterparty and not previously paid;]

•

[tenth,] pro rata based on amounts due to [the owner trustee,] the indenture trustee, the administrator and the servicer, expenses (including indemnification amounts) permitted under the trust agreement, the indenture, the servicing agreement and any other Transaction Document, as applicable, which have not been previously paid; and

•	[eleventh,] to the Certificate Distribution Account for distribution to the certificateholders, any remaining funds.

Upon and after any distribution to the Certificate Distribution Account of any amounts, the noteholders will not have any rights in, or claims to, those amounts. Amounts on deposit in the Certificate Distribution Account will be distributed on each payment date by the certificate paying agent to the certificateholders, ratably, based on the Percentage Interest of each certificateholder.

[Notwithstanding the priority of payments set forth above, on the Business Day prior to each payment date, the indenture trustee will distribute from Available Collections then on deposit in the Collection Account the Net Swap Payment and the Swap Termination Payment then due, if any, to the swap counterparty; provided that such amounts will be listed separately on the indenture trustee certificate as if such amounts were distributed on the payment date; provided, further, that in no event may the swap counterparty receive a related payment from the issuing entity as a result of making payments to the swap counterparty on the Business Day prior to such payment date that is greater than the payment that the swap counterparty would have been entitled to receive in accordance with the priority of payments set forth above if such payments were made on such payment date, in accordance with the priority of payments set forth above.]

Fees and Expenses

The fees and expenses paid or payable from Available Collections are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments.” Although we do not anticipate that these fees will change while the notes are outstanding, we will provide noteholders information regarding any change to such information while the notes are outstanding.

Recipient	Fees and Expenses Payable(1)
Servicer	For each payment date: the product of (1) one-twelfth, (2) [1.00]% per annum and (3) the Pool Balance of the receivables as of the first day of the related Collection Period plus Supplemental Servicing Fees.(2)

Indenture Trustee(3)	$[•] per annum plus reasonable expenses(4)(5)

[Owner Trustee(3)	$[•] per annum plus reasonable expenses(4)]

[Owner Trustee(3)	$[•] per annum plus reasonable expenses(6)]

Administrator(3)	Reasonable expenses(4)

(1)	Following an acceleration of the notes after an event of default under the indenture, payments to the indenture trustee[, the owner trustee] and the administrator will be made prior to any payments of interest or principal on the notes.
(2)	The servicer will be required to pay all expenses incurred by it in connection with its activities as servicer, including fees, expenses and disbursements of any independent accountants and taxes imposed on the servicer other than liquidation expenses in connection with the refurbishment, repossession and disposal of a financed vehicle.
(3)	The servicer will be initially responsible for paying the fees and expenses (including indemnification amounts) of the indenture trustee[, the owner trustee] and the administrator. If the servicer fails to make such payments prior to the acceleration of the notes after an event of default, the indenture trustee[, the owner trustee] and the administrator will be paid any fees and expenses not previously paid immediately prior to distributions to the Certificate Distribution Account as described above under “—Priority of Payments.”
(4)	Consists of reasonable expenses and disbursements incurred by such party in connection with its duties.
(5)	The indenture trustee will also have a right to interest and a portion of investment income from balances held in the trust accounts. See “The Transaction Documents and the Indenture—General Provisions Regarding Accounts” in this prospectus supplement.
[(6)	The owner trustee will receive a fee for certain tax and accounting services provided on behalf of the issuing entity and the certificateholders, which fee will vary depending on the number of certificateholders. ]

Hired Agency Fees

The sponsor will pay the Hired Agencies fees, which include initial fees in an amount equal to approximately $[        ] and annual surveillance fees in an amount equal to approximately $[        ]. None of these fees will be paid out of the collections on the receivables. None of the Hired Agencies retain any risk of loss with respect to the receivables.

[Risk Retention

At closing, the sponsor and the servicer do not plan to retain any risk of loss with respect to the receivables other than to the extent that any purchase or repurchase obligations resulting from certain breaches of representations and warranties can be deemed to be a risk of loss. However, the sponsor intends to satisfy the risk retention requirement in connection with the FDIC Rule by selecting a representative sample of the selected receivables in an amount equal to not less than 5.0% of the principal amount of the receivables at the time the receivables are sold to the issuing entity, in the manner and subject to the limitations set forth in “Material Legal Aspects of the Receivables—FDIC Rule” in the accompanying prospectus. Additionally, if the depositor does not sell all or a portion of the certificates, then the sponsor will indirectly be exposed to a risk of loss with respect to the receivables through its indirect ownership interest in the depositor.]

Principal Distribution Account

On each payment date, except after an acceleration of the notes after an event of default under the indenture, the indenture trustee will make payments from amounts deposited in the Principal Distribution Account on that date in the order of priority above under “Description of the Notes—Payments of Principal.”

[Reserve Account]

[The indenture trustee will establish the Reserve Account in the name of the indenture trustee for the benefit of the noteholders.]

Roles and Responsibilities of the Trustees and the Administrator

[The Owner Trustee

Pursuant to the trust agreement between the owner trustee and the depositor, the owner trustee has agreed to perform certain specified administrative duties as it otherwise would be the duty of the issuing entity to perform pursuant to the indenture. In addition, the owner trustee shall follow the written directions of the certificateholders concerning the management of the issuing entity. The owner trustee will not be obligated and will not have the authority to follow any such direction from the certificateholders that is contrary to the obligations of the issuing entity or the owner trustee under the transaction agreements.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The owner trustee is not liable or accountable under the trust agreement or the other transaction agreements except for (i) its own willful misconduct, bad faith or gross negligence, (ii) for the inaccuracy of any representation or warranty in the trust agreement expressly made in its individual capacity, (iii) for its failure to discharge any liens on the property of the issuing entity that result from actions by or claims against the owner trustee that are not related to the ownership or the administration of the property of the issuing entity or (iv) or for any taxes, fees or other charges based on or measured by any fees or compensation received by the owner trustee. The owner trustee is entitled to indemnification from the servicer from any and all liabilities that may be asserted against the owner trustee in any way relating to the transaction described in this prospectus supplement and the accompanying prospectus or relating to the issuing entity assets, subject to the exceptions relating to willful misconduct, bad faith, gross negligence, the inaccuracy of representations or warranties, its failure to discharge any lien or for any taxes, fees or other charges described in the preceding sentence. Such indemnification amounts as the owner trustee shall be entitled to are payable in the priority set forth in “—Priority of Payments” above.

As compensation for its services the owner trustee will receive such fees as have been separately agreed upon between the servicer and the owner trustee, and the owner trustee will be reimbursed for its other reasonable expenses, in the priority set forth in “—Priority of Payments” and “—Fees and Expenses” above. The owner trustee may at any time resign and be discharged from its obligations as owner trustee by giving written notice thereof to the depositor, the servicer, the administrator, the indenture trustee and the certificateholder. Upon receiving such notice of resignation, the depositor must promptly appoint a successor owner trustee. If no successor owner trustee is appointed within 30 days after the giving of such resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee, provided, however, that the right to appoint or to petition for the appointment of any such successor will not relieve the resigning owner trustee from any obligations otherwise imposed on it under the transaction documents until the successor has in fact assumed such appointment. If at any time the owner trustee ceases to be eligible to serve as owner trustee or if at any time the owner trustee is legally unable to act, or is adjudged bankrupt or insolvent or a receiver of the owner trustee or its property is appointed or a public officer takes charge or control of the owner trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor may remove the owner trustee. If the owner trustee ceases to be eligible, the expenses of removal or replacement of the owner trustee shall be paid by the depositor. If the owner trustee is otherwise removed or replaced, the outstanding fees and expenses of the outgoing owner trustee shall be paid as described in the first sentence of this paragraph.]

The Indenture Trustee

The indenture trustee’s material duties and responsibilities regarding the notes are described where applicable throughout this prospectus supplement and the accompanying prospectus. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture.

The indenture trustee will have no liability for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the indenture trustee’s conduct constitutes willful misconduct, gross negligence or bad faith. Before acting or refraining from acting, the indenture trustee may require an opinion of counsel or an officer’s certificate from the applicable entity, and shall not be liable for any action or omission it takes in good faith reliance on such opinion of counsel or officer’s certificate.

The indenture trustee is entitled to indemnification from the servicer from any and all losses, liabilities or expenses incurred without willful misconduct, negligence or bad faith, including the costs of defending itself against any claim in connection with the performance of its duties or powers under the indenture. To the extent not otherwise paid by the servicer, such indemnification amounts as the indenture trustee shall be entitled to are payable in the priority set forth in “—Priority of Payments” and “—Fees and Expenses” above.

The indenture trustee may resign from its duties under the indenture at any time by notifying the issuing entity, the depositor and the servicer. The holders of a majority of the outstanding Note Balance may remove the indenture trustee without cause by notifying the indenture trustee, and the issuing entity. The issuing entity shall remove the indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. No resignation or removal of the indenture trustee and appointment of a successor trustee will become effective until the acceptance of the appointment by the successor indenture trustee. The fees and expenses owing to the outgoing indenture trustee shall be paid in the priority set forth in “—Priority of Payments” above.

The Administrator

Pursuant to the administration agreement between the administrator, the issuing entity, and the indenture trustee, the administrator has agreed to perform certain specified administrative duties and obligations of the issuing entity [and the owner trustee] under the documents to which the issuing entity is a party. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document.

The administrator is entitled to indemnification from the servicer from any and all losses, liabilities or expenses (including reasonable attorney’s fees) incurred in connection with (i) any claim or legal action relating to the administration agreement or (ii) the performance of any of the administrator’s duties under the administration agreement, unless the loss, liability or expense was incurred by reason of its own grossly negligent actions, its own grossly negligent failure to act or its own willful misconduct in the performance of any of the administrator’s duties under the administration agreement.

As compensation for the performance of the administrator and as a reimbursement for its expenses related thereto, including, but not limited to, costs incurred in connection with the engagement of third parties to perform any tax preparation duties under the administration agreement, the issuing entity will cause the servicer to pay the administrator such reasonable amounts agreed to pursuant to a fee letter between the servicer and the administrator, which shall be solely an obligation of the servicer. The administrator may at any time resign and be discharged from its obligations as administrator by giving written notice thereof to the issuing entity. Upon receiving such notice of resignation, the issuing entity must promptly appoint a successor administrator. If at any time the administrator (i) fails to deliver or cause to be delivered to the indenture trustee [or the owner trustee] for deposit into the Collection Account any payment required to be so delivered by the administrator by the terms of the administration agreement and such failure shall continue unremedied for a period of ten (10) Business Days after written notice of such failure is received (1) by the administrator from the indenture trustee or the issuing entity or (2) by the issuing entity, the indenture trustee and the administrator from the noteholders evidencing at least a majority of the outstanding Note Balance of the Controlling Class or, if no notes are outstanding, from the Majority Certificateholders, (ii) fails to duly perform or observe in any material respect any of the covenants or agreements, as the case may be, set forth in the administration agreement, which failure materially and adversely affects the rights of the issuing entity, the noteholders or the certificateholders and continues unremedied for ninety (90) days after the date written notice of such failure, requiring the failure to be remedied, is given (1) to the administrator by the indenture trustee or issuing entity or (2) to the issuing entity, the indenture trustee and the servicer by the noteholders evidencing at least a majority of the outstanding Note Balance of the Controlling Class or, if no notes are outstanding, by the Majority Certificateholders or (iii) is adjudged bankrupt or insolvent, then the issuing entity may remove the administrator.

Credit Enhancement

[Subordination of the Class B Notes]

As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments on the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after the occurrence of certain events of default under the indenture, the priority of the payments will change. For a description of these changes in priority see “The Transaction Documents and the Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus supplement.

[Subordination of the Certificates]

[The rights of the certificateholders to receive distributions in respect of principal will be subordinated at all times to the rights of the noteholders to receive payments in respect of interest and principal. Additionally, following the occurrence of certain events of default or an acceleration of the notes, the rights of the certificateholders to receive distributions in respect of interest and principal will be subordinated to the rights of the noteholders. See “—Priority of Payments” above.

The subordination of the certificates is intended to enhance the likelihood of receipt by noteholders of amounts due to them and to decrease the likelihood that the noteholders will experience losses.]

Excess Interest

Excess interest for any payment date will be the amount by which collections of interest on the receivables during the preceding month exceeds the servicing fee and the interest payments due on the notes for that payment date. [Any excess interest will be applied on each payment date, as a component of Available Collections, to make principal payments on the notes outstanding to the extent necessary to reach the Targeted Overcollateralization Amount. Generally, excess interest provides a source of funds to absorb any losses on the receivables and reduce the likelihood of losses on the notes.]

[Overcollateralization

Overcollateralization is the amount by which the Pool Balance exceeds the principal amount of the notes. Overcollateralization means there will be additional receivables generating Collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial amount of overcollateralization will be [    ], or approximately [    ]% of the Initial Pool Balance.

This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the Pool Balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level equal to [the greater of (a) [    ]% of the Pool Balance on such payment date and (b)] [    ]% of the Initial Pool Balance.]

[Reserve Account]

[On the Closing Date, the underwriters, at the direction of the depositor, will deposit from the proceeds of the sale of the notes the Specified Reserve Account Balance in cash into the Reserve Account. On each payment date, funds will be deposited into or withdrawn from the Reserve Account, as described above under “The Transaction Documents and the Indenture—Accounts—Reserve Account.”]

[If applicable, disclose any other credit enhancement or cash flow support that is provided for in the base prospectus. Identify any enhancement or support provider in accordance with Items 1114(b) or 1115 of Regulation AB. Describe the protection or support provided and, if applicable, how losses not covered thereby will be allocated to the securities.]

Early Redemption

The servicer may purchase [(and/or designate one or more persons to purchase) some or all of] the outstanding receivables and the other issuing entity assets [(excluding the Reserve Account)] in the issuing entity assets on any payment date if both of the following conditions are satisfied: (i) as of the last day of the related Collection Period, the Pool Balance has declined to [5.0]% or less of [(A)] the Pool Balance as of the cut-off date [and (B) the Pre-Funding Amount] and (ii) the sum of the Optional Purchase Price and the Available Collections for such payment date would be sufficient to pay (A) the servicing fee for such payment date and all unpaid servicing fees with respect to the prior Collection Period, (B) the interest then due on the notes [all amounts due to the swap counterparty], (C) the aggregate unpaid Note Balance of all the outstanding notes as determined by the indenture trustee and (D) expenses (including indemnification amounts) due to [the owner trustee,] the indenture trustee, the administrator and the servicer, which have not been previously paid. The Optional Purchase Price shall be equal to the lesser of (x) the fair market value of the receivables and (y) the aggregate outstanding Pool Balance plus accrued and unpaid interest on the receivables. To exercise such option, the servicer will deposit the Optional Purchase Price into the Collection Account on the Business Day prior to such payment date.

[In addition, if the sum of the amounts in the Reserve Account and the remaining Available Collections after the payments under clauses [first through sixth] under “—Priority of Payments” would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding notes, then the Reserve Account Draw Amount will be used to pay all outstanding notes in full.]

Under the servicing agreement, the servicer must furnish written notice of such election to the indenture trustee [and the owner trustee] not later than twenty (20) days (or such longer period as may be required by the clearing agency in connection with the note depository agreement for notice in connection with a redemption of the notes) prior to the optional purchase date. Following its receipt of such notice, (i) the indenture trustee will promptly provide notice of such election to [the swap counterparty and] the noteholders of record and (ii) the issuing entity will promptly provide notice of such election to the certificateholders of record. The notes will be redeemed on the optional purchase date.

Notice of redemption under the indenture must be given by the indenture trustee to each holder of notes as of the close of business on the record date preceding the applicable redemption date. All notices of redemption will state: (i) the redemption date; (ii) the price at which the notes will be redeemed; (iii) that the record date otherwise applicable to such redemption date is not applicable and that payments shall be made only upon presentation and surrender of such notes, and the place where such notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes shall cease to accrue on the redemption date and (v) the CUSIP numbers (if applicable) for such notes. Notice of redemption of the notes will be given by the indenture trustee in the name and at the expense of the issuing entity. In addition, the issuing entity must notify each Hired Agency [and the owner trustee] upon redemption of the notes.

The failure to pay principal of a class of notes on the redemption date for such class of notes will result in the occurrence of an event of default.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date (other than the initial payment date) will be an amount equal to the product of (1) one-twelfth, (2) [1.00]% per annum and (3) the Pool Balance of the receivables as of the first day of the related Collection Period.

The servicing fee for the initial payment date will be an amount equal to the sum of (A) the product of (1) one-twelfth, (2) [1.00]% per annum and (3) the Initial Pool Balance plus (B) the product of (1) one-twelfth, (2) [1.00]% per annum and (3) the Pool Balance of the receivables as of [__]. As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the Collection Account with respect to the Collection Period preceding such payment date. Subject to any limitations on the servicer’s liability contained in the servicing agreement, the servicer will be required to pay all expenses incurred by it in connection with its activities as servicer, including fees, expenses and disbursements of any independent accountants and taxes imposed on the servicer. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.

Delegation of Duties

The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) to any of its affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such duties; provided, that no such delegation or subcontracting will relieve the servicer of its responsibilities with respect to such duties as to which the servicer will remain primarily responsible with respect thereto and the servicer will be solely responsible for the fees of any such sub-contractors.

The Custodian

On the Closing Date, the indenture trustee will appoint the servicer as custodian and the servicer will accept such appointment. The custodian will hold each receivable file for the benefit of the indenture trustee as pledgee of the issuing entity [and the swap counterparty], as owner of the related receivable and will maintain accounts, records and computer systems pertaining to each receivable file. On or prior to the Closing Date, the computer files created in connection with the receivables will be marked to reflect that the receivables have been sold to the issuing entity.

The servicer’s appointment as custodian will become effective as of the cut-off date and will continue in full force and effect until terminated. The servicer may not resign from the obligations and duties imposed on it as custodian except upon the reasonable determination that the performance of its duties as custodian would no longer be permissible under applicable law. No such resignation will become effective until a successor custodian shall have assumed the responsibilities and obligations of the custodian. If Bank of America resigns as servicer in accordance with the provisions of the servicing agreement or if all of the rights and obligations of the servicer are terminated, the appointment of the servicer as custodian will be terminated. As soon as practicable after any termination, the custodian at its expense will deliver to the indenture trustee or the indenture trustee’s designee, the receivable files and the related accounts and records maintained by the custodian at such place or places as the indenture trustee may reasonably designate provided, however, that with respect to authoritative copies of the receivables constituting electronic chattel paper, the servicer, as custodian, in its sole discretion, shall either (i) continue to hold any such authoritative copies on behalf of the issuing entity and the indenture trustee or the indenture trustee’s agent or (ii) deliver copies of such authoritative copies and destroy the authoritative copies maintained by the servicer prior to its termination such that such copy delivered to the indenture trustee or the indenture trustee’s agent becomes the authoritative copy of the receivable constituting electronic chattel paper.

Extensions, Modifications and Refinancing of Receivables

Pursuant to the servicing agreement, the servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Subject to certain limitations set forth below, the servicer may grant extensions, deferrals, alterations, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period preceding the final scheduled payment date for the latest maturing class of notes or (ii) reduces the annual percentage rate or the Outstanding Principal Balance with respect to any receivable other than as required by applicable law (including, without limitation, by the Servicemembers Act) or by court order, it will purchase such receivable[; provided, further, that the servicer shall not make any modification described in the preceding proviso that would trigger a purchase pursuant to the above provisions for the sole purpose of enabling the servicer to purchase a receivable from the issuing entity. Notwithstanding anything in the preceding sentences of this paragraph to the contrary, the servicer may grant extensions, deferrals, alterations, amendments, modifications or adjustments to the terms of, or with respect to, any receivable only if at least one of the following conditions has been satisfied: (i) the amendment, modification, alteration or adjustment, individually and collectively with any other amendment, modification, alteration or adjustment proposed to be made with respect to the receivable, is ministerial in nature; (ii) in the case of an extension or deferral, (A) the obligor is in payment default or, in the judgment of the servicer in accordance with customary servicing practices, it is reasonably foreseeable that the obligor will default (it being understood that the servicer may proactively contact any obligor whom the servicer believes may be at higher risk of a payment default under the related receivable) and (B) the number of monthly payments on such receivable that are extended or deferred does not exceed six monthly payments or, if the receivable has an original term greater than 72 months, does not exceed seven monthly payments (in each case, exclusive of any extension or deferral in accordance with clause (iii) below); (iii) in the case of an extension or deferral, (A) the obligor’s address is within a geographic area determined by the President of the United States or the Governor of the applicable State to warrant individual, or individual and public, assistance from the federal government under the Robert T. Stafford Disaster Relief and Emergency Assistance Act or similar State law, as the case may be, and (B) the number of monthly payments on such receivable that are extended or deferred pursuant to clause (iii)(A) may not exceed four monthly payments (exclusive of any extension or deferral in accordance with clause (ii) above); or (iv) any extension, deferral, amendment, modification, alteration or adjustment, including a “payment holiday” or “skip-a-pay” extension granted to an obligor in accordance with the servicer’s customary servicing practices, and the servicer has delivered an opinion to the issuing entity[,and] the indenture trustee [and the owner trustee] to the effect that such extension, deferral, amendment, modification, alteration or adjustment will not cause the issuing entity to be treated, for United States Federal income tax purposes, as an association (or a publicly traded partnership) taxable as a corporation or as other than a grantor trust of the type described in Treasury Regulation section 301.7701-4(c).]

The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. The servicer may refinance any receivable by making a new loan to the related obligor and depositing the full Outstanding Principal Balance of such receivable into the Collection Account. The receivable created by such refinancing will not be property of the issuing entity. The Outstanding Principal Balance will be treated for all purposes, including for tax purposes, as a payoff of all amounts owed by the related obligor with respect to such receivable and the lien created by such receivable in the related financed vehicle shall be released at the time of such refinancing.

The servicer will distribute to the applicable obligor any rebates or refunds of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract required by law or contract to be returned to such obligor (but only to the extent such amounts are actually received by the servicer).

Unless required by law (including, without limitation, by the Servicemembers Act) or court order, the servicer will not release the financed vehicle securing any receivable from the security interest granted by such receivable in whole or in part except (i) in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would or would not attempt to collect in accordance with its customary servicing practices, (ii) in connection with repossession or (iii) except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle. If the servicer breaches this covenant, its covenant to collect all payments called for under the terms of the receivables as and when the same become due in accordance with its customary servicing practices (subject to the ability of the servicer to grant certain extensions, deferrals, alterations, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices as set forth above) or its covenant to maintain perfection of the security interest created by each receivable in the related financed vehicle and such breach materially and adversely affects the interests of the noteholders, the servicer will be required to either correct or cure such breach or purchase such receivable from the holder thereof, in either case on or before the last day of the second Collection Period (or, at the option of the servicer, the last day of the first Collection Period) following the date the servicer became aware of or was notified of such breach. Any such breach or failure of the servicer’s covenant to maintain perfection of the security interest created by each receivable in the related financed vehicle or its covenant, subject to certain exceptions set forth above, not to release the financed vehicle securing each such receivable from the security interest granted by such receivable in whole or in part will be deemed to not have a material and adverse effect if such breach or failure does not affect the ability of the issuing entity (or its assignee) to collect, receive and retain timely payment in full on such receivable, including Liquidation Proceeds. Any such purchase by the servicer shall be at a price equal to the Repurchase Price.

Servicer Termination Events

The following events constitute “servicer termination events” under the servicing agreement:

•

any failure by the servicer to deliver or cause to be delivered to the indenture trustee [or the owner trustee] for deposit into the Collection Account any payment required to be so delivered by the servicer under the terms of the servicing agreement, which failure continues unremedied for a period of ten Business Days after written notice thereof is received (1) by the servicer from the issuing entity or the indenture trustee or (2) by the issuing entity, the indenture trustee and the servicer from the noteholders of notes evidencing not less than a majority of the outstanding Note Balance of the Controlling Class, or, if no notes are outstanding, from the Majority Certificateholders;

•

failure on the part of the servicer to duly observe or perform in any material respect any other covenants or agreements, as the case may be, of the servicer set forth in the servicing agreement [(other than a covenant or agreement pursuant to the FDIC Rule Covenant)], which failure (i) materially and adversely affects the rights of the noteholders or certificateholders and (ii) continues unremedied for a period of ninety (90) days after the date on which written notice of such failure has been given (1) to the servicer by the issuing entity or the indenture trustee or (2) to the issuing entity, the indenture trustee and the servicer by the noteholders evidencing not less than a majority of the outstanding Note Balance of the Controlling Class, or, if no notes are outstanding, by the Majority Certificateholders; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, if a delay or failure of performance referred to under the first two bullet points above was caused by force majeure or other similar occurrence, the grace period set forth in the applicable bullet point will be extended by an additional thirty days.

The servicer will deliver to the issuing entity, with a copy to the indenture trustee[, the owner trustee] and the administrator promptly after having obtained knowledge thereof, notice of the occurrence of a servicer termination event.

Resignation, Removal or Replacement of the Servicer

If a servicer termination event is unremedied, either the indenture trustee or the noteholders holding not less than a majority of the principal amount of the outstanding Note Balance of the Controlling Class (or, if no notes are outstanding, the Majority Certificateholders), may terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the noteholders and the issuing entity will give notice to the certificateholders and each Hired Agency.

The servicer may not resign from its servicing obligations and duties except upon the mutual consent of the servicer, the indenture trustee and the issuing entity or unless it determines that the performance of its duties is no longer permissible under applicable law as evidenced by an opinion of counsel. No such resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer’s obligations.

Upon its termination or resignation, the servicer will continue to perform its functions as servicer, in the case of termination, until the date specified in the termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation (to the limited extent permitted under the servicing agreement, as described above), until the later of (x) the date 45 days from the delivery to the indenture trustee and the issuing entity of written notice of resignation and (y) the date upon which the predecessor servicer becomes unable to act as servicer. In the event of the servicer’s resignation or termination, the indenture trustee (or, if no notes are outstanding, the issuing entity) will appoint a successor servicer. In the event that a successor servicer has not been appointed at the time when the predecessor servicer has ceased to act as servicer, the indenture trustee (or, if no notes are outstanding, the issuing entity) will automatically be appointed the successor servicer. The indenture trustee may resign as the servicer by giving written notice of such resignation to the issuing entity and in such event will be released from such duties and obligations, such release not to be effective until the date a successor servicer enters into a written assumption. Upon delivery of any such notice to the issuing entity, the issuing entity must obtain a new servicer as the successor servicer. Notwithstanding the above, if the indenture trustee is legally unable so to act or if, within 30 days after the delivery of its notice of resignation, the issuing entity has not obtained a successor servicer, the indenture trustee (or, if no notes are outstanding, the issuing entity) will appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business includes the servicing of motor vehicle receivables, as the successor to the servicer; provided that, if any notes remain outstanding, the Rating Agency Condition has been satisfied in connection with such appointment.

Upon appointment, the successor servicer will assume all of the responsibilities, duties and liabilities of the predecessor servicer with respect to the receivables (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuing entity or the noteholders from effecting a transfer of servicing to a successor servicer. In connection with such appointment, the indenture trustee may make such arrangements for the compensation of such successor servicer out of payments on receivables as it and such successor servicer will agree; provided, however, that no such compensation will be in excess of the compensation permitted for the predecessor servicer under the servicing agreement. The indenture trustee and such successor servicer will take such action, consistent with the servicing agreement, as will be necessary to effectuate any such succession.

All reasonable costs and expenses (including attorneys’ fees) incurred in connection with any such succession as servicer will be paid by the predecessor servicer.

Waiver of Past Servicer Termination Events

The noteholders of a majority of the outstanding Note Balance of the Controlling Class (or, if no notes are outstanding, the Majority Certificateholders) may waive any servicer termination event, except an event resulting from the failure by the servicer to make any required payments under the servicing agreement, which requires the unanimous vote of all holders of outstanding securities.

Evidence as to Compliance

The servicing agreement provides that, so long as the depositor is filing reports under the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to the issuing entity, a registered public accounting firm (who may also render other services to the servicer or its affiliates) will annually furnish to the servicer and the depositor an attestation report, as described under “The Transaction Documents—Evidence as to Compliance” in the accompanying prospectus.

The servicing agreement will also provide for delivery, so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, on or before March 30 of each calendar year, a report, regarding the servicer’s assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions as described under “The Transaction Documents—Evidence as to Compliance” in the accompanying prospectus, including disclosure of any material instance of non-compliance identified by the servicer.

For so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The servicer will also give the issuing entity, indenture trustee [and the owner trustee] notice of any events of termination of the servicer under the servicing agreement.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable on any payment date, and such default shall continue for a period of 35 days;

•	default in the payment of the principal on any note on the related final scheduled payment date or redemption date;

•

any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture (other than [(i)] a covenant or agreement, a default in the observance or performance of which is elsewhere specifically addressed in the indenture [or (ii) a covenant or agreement pursuant to the FDIC Rule Covenant]), which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the outstanding Note Balance of the Controlling Class;

•

any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the outstanding Note Balance of the Controlling Class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, the grace period set forth in the applicable bullet point will be extended by an additional thirty days.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or at the direction of the noteholders of at least a majority of the outstanding Note Balance of the Controlling Class shall, declare the principal of such notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default has occurred and is continuing, the indenture trustee, at the request of the noteholders of at least a majority of the outstanding Note Balance of the Controlling Class shall, institute proceedings to collect amounts due or foreclose on the issuing entity assets, exercise remedies as a secured party or, after an acceleration of the maturity of the notes, sell the receivables. However, the indenture trustee is prohibited from selling or otherwise liquidating the receivables following an event of default unless:

•	the holders of 100% of the outstanding Note Balance of the Controlling Class [and the swap counterparty] consent to such sale or liquidation;

•

the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest (if any) on the outstanding notes [and all amounts owed to the swap counterparty] at the date of such sale or liquidation; or

•

the event of default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the Collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the noteholders of at least 66 2/3% of the outstanding Note Balance of the Controlling Class [and the swap counterparty].

Any declaration of acceleration of the maturity of the notes may be rescinded or annulled by the noteholders representing a majority of the outstanding Note Balance of the Controlling Class by providing written notice to the issuing entity and the indenture trustee if:

(a)	no judgment or decree for payment of the money due has been obtained by the indenture trustee;

(b)	the issuing entity has paid or deposited with the indenture trustee a sum sufficient to pay (i) all payments of principal of and accrued interest on the notes and all other amounts that would then be due under the indenture or upon such notes if the event of default giving rise to such acceleration had not occurred, (ii) all sums paid or advanced by the indenture trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel[, and (iii) any Net Swap Payments and any Swap Termination Payments then due and payable]; and

(c)	all events of default, other than the nonpayment of the principal of the notes that has become due solely by such acceleration, have been cured or waived.

In addition, if the event of default does not relate to a payment default or insolvency of the issuing entity, the indenture trustee is prohibited from selling the issuing entity assets unless the noteholders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes [and all amounts owed to the swap counterparty].

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the noteholders of a majority of the outstanding Note Balance of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the noteholders of a majority of the outstanding Note Balance of the Controlling Class may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the noteholders of all of the outstanding notes, or a default arising from an insolvency event of the issuing entity.

Priority of Payments Will Change Upon Events of Default that Result in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuing entity in the following order of priority:

(1) first, to the servicer, the servicing fee and all prior unpaid servicing fees;

(2) second, to the indenture trustee[, the owner trustee] and the administrator, pro rata based on amounts due, any accrued and unpaid fees (including any prior unpaid indenture trustee [or owner trustee] fees) and reasonable expenses (including indemnification amounts) not previously paid;

(3) [third, to the swap counterparty, any due and unpaid Net Swap Payments;]

(4) [[fourth,] [pro rata based on amounts due, (i) to the swap counterparty for any due and unpaid Senior Swap Termination Payments and (ii)] to the Class A noteholders, pro rata, the accrued Class A note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the Note Balances as of the previous payment date after giving effect to all payments of principal to the Class A noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of Class A notes (to the extent permitted by law);]

(5) [fifth,] if an event of default has occurred that arises from (a) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (b) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable or (c) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, in the following order of priority:

•	to the Class A-1 noteholders until the Class A-1 notes have been paid in full;

•	to the Class A-2 noteholders, the Class A-3 noteholders[, the Class A-4-A noteholders and the Class A-4-B noteholders], pro rata, until all classes of the Class A notes have been paid in full;

•

[to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class B noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law); and

•	to the Class B noteholders, until the Class B notes have been paid in full;]

(6) [sixth,] if an event of default has occurred that arises from any event other than those events described above in clause fifth, in the following order of priority:

•

[to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Note Balance as of the previous payment date after giving effect to all payments of principal to the Class B noteholders on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders—on prior payment dates over the amounts actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);]

•	to the Class A-1 noteholders until the Class A-1 notes have been paid in full;

•	to the Class A-2 noteholders, the Class A-3 noteholders[, the Class A-4-A noteholders and the Class A-4-B], pro rata, until all classes of the Class A notes have been paid in full; and

•	[to the Class B noteholders, until the Class B notes have been paid in full;]

(7) [[seventh,] to the swap counterparty, any Subordinated Swap Termination Payment and any other amounts payable by the issuing entity to the swap counterparty and not previously paid;]

(8) eighth, to the certificate distribution account, any funds remaining.

Amendment Provisions

The [trust agreement][limited liability company agreement], the transfer agreements, the servicing agreement and the administration agreement may be modified as follows:

The [trust agreement][limited liability company agreement]and the transfer agreements generally may be amended by the parties thereto without the consent of the noteholders or any other person; the servicing agreement may be amended by the issuing entity and the servicer without the consent of the noteholders or any other person; the administration agreement may be amended by the administrator and the issuing entity without the consent of the noteholders or any other person, in each case if the Hired Agencies are given prior written notice and one of the following documents is delivered to the indenture trustee [and the owner trustee] by the depositor, servicer or administrator, as applicable:

(i) an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders;

(ii) an officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the noteholders; or

(iii) satisfaction of the Rating Agency Condition.

provided, that in the case of any such amendment, such amendment shall not, for United States federal income tax purposes, as evidenced by an opinion of counsel, (i) affect the treatment of the notes as indebtedness [,or] (ii) be deemed to cause a taxable exchange of the notes or (iii) cause the issuing entity (or any part thereof) to be treated as an association or publicly traded partnership taxable as a corporation [or cause the issuing entity to be treated as other than a grantor trust of the type described in Treasury Regulation section 301.7701-4(c).]

Any amendment to the trust agreement, the administration agreement, the transfer agreements and the servicing agreement (excluding the indenture) also may be made by the parties thereto with the consent of (i) the noteholders holding not less than a majority of the outstanding Note Balance of the Controlling Class and (ii) the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any provision of the relevant agreement or of modifying in any manner the rights of the noteholders or the Certificateholders [provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on receivables or distributions that are required to be made for the benefit of the noteholders or the certificateholders, or (ii) reduce the aforesaid percentage of the principal amount of the notes outstanding or the certificate Percentage Interest required to consent to any such amendment, without the consent of all the noteholders and certificateholders affected thereby; and provided further, that an opinion of counsel shall be furnished to the indenture trustee and the [owner trustee] to the effect that such amendment (A) will not materially adversely affect the United States federal income taxation of any outstanding note or certificate and (B) for United States federal income tax purposes, will not cause the issuing entity to be treated as an association (or a publicly traded partnership) taxable as a corporation[, or cause the issuing entity to be treated as other than a grantor trust of the type described in Treasury Regulation section 301.7701-4(c).]

The indenture may be modified as follows:

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may, without obtaining the consent of the noteholders or any other person but with prior notice from the issuing entity to each Hired Agency [and the owner trustee] modify the indenture:

•

to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject additional property to the lien of the indenture;

•

to evidence the succession, in compliance with the indenture, of another person to the issuing entity, and the assumption by any such successor of the covenants of the issuing entity contained in the indenture and in the notes;

•	to add to the covenants of the issuing entity, for the benefit of the noteholders to surrender any right or power herein conferred upon the issuing entity;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

•

to cure any ambiguity, to correct or to supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture;

•

to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one trustee;

•

to modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended or under any similar federal statute hereafter enacted and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended; or

•	[to modify, eliminate or add provisions to the indenture if, and only to the extent, permitted by the FDIC Rule Covenant;]

provided, that such amendment shall not, for United States federal income tax purposes, as evidenced by an opinion of counsel, cause the issuing entity to be treated as an association (or publicly traded partnership) taxable as a corporation[, or cause the issuing entity to be treated as other than a grantor trust of the type described in Treasury Regulation section 301.7701-4(c).]

The issuing entity and the indenture trustee may, when authorized by an issuing entity order, also enter into an indenture or supplemental indentures, without obtaining the consent of any noteholder but with prior notice from the issuing entity to each Hired Agency [and the owner trustee,] [and the swap counterparty] for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner (other than modifications set forth in the preceding paragraph) the rights of the noteholders under the indenture; provided that:

(x) (i) an officer’s certificate or opinion of counsel is delivered to the effect that such amendment will not materially and adversely affect the interests of the noteholders; or

  (ii) satisfaction of the Rating Agency Condition; and

(y) an opinion of counsel is delivered to the effect that such amendment will not, for United States federal income tax purposes, (i) affect the treatment of the notes as debt, (ii) be deemed to cause a taxable exchange of the notes or (iii) cause the issuing entity or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation [or cause the issuing entity to be treated as other than a grantor trust of the type described in Treasury Regulation section 301.7701-4(c).]

The issuing entity and the indenture trustee, when authorized by an issuing entity order, also may, with the consent of the holders of not less than a majority of the outstanding Note Balance of the Controlling Class (which may not be unreasonably withheld or delayed), by act of such holders delivered to the issuing entity and the indenture trustee, enter into an indenture or supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders under the indenture; provided, that such amendment shall not, for United States federal income tax purposes, as evidenced by an opinion of counsel, cause the issuing entity to be treated as an association (or publicly traded partnership) taxable as a corporation[, or cause the issuing entity to be treated as other than a grantor trust of the type described in Treasury Regulation section 301.7701-4(c);] provided further, that no such supplemental indenture shall, without the consent of the holder of each outstanding note affected thereby:

•

change the final scheduled payment date of any note or reduce the principal amount thereof, the interest rate, if any, thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any note or any interest thereon if any, is payable or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds therefor, to the payment of any such amount due on the notes on or after the respective due dates thereof (or, in the case of redemption, on or after the redemption date);

•

change the provision of the indenture relating to the application of or Collections on, or the proceeds of the sale of, the issuing entity assets to payment of principal and, if any, interest on the notes;

•

reduce the percentage of the outstanding Note Balance, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modify or alter the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor or an affiliate of any of them;

•

reduce the percentage of the outstanding Note Balance that is required to direct the indenture trustee to direct the issuing entity to sell or liquidate the receivables and other issuing entity assets if the proceeds of the sale would be insufficient to pay the principal amount of and accrued but unpaid interest, if any, on the outstanding notes [and all amounts used owed to the swap counterparty];

•

decreases the percentage of the outstanding Note Balance required to amend the sections of the indenture which specify the applicable percentage of the notes necessary to amend the indenture, the other transfer agreements, the trust agreement or the administration agreement;

•

provide that additional provisions of the indenture, the other transfer agreements, the trust agreement or the administration agreement may be modified or waived without the consent of the holder of each outstanding note affected thereby;

•

affect the calculation of the amount of interest on or principal due on any note on any payment date or affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes;

•

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the issuing entity assets or, except as otherwise permitted or contemplated in the transaction documents, terminate the lien of the indenture on any issuing entity assets or deprive the holder of any note of the security afforded by the lien of the indenture; or

•	impair the right to institute suit for the enforcement of payment.

Notwithstanding the foregoing, the trust agreement, the administration agreement, the transfer agreements, the servicing agreement and the indenture may not be amended in any way that would [(i)] materially and adversely affect the [owner trustee’s,] the indenture trustee’s or the administrator’s, as applicable, own rights, privileges, indemnities, duties or obligations under the trust agreement, administration agreement, the related transfer agreement, the servicing agreement or the indenture without the prior written consent of such party [or (ii) adversely affect the rights or obligations of the swap counterparty unless the swap counterparty shall have consented in writing to such amendment].

[Additionally, the trust agreement, the administration agreement, the transfer agreements, the servicing agreement and the indenture may only be amended with the parties required thereto if (i) the Majority Certificateholders or all of the Certificateholders, as the case may be, consent to such amendment or (ii) such amendment will not, as evidenced by an officer’s certificate of the appropriate party or an opinion of counsel delivered to the indenture trustee [and the owner trustee], materially and adversely affect the interests of the certificateholders.]

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon:

(a) the delivery of notes to the indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes;

(b) the payment by the issuing entity of all amounts payable under the transaction documents by the issuing entity (but without taking into account any distributions to the Certificate Distribution Account); and

(c) delivery by the issuing entity of an officer’s certificate or an opinion of counsel stating that all conditions relating to the satisfaction and discharge of the indenture have been met.

List of Noteholders

With respect to the notes of any class, three or more holders of the notes or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by written request to the indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such issuing entity.

With respect to the notes of any class, the issuing entity will furnish or cause to be furnished to the indenture trustee:

•	not more than five days after each record date a list of the names and addresses of the holders of the related notes as of such record date; and

•

at any other times that the indenture trustee requests in writing, within 30 days after receipt by the issuing entity of the request, a list of the names and addresses of the holders of the notes as of a date not more than ten days prior to the time the list is furnished.

Neither the trust agreement nor the indenture provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders and Certificateholders

On each payment date, the indenture trustee will, based on information included in the servicer report provided by or at the direction of the servicer pursuant to the servicing agreement, provide (or make available on its website, as described in “Reports to Noteholders” in this prospectus supplement) the administrator, the issuing entity, the servicer and each noteholder and certificateholder of record as of the most recent record date, a certificate setting forth for the related Collection Period and such payment date, the following information (to the extent applicable):

•	the aggregate amount being paid on such payment date in respect of interest on and principal of each class of notes;

•	the Note Factor and the Note Balance for each class of notes, in each case after giving effect to payments on such payment date;

•	[the Targeted Overcollateralization Amount for such payment date and the actual amount of overcollateralization for such payment date;]

•

[(A) the amount deposited in the Reserve Account in respect of such payment date, if any, (B) the Reserve Account Draw Amount and the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account on such payment date, and (C) the balance on deposit in the Reserve Account as of the beginning and end of such Collection Period after giving effect to withdrawals therefrom and deposits thereto in respect of such payment date;]

•	the First Allocation of Principal and the Regular Allocation of Principal for such payment date;

•	[the amount of any Net Swap Payments, Senior Swap Termination Payments and Subordinated Swap Termination Payments for such payment date;]

•	the Pool Factor as of the close of business on the last day of the Collection Period;

•

the amount of the servicing fee to be paid to the servicer with respect to such Collection Period and the amount of any unpaid servicing fees and the change in such amount from that of the prior payment date;

•	the amounts of the interest shortfall with respect to each class of notes, if any, on such payment date and the change in such amounts from the preceding payment date;

•	the aggregate Repurchase Price with respect to any Repurchased Receivables with respect to such Collection Period;

•	the number and aggregate Outstanding Principal Balance of receivables that were Defaulted Receivables as of the end of such Collection Period;

•

the number and aggregate Outstanding Principal Balance of receivables that were 1-29 days past due, 30-59 days past due, 60-89 days past due and 90 or more days past due as of the end of such Collection Period;

•	the Charged-Off Receivables Balance for such payment date and the Cumulative Charged-off Receivables Balance for such payment date;

•	the Aggregate Monthly Net Loss for such payment date and Cumulative Net Losses for such payment date;

•	the Pool Balance for such payment date as of the beginning and the end of such Collection Period [including, any change to the Pool Balance as a result of the acquisition of Subsequent Receivables];

•	the weighted average interest rate and weighted average number of months to maturity of the receivables as of the beginning and the end of such Collection Period;

•	the applicable record date, determination date and payment date for such Collection Period;

•	the amount of Collections collected by the servicer during such Collection Period;

•	[the amount on deposit in the Pre-funding Account as of the beginning and end of such Collection Period and any investment income of funds on deposit therein;]

•	the amount of Collections collected by the servicer during such Collection Period representing prepayments of principal on the receivables (other than Liquidation Proceeds);

•	the amount of fees, expenses and indemnities to be paid to the indenture trustee[, the owner trustee] and the servicer by the issuing entity with respect to such payment date ;

•	material modifications, extensions or waivers to pool asset terms that have become material over time, material breaches of pool asset representations and warranties or transaction covenants; and

•	the aggregate amount of distributions to the certificateholders on such payment date.

The indenture trustee’s internet website shall initially be located at [    ] or at such other address as shall be specified by the indenture trustee from time to time in writing to the noteholders, the servicer, the issuing entity or any paying agent. In connection with providing access to the indenture trustee’s internet website, the indenture trustee may require registration and the acceptance of disclaimer. The indenture trustee shall not be liable for the dissemination of information in accordance with the indenture.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

On the Closing Date, [Mayer Brown LLP], special federal tax counsel to the depositor, will deliver its opinion to the effect that, for United States federal income tax purposes, (i) the notes will be treated as indebtedness, and (ii) the issuing entity will be classified [as a fixed investment trust that is treated as a grantor trust under the Code, and] not as an association (or publicly traded partnership) taxable as a corporation. The noteholders will be deemed to agree, by their purchase of the notes, to treat the notes as debt for federal income tax purposes.

See the discussion under “Material Federal Income Tax Consequences—Federal Tax Classification of the Issuing Entities” in the accompanying prospectus.

It is anticipated that no class of notes offered hereunder (other than notes, if any, with an original maturity of one year or less, which are subject to special rules with respect to original issue discount) will be issued with more than a de minimis amount (i.e., 1/4% of the principal amount of a class of notes multiplied by its weighted average life to maturity) of original issue discount (“OID”). See “Material Federal Income Tax Consequence — Federal Income Tax Consequences to Noteholders” in the accompanying prospectus.

If a class of notes offered hereunder is in fact treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of such class of notes (generally equal to its principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over its original issue price (in this case, the initial offering price at which a substantial amount of the class of notes are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the notes in the absence of applicable Treasury regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If the provisions apply to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of applicable Treasury regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation is made regarding the prepayment rate of the receivables. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments of the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note issued with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount computed in the manner set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their own tax advisors with regard to any OID and market discount matters relating to their investment in the notes.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state, local or foreign tax law. We encourage investors to consult their own tax advisors regarding any state, local or foreign tax consequences associated with an investment in the notes.

CERTAIN ERISA CONSIDERATIONS

Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and entities deemed to hold plan assets of the foregoing (each, a “Benefit Plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor and modified by Section 3(42) of ERISA (the “regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuing entity for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for purposes of the regulation could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for classes of notes that are subordinated to other classes of securities.

However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the sponsor, an originator, the servicer, the underwriters, [the owner trustee,] the indenture trustee, or any of their affiliates, is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, there is a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

By acquiring a note, each purchaser or transferee will be deemed to represent that for so long as it holds the note or any interest therein either (a) it is not and is not acting on behalf of or using assets of a Benefit Plan or any other plan that is subject to any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code or (b)(i) the notes are rated at least “BBB-” or its equivalent by a rating agency at the time of purchase and transfer, and (ii) the acquisition, holding and disposition of the notes or any interest therein will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any non-exempt violation of such substantially similar applicable law.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Governmental plans, however, may be subject to comparable state or local law restrictions.

A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to Benefit Plans that are considering an investment in the notes.

LEGAL INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements and clarifications relating to a portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

Capital Requirements Directive

The member states of the European Economic Area have implemented or are in the process of implementing Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (together with implementing measures in each European Economic Area member state, “Article 122a”) that, among other things, places certain restrictions on the ability of a European Economic Area-regulated credit institution to invest in asset-backed securities. Article 122a requires such credit institutions to only invest in asset-backed securities in respect of which the sponsor, originator or original lender has disclosed to investors that it will retain, on an ongoing basis, a specified minimum net economic interest in the securitization transaction. Prior to investing in an asset-backed security, the credit institution must also be able to demonstrate that, among other things, it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

Neither Bank of America nor the depositor makes any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Article 122a or any other regulatory requirements applicable to investors in the European Economic Area.

Failure of a European Economic Area-regulated credit institution (or any other European Economic Area-regulated investor that may become subject to Article 122a) to comply with one or more requirements for an investment in a securitization set forth in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that credit institution. In addition, Article 122a or corresponding rules for other investors and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the notes. Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a or other applicable regulations and the suitability of the notes for investment.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the notes, the depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase the portion of the notes set forth opposite its name below, subject to the satisfaction of certain conditions precedent.

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	[Principal Amount of Class A-4- A Notes]	[Principal Amount of Class A-4- B Notes]	[Principal Amount of Class B Notes]
[•]	$					$
[•]
[•]

Total	$					$

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated, subject to the fulfillment of such conditions precedent, to purchase the portion of the notes in the amount set forth above. The underwriters have advised the depositor that the several underwriters propose initially to offer these notes to the public at the public offering price determined by the several underwriters and set forth on the cover page of this prospectus supplement. The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial Note Balance of the related class of notes and as an aggregate dollar amount, will be as follows:

	Selling Concessions(1) Not to exceed	Reallowance Not to exceed
Class A-1 notes	%	%
Class A-2 notes	%	%
Class A-3 notes	%	%
[Class A-4-A notes]	%	%
[Class A-4-B notes]	%	%
[Class B notes]	%	%

(1)	If an underwriter sells notes to an affiliate, that underwriter may be required to forego a de minimus portion of the selling concession that it would otherwise be entitled to receive.

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

[•] has agreed to indemnify the underwriters against certain civil liabilities, including certain liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments that the underwriters may be required to make in respect thereof and [•] has agreed to pay the underwriters’ commissions and to reimburse certain expenses of the underwriters in connection with the offering of the notes. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the sponsor, the servicer[, the issuing entity] and their affiliates. [One of the underwriters or its affiliates may be the swap counterparty under the interest rate swap agreement.] [One of the underwriters may be an affiliate of the depositor, the sponsor and certain other parties to the transaction described in this prospectus supplement. See “Affiliations and Certain Relationships” above].

[As discussed under “Use of Proceeds” above, the depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt.] [If applicable, insert description of debt to be paid from the proceeds of the offering.]

Funds in accounts may be invested from time to time in Eligible Investments acquired from the underwriters or their affiliates.

The notes are a new issue of securities with no established trading market. The underwriters presently intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market making may be discontinued at any time at the sole discretion of the underwriters without notice. Accordingly, no assurance can be given that any trading market for the notes will develop, or if any such market develops, as to the liquidity of such market. See “Risk Factors—The absence of a secondary market and a lack of liquidity in the secondary market could limit your ability to resell you notes.”

The depositor will receive aggregate proceeds of approximately $[•] from the sale of the Class A notes [and the Class B notes] (representing [•]% of the initial Note Balance of the Class A notes [and the Class B notes]) after paying the aggregate underwriting discount of $[•] on the notes. Additional offering expenses are estimated to be $[•].

Offering Restrictions

Each underwriter has severally, but not jointly, represented to and agreed with the depositor that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the notes to be offered, so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression 2010 “PD Amending Directive” means Directive 2010/73/EU.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of Bank of America, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed above. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of Bank of America, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no material legal or governmental proceedings pending against the depositor, the First Tier Purchaser, the Second Tier Purchaser or the issuing entity, or of which any property of the foregoing is the subject. Bank of America, which is the sponsor, servicer, the administrator [and the originator] is currently party to various legal proceedings arising from time to time in the ordinary course of its businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Bank of America that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the receivables. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Bank of America.

Each of the [swap counterparty,] [owner trustee] and the indenture trustee has represented that it is not a party to a current legal proceeding, nor is its management aware of any legal proceedings threatened against it that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the notes.

LEGAL MATTERS

Certain legal matters relating to the notes, including Federal income tax matters, will be passed upon for the sponsor and the depositor by [Mayer Brown LLP]. Certain legal matters will be passed upon for the underwriters by [            ]. Each of [Mayer Brown LLP] and [            ] has from time to time represented Bank of America and its affiliates in other transactions.

GLOSSARY

“Aggregate Monthly Net Loss” means, with respect to any payment date (a) the Charged-Off Receivables Balance minus (b) all Liquidation Proceeds collected during that Collection Period.

“Annual Percentage Rate” or “APR” of a receivable means the annual rate of finance charges stated in such receivable.

“Available Collections” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such Collection Period, (ii) the sum of the Repurchase Prices deposited in the Collection Account during the related Collection Period with respect to each receivables that has become a repurchased receivable for such payment date, [(iii) the Reserve Account Excess Amount for such payment date;] (iv) any investment income (net of losses and investment expenses) accrued during such Collection Period (other than interest and investment income earned from one Business Day prior to such payment date) from the investment of funds in the Collection Account; [(v) the Net Swap Receipts (excluding any Swap Termination Payments received from the swap counterparty and deposited into the Swap Termination Payment Account);] [(vi) amounts on deposit in the Swap Termination Payment Account that exceed the cost of entering into a replacement interest rate swap agreement or any amounts on deposit in the Swap Termination Payment Account if the issuing entity determines not to replace the initial interest rate swap agreement and the Rating Agency Condition is met with respect to such determination; and (vii) the amount by which any amounts received from a replacement swap counterparty in consideration for entering into a replacement swap agreement exceeds the payments due to the swap counterparty following the termination of the interest rate swap agreement following an event of default or termination event under the interest rate swap agreement.]

“Available Collections Shortfall Amount” means, as of any payment date, the amount by which the amounts required to be paid pursuant to clauses [first through sixth] under “The Transaction Documents and the Indenture—Priority of Payments” exceeds the Available Collections for such payment date [(computed without giving effect to the Reserve Account Excess Amount)].

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the states of Delaware, New York, [•] or [•], or in the state in which the corporate trust office of the indenture trustee is located [or the principal place of business of the swap counterparty.], are authorized or obligated by law, executive order or government decree to be closed

“certificate” means a non-interest bearing certificate issued by the issuing entity pursuant to the trust agreement evidencing a beneficial interest in the issuing entity. For the avoidance of doubt, references in this prospectus supplement to a “certificate” or a “certificateholder,” unless the context otherwise requires, shall be deemed to be references to “certificates” or “certificateholders” if more than one certificate has been issued.

[“Certificate Balance” equals, initially, $[•] and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to certificateholders.]

“Certificate Distribution Account” means the account designated as such, established and maintained pursuant to the indenture.

“Certificateholder” means any holder of a certificate.

“Charged-Off Receivables Balance” means, with respect to any payment date and the receivables, the aggregate principal amount of such receivables charged-off by the servicer in accordance with its customary servicing practices during the related Collection Period.

“Class A-1 Note Balance” means, at any time, $[            ], reduced by all payments of principal made prior to such time on the Class A-1 notes.

“Class A-2 Note Balance” means, at any time, $[            ], reduced by all payments of principal made prior to such time on the Class A-2 notes.

“Class A-3 Note Balance” means, at any time, $[            ], reduced by all payments of principal made prior to such time on the Class A-3 notes.

[“Class A-4-A Note Balance” means, at any time, $[            ], reduced by all payments of principal made prior to such time on the Class A-4-A notes.]

[“Class A-4-B Note Balance” means, at any time, $[            ], reduced by all payments of principal made prior to such time on the Class A-4-B notes.]

[“Class B Note Balance” means, at any time, $[            ], reduced by all payments of principal made prior to such time on the Class B notes.]

“Closing Date” means on or about [            ].

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collection Account” means the segregated trust account established and maintained pursuant to the indenture.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing at the close of business on the cut-off date and ending on [            ]). As used in this prospectus supplement and unless otherwise noted, the “related” Collection Period with respect to a payment date shall be deemed to be the Collection Period which immediately precedes such payment date.

“Collections” means all amounts collected by the servicer (from whatever source) on or with respect to the receivables; provided, however, that the term “Collections” in no event will include (1) any amounts in respect of any repurchased receivable the Repurchase Price of which has been included in the Available Collections, (2) any Supplemental Servicing Fees or (3) any rebates or refunds of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract required by contract or law to be returned to such obligor (but only to the extent such amounts are actually received by the servicer).

“Controlling Class” means, with respect to any notes outstanding, the Class A notes (voting as a single class) as long as any Class A notes are outstanding[, and thereafter the Class B notes as long as any Class B notes are outstanding] (excluding, in each case, notes held by the servicer, the depositor or any of their respective affiliates unless all notes of such class are then held by such parties).

“Cumulative Charged-Off Receivables Balance” means, with respect to any payment date, the sum of the Charged-Off Receivables Balances for each payment date to and including such payment date.

“Cumulative Net Losses” means, as of any payment date, a fraction (expressed as a percentage), the numerator of which is the Aggregate Monthly Net Losses experienced on all Receivables from the cut-off date through the last day of the related Collection Period and the denominator of which is the Initial Pool Balance.

“Defaulted Receivable” means a receivable (other than a Repurchased Receivable) which the servicer has charged-off in full in accordance with its customary servicing practices.

“Deficiency Balance” means any Defaulted Receivable regarding which the related Outstanding Principal Balance after receipt of any Liquidation Proceeds with respect thereto is greater than zero, provided however, if for any Defaulted Receivable the related Deficiency Balance is sold, the remaining Deficiency Balance shall be zero.

“Delinquent Receivable” means a receivable as to which the obligor has either (i) paid less than 90% of any scheduled monthly payment or (ii) paid at least 90%, but less than 100%, of any two or more scheduled monthly payments.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must have corporate trust powers and act as trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each Hired Agency providing a rating on the notes and described in “Ratings” in this prospectus supplement in one of its generic rating categories which signifies investment grade. For the avoidance of doubt, the institution or entity holding such Eligible Account has the discretion to invest any funds awaiting investment or distribution in such Eligible Account, in accordance with the transaction documents.

“Eligible Institution” means a depository institution or trust company (which may be [the owner trustee,] the indenture trustee or any of their respective affiliates) organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) so long as that depository institution (a) has both (i) a long-term senior unsecured debt rating that is acceptable to each Hired Agency and (ii) a short-term unsecured debt rating or certificate of deposit rating that is acceptable to each Hired Agency and (b) whose deposits are insured by the FDIC or any successor thereto; provided, that a foreign financial institution shall be deemed to satisfy clause (b) if such foreign financial institutions meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR § 240.13k-1(b)(1)).

“Eligible Investments” means any one or more of the following types of investments:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee [or the owner trustee]) or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of at least “A-1” and from Moody’s of “P-1”;

(c) commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee [or the owner trustee]) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of at least “A-1” and from Moody’s of “P-1”;

(d) investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee [or owner trustee] or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor’s of “AAA” or “AAAm” and from Moody’s of “Aaa”; and

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above.

“FDIC” means the Federal Deposit Insurance Corporation.

[“FDIC Rule Covenant” has the meaning set forth in “Material Legal Aspects of the Receivables—FDIC Rule.” in the accompanying prospectus.]

“First Allocation of Principal” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the Note Balance of the Class A notes as of such payment date (before giving effect to any principal payments made on the Class A notes on such payment date) over (b) the Pool Balance for the Collection Period immediately preceding such payment; provided, however, that the First Allocation of Principal shall not exceed the Note Balance of the Class A notes (before giving effect to any principal payments made on the Class A notes on such payment date); provided, further, that the First Allocation of Principal for any payment date on and after the final scheduled payment date for any class of Class A notes shall not be less than the amount that is necessary to reduce the Note Balance of that class of Class A notes to zero.

[“Funding Date” means each date (but not more than once per week) after the Closing Date on which Subsequent Receivables are purchased by the issuing entity.]

[“Funding Period” means the period from the Closing Date until the earliest of (i) two full calendar months following the Closing Date and (ii) the date the amount on deposit in the Pre-Funding Account is $10,000 or less, and (iii) the occurrence of an event of default under the indenture.]

“Initial Pool Balance” means $[            ].

[“LIBOR” means, with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such LIBOR Determination Date as determined by the indenture trustee; provided, however, that for the first interest period, LIBOR shall mean a straightline interpolated rate for deposits based as determined by the indenture trustee on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first interest period, as set forth in the interest rate swap agreement. If the rates used to determine LIBOR do not appear on the Reuters Screen LIBOR01 Page, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The indenture trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the indenture trustee (after consultation with the depositor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The reference banks are the four major banks in the London interbank market selected by the indenture trustee (after consultation with the depositor).]

[“LIBOR Determination Date” means the second London Business Day prior to the Closing Date with respect to the first payment date and, as to each subsequent payment date, the second London Business Day prior to the immediately preceding payment date.]

“Liquidation Proceeds” means, with respect to a Defaulted Receivable, all amounts realized with respect to such receivable (including any amounts received by the issuing entity in connection with the sale of any Deficiency Balance) net of the liquidation expenses and any amounts that are required to be refunded to the obligor on such receivable, but in any event not less than zero.

[“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England and New York are authorized or obligated by law or government decree be closed.]

“Majority Certificateholders” means Certificateholders holding in the aggregate more than 50% of the Percentage Interests.

[“Net Swap Payment” means for the interest rate swap agreement, the net amount with respect to regularly scheduled payments, if any, owed by the issuing entity or the swap counterparty on the Business Day prior to each payment date, including prior unpaid Net Swap Payments and any accrued interest thereon under the interest rate swap agreement, but excluding Swap Termination Payments.]

“Note Balance” means with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance[, the Class A-4-A Note Balance, the Class A-4-B Note Balance] [or the Class B Note Balance], as applicable, or with respect to the notes generally, the sum of all of the foregoing.

“Note Factor” on a payment date means, with respect to each class of notes, a seven-digit decimal figure equal to the Note Balance of such class of notes as of such payment date (after giving effect to any payment of principal on such payment date) divided by the Note Balance of such class of notes as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the Note Balance of such class of notes.

“Optional Purchase Price” means the lesser of (x) the fair market value of the receivables and (y) the aggregate outstanding Pool Balance plus accrued and unpaid interest on the receivables.

“Outstanding Principal Balance” means, with respect to any receivable as of any date, the outstanding principal balance of such receivable calculated in accordance with the customary servicing practices.

“Percentage Interest” means, with respect to a certificate, the individual percentage interest of such certificate, which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Issuer beneficially owned by such Certificateholder. The sum of the Percentage Interests for all of the certificates shall be 100%.

“Pool Balance” means (a) for any payment date, the aggregate Outstanding Principal Balance of the receivables (excluding Defaulted Receivables) as of the close of business of the last Business Day of the related Collection Period and (b) for any Collection Period, the aggregate Outstanding Principal Balance of the receivables (excluding Defaulted Receivables) as of the close of business on the last Business Day of such Collection Period.

“Pool Factor” on a payment date means a seven digit decimal figure equal to the Pool Balance as of the end of the preceding Collection Period divided by Pool Balance as of the cut-off date. The Pool Factor will be 1.000000 as of the cut-off date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance.

“Principal Distribution Account” means the account which may be a subaccount of the Collection Account, by that name established and maintained pursuant to the indenture.

“Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that Hired Agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) that such Hired Agency has been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to such Hired Agency) and such Hired Agency shall not have issued any written notice that the occurrence of that event or circumstance will itself cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes.

“Regular Allocation of Principal” means, with respect to any payment date, an amount equal to the lesser of (i) the Note Balance of the notes on that payment date (before giving effect to any payments made to holders of the notes on that payment date) and (ii) an amount equal to:

•	The excess of:

•	the Note Balance of the notes on that payment date (before giving effect to any payments made to holders of the notes on that payment date); minus

•	the sum of First Allocation of Principal and the Second Allocation of Principal, if any, for such payment date;

•	over:

•	the Pool Balance at the end of the related Collection Period less the Targeted Overcollateralization Amount.

“Repurchase Price” means, with respect to a receivable repurchased by the servicer or any transferring party, a price equal to the Outstanding Principal Balance of such receivable plus any unpaid accrued interest related to such receivable accrued to and including the end of the Collection Period preceding the date that such repurchased receivable was purchased by the servicer or such transferring party, as applicable.

“Repurchased Receivable” means any receivable that is repurchased pursuant to the terms of the first purchase agreement, the second purchase agreement, the third purchase agreement, the sale agreement or the servicing agreement, as applicable.

[“Reserve Account” means the account by that name established and maintained pursuant to the indenture.]

[“Reserve Account Draw Amount” means, for any payment date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the Available Collections Shortfall Amount, if any, for such payment date or (b) the amount on deposit in the Reserve Account on such payment date. In addition, if the sum of the amount in the Reserve Account and the remaining Available Collections after the payments under clauses [first through sixth] under “Priority of Payments” would be sufficient to pay in full the aggregate outstanding Note Balance of all of the notes, then the Reserve Account Draw Amount will include such additional amount as may be necessary to pay all outstanding notes in full.]

[“Reserve Account Excess Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on that payment date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that payment date, over (b) the Specified Reserve Account Balance.]

“Second Allocation of Principal” means, with respect to any payment date, an amount equal to the excess, if any, of (a)(i) the Note Balance of Class A notes [and the Class B notes] as of such payment date (before giving effect to any principal payments made on the notes on such payment date) minus (ii) the First Allocation of Principal for such payment date over (b) the Pool Balance for the Collection Period immediately preceding such payment date; provided, however, that the Second Allocation of Principal shall not exceed the sum of the Class A Note Balance [and Class B Note Balance] (before giving effect to any principal payments on the notes on such payment date) minus the First Allocation of Principal for such payment date[; provided, further, that the Second Allocation of Principal on and after the final scheduled payment date for the Class B notes shall not be less than the amount that is necessary to reduce the Note Balance of the Class B notes to zero (after the application of the First Allocation of Principal),] [provided, further if amounts on deposit in the Reserve Account will be included in the Reserve Account Draw Amount on any payment date in accordance with the provisions set forth in the second sentence of the definition of Reserve Account Draw Amount, then, the Second Allocation of Principal for such payment date will mean an amount equal to the aggregate outstanding Note Balance of the notes.]

[“Senior Swap Termination Payment” means any Swap Termination Payment owed by the issuing entity to the swap counterparty under the interest rate swap agreement that is not a Subordinated Swap Termination Payment.]

[“Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the issuing entity to the swap counterparty under the interest rate swap agreement where the swap counterparty is the defaulting party or sole affected party (other than with respect to illegality or a tax event) because of an event of default under the interest rate swap agreement or a termination event under the interest rate swap agreement.]

“Supplemental Servicing Fees” means any late fees, prepayment charges, extension fees and other administrative fees and expenses or similar charges allowed by applicable law collected (from whatever source) on the receivables during each Collection Period permitted to be retained by the servicer pursuant to the servicing agreement.

[“Swap Termination Payment” means payment due to the swap counterparty by the issuing entity or to the issuing entity by the swap counterparty under any interest rate swap agreement, including interest that may accrue thereon, due to a termination of such interest rate swap agreement due to an “event of default” or “termination event” under such interest rate swap agreement.]

[“Swap Termination Payment Account” means the account by that name established and maintained pursuant to the indenture.]

[“Targeted Overcollateralization Amount” means, for any payment date, [the greater of (a) [    ]% of the Pool Balance on such payment date and (b)] [    ]% of the Initial Pool Balance.]

INDEX OF DEFINED TERMS

ABS	S-52
ABS Tables	S-52
administration agreement	S-73
administrator	S-2
Aggregate Monthly Net Loss	S-103
Amortization Period	S-12
Annual Percentage Rate	S-103
APR	S-103
Article 122a	S-98
Authorised Persons	iv
Available Collections	S-103
Available Collections Shortfall Amount	S-103
Average Principal Outstanding	S-60
Bank of America	S-2
Bank of America Corporation	S-37
Benefit Plan	S-97
Business Day	S-103
certificate	S-4, S-103
Certificate Balance	S-103
Certificate Distribution Account	S-103
certificateholder	S-4
Certificateholder	S-103
certificates	S-4
Charged-Off Receivables Balance	S-103
Class A notes	S-4
Class A-1 Note Balance	S-103
Class A-2 Note Balance	S-104
Class A-3 Note Balance	S-104
Class A-4-A Note Balance	S-104
Class A-4-B Note Balance	S-104
Class B Note Balance	S-104
Closing Date	S-104, cover
Code	S-97, S-104
Collection Account	S-104
Collection Period	S-104
Collections	S-104
Controlling Class	S-104
Corporation	S-37
Cumulative Charged-Off Receivables Balance	S-104
Cumulative Net Losses	S-104
cut-off date	S-10
Defaulted Receivable	S-104
Deficiency Balance	S-104
Delinquent Receivable	S-105
Dodd-Frank Act	S-21
Dollar	S-61
DTC	iii
Early Amortization Event	S-72
Eligible Account	S-105
Eligible Institution	S-105
Eligible Investments	S-105
ERISA	S-97
European Economic Area	S-101
event of default	S-88

Exchange Act	S-87
FDIC	S-23, S-105
FDIC Rule	S-23
FDIC Rule Covenant	S-106
First Allocation of Principal	S-106
first purchase agreement	S-73
First Tier Purchaser	S-3
floating rate notes	S-4
FSMA	iv, S-101
Funding Date	S-11, S-106
Funding Period	S-106
Hired Agencies	S-15
indenture	S-73
Initial Pool Balance	S-106
interest rate swap agreement	S-69
Investment Company Act	S-15
issuing entity assets	S-9
LIBOR	S-106
LIBOR Determination Date	S-106
Limited Liability Company Agreement	S-33
Liquidation Proceeds	S-106
LLC	S-33
Loan-to-Value Ratio	S-40
London Business Day	S-106
Majority Certificateholders	S-107
Net Swap Payment	S-107
Note Balance	S-107
Note Factor	S-107
obligors	S-9
OCC	S-37
OID	S-96
optional purchase date	S-7
Optional Purchase Price	S-107
originator	S-1
Outstanding Principal Balance	S-107
owner trustee	S-35
payment default	S-9, S-89
PD Amending Directive	S-101
Percentage Interest	S-107
Pool Balance	S-107
Pool Factor	S-107
Pre-Funding Account	S-11
Principal Distribution Account	S-107
Prospectus Directive	S-101
PTCE	S-98
Rating Agency Condition	S-107
receivable	S-37, S-55
receivables	S-9
receivables pool	S-9
record date	S-4, S-66
Regular Allocation of Principal	S-107
regulation	S-97
Relevant Implementation Date	S-101
Relevant Member State	S-101

Repurchase Price	S-108
Repurchased Receivable	S-108
Reserve Account	S-108
Reserve Account Draw Amount	S-108
Reserve Account Excess Amount	S-108
Revised Bankruptcy Charge-off Policy	S-60
Revolving Period	S-12
Rule 193 Information	S-50
sale agreement	S-73
SEC	iv
Second Allocation of Principal	S-108
second purchase agreement	S-73
Second Tier Purchaser	S-3
Securities Act	S-100
Senior Swap Termination Payment	S-108
servicer termination events	S-86
servicing agreement	S-73
servicing fee	S-83

Specified Reserve Account Balance	S-13
Subordinated Swap Termination Payment	S-109
Subsequent Receivables	S-11
Supplemental Servicing Fees	S-109
swap counterparty	S-3
Swap Replacement Proceeds	S-70
Swap Termination Payment	S-109
Swap Termination Payment Account	S-70, S-109
Targeted Overcollateralization Amount	S-109
third purchase agreement	S-73
transaction documents	S-73
transfer agreements	S-73
transferring party	S-73
Trust Agreement	S-33
Weighted Average Annual Percentage Rate	S-40
Weighted Average FICO® Score	S-41
weighted average life	S-53
Weighted Average Loan-to-Value Ratio	S-40

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN SECURITIZED RECEIVABLES POOLS

[ ]	Composition of Receivables Pool
Cut-off Date:	New	Used	Total
Aggregate Cut-off Date Balance
Percent of Cut-off Date Balance
Number of Motor Vehicle Loans
Average Cut-off Date Balance
Range of Cut-off Date Balances
Average Original Receivable Principal Balance
Range of Original Receivable Principal Balance
Weighted Average APR
Range of APRs
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average FICO® Scores

[ ]	Composition of Receivables Pool
Cut-off Date:	New	Used	Total
Aggregate Cut-off Date Balance
Percent of Cut-off Date Balance
Number of Motor Vehicle Loans
Average Cut-off Date Balance
Range of Cut-off Date Balances
Average Original Receivable Principal Balance
Range of Original Receivable Principal Balance
Weighted Average APR
Range of APRs
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average FICO® Scores

[ ]	Composition of Receivables Pool
Cut-off Date:	New	Used	Total
Aggregate Cut-off Date Balance
Percent of Cut-off Date Balance
Number of Motor Vehicle Loans
Average Cut-off Date Balance
Range of Cut-off Date Balances
Average Original Receivable Principal Balance
Range of Original Receivable Principal Balance
Weighted Average APR
Range of APRs
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average FICO® Scores

[ ]	Composition of Receivables Pool
Cut-off Date:	New	Used	Total
Aggregate Cut-off Date Balance
Percent of Cut-off Date Balance
Number of Motor Vehicle Loans
Average Cut-off Date Balance
Range of Cut-off Date Balances
Average Original Receivable Principal Balance
Range of Original Receivable Principal Balance
Weighted Average APR
Range of APRs
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average FICO® Scores

Monthly Net Cumulative Losses(1)

Month	[Deal Name]	Month	[Deal Name]	Month	[Deal Name]	Month	[Deal Name]

(1)	The monthly net cumulative loss percent is calculated by dividing the cumulative net dollars charged off by the cut-off date receivables principal balance.
(2)	Clean-up call executed.

Total 60+ Days Delinquent(1)

Month	[Deal Name]	Month	[Deal Name]	Month	[Deal Name]	Month	[Deal Name]
	%		%		%		%
	%		%		%		%
	%		%		%		%
	%		%		%		%
	%		%		%		%
	%		%		%		%
	%		%		%		%
	%		%		%		%
	%		%		%		%

(1)	As a percentage of ending receivables pool balance.
(2)	Clean-up call executed.

1 Month ABS Percentages(1)

Month	[Deal Name]	Month	[Deal Name]	Month	[Deal Name]	Month	[Deal Name]

(1)	The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or “SMM,” which is the sum of the non-scheduled reduction in the pool of receivables, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments. The scheduled principal is calculated by rounding the remaining term to the nearest whole number and assumes that the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of 100 and the SMM by (b) the sum of (i) 100 and (ii) the SMM multiplied by the age of the pool, in months, minus 1 month. The age of the pool is assumed to be the weighted average age of the pool as of the cut-off date (rounded to the nearest whole number) plus the number of months since the cut-off date, where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).
(2)	Clean-up call executed.

PROSPECTUS

Bank of America Auto Trusts

Issuing Entities

Bank of America Auto Receivables Securitization, LLC

Depositor

Bank of America, National Association

Sponsor and Servicer

Asset Backed Notes

(Issuable in Series)

You should carefully consider the discussion under “Risk Factors” beginning on page 4 of the prospectus and in the related prospectus supplement before you purchase any notes.

The notes will be the obligation solely of the issuing entity and will not be obligations of, or interests in, and will not be guaranteed by, the depositor, the sponsor, their affiliates or any other person. None of the notes or the underlying receivables are insured or guaranteed by any governmental agency or instrumentality or any other entity.

This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuing entity.

Each issuing entity—

•     will issue asset backed notes in one or more series with one or more classes and may issue asset backed certificates; and

•     will own—

•     a pool of motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new or used automobiles, light duty trucks and other similar vehicles;

•     collections on the above assets;

•     liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•     funds in the accounts of the issuing entity; and/or

•     any credit or cash flow enhancement or derivative instrument obtained in favor of the issuing entity.

The notes—

•     will consist of asset-backed notes in one or more series with one or more classes which—

•     will represent indebtedness of the issuing entity that issued those notes;

•     will be paid only from the assets of the issuing entity that issued those notes;

•     will represent the right to payments in the amounts and at the times described in the related prospectus supplement;

•     may benefit from one or more forms of credit or cash flow enhancement or derivative instrument described in this prospectus and in more detail in the accompanying prospectus supplement; and

•     will be issued as part of a designated series, which may include one or more classes of notes.

The Certificates—

•     may be issued by any issuing entity that is a trust; and

•     will represent the beneficial interest in the related issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The date of this prospectus is June 10, 2013.

i

(continued)

ii

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest and principal payments;

•	the assets underlying your securities;

•	the credit or cash flow enhancement for each class; and

•	the method of selling the securities.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and the related prospectus supplement and, if given or made, the information or representations must not be relied upon as having been authorized by the issuing entity, Bank of America Auto Receivables Securitization, LLC, the underwriters or any dealer, salesperson or other person. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.

We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Defined Terms” beginning on page I-1 in this prospectus.

To understand the structure of these securities, you must read carefully this prospectus and the related prospectus supplement in their entirety. Whenever information in a prospectus supplement is more specific than the information in this prospectus, you should rely on the information in that prospectus supplement.

iii

SUMMARY OF TERMS

The following summary is a short description of the main structural features that an issuing entity’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

The Issuing Entities

A separate issuing entity will be formed to issue each series of securities. Each issuing entity will be formed by a trust agreement between the depositor and the trustee of the issuing entity, by a limited liability company agreement or by a limited partnership agreement.

The Depositor

Bank of America Auto Receivables Securitization, LLC will serve as the depositor for each series of securities. The depositor will acquire the motor vehicle installment loans and/or retail installment sales contracts, directly or indirectly, from the sponsor, and will transfer them to the issuing entity. The depositor is a Delaware limited liability company, and is a wholly-owned special purpose subsidiary of BA Auto Securitization Corporation. BA Auto Securitization Corporation is a wholly-owned special purpose subsidiary of Banc of America Securitization Holding Corporation, which is a wholly-owned special purpose subsidiary of Bank of America. The depositor was formed to purchase, receive capital contributions of or otherwise acquire from time to time motor vehicle installment loans and/or retail installment sales contracts and related rights and assets; to own, hold, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to the receivables; to issue and sell securities of one or more issuing entities; and to perform various actions in connection therewith. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. See “The Depositor” in this prospectus and the related prospectus supplement for more information regarding the depositor.

Sponsor

Bank of America, National Association, a national banking association and an indirect wholly-owned subsidiary of Bank of America Corporation, is the sponsor. The receivables may be originated by the sponsor or its affiliates and/or, if so specified in the related prospectus supplement, may be purchased by the sponsor from various entities. The sponsor will sell, transfer, contribute and assign the receivables directly or indirectly to the depositor. Additionally, the sponsor is primarily responsible for structuring each series of securities issued by the issuing entity. See “The Sponsor” in this prospectus for more information regarding the sponsor.

The Servicer

Bank of America, National Association will service the receivables. The servicer will perform certain servicing functions in accordance with the related servicing agreement. The obligations of the servicer may be performed through subservicers or vendors, under the terms and conditions described in the related prospectus supplement.

The Trustees

A trustee for each issuing entity will be named and described in the related prospectus supplement. The trustee generally will be responsible under each trust agreement, indenture or similar agreement for providing general administrative services on behalf of the issuing entity for a series. To the extent specified in the related prospectus supplement, a securities administrator may perform certain of the duties of the trustee.

The Receivables and Other Issuing Entity Assets

The Receivables. The receivables of each issuing entity will consist of a pool of motor vehicle installment loans and/or retail installment sales contacts originated either (1) via direct channels or (2) indirectly by motor vehicle dealers or lenders, and purchased and transferred, directly or indirectly, to the issuing entity, as specified in the related prospectus supplement. The receivables will include pools of motor vehicle installment loans and/or retail installment sales contracts originated by the sponsor or its affiliates and/or, if so specified in the related prospectus supplement, purchased by the sponsor or its affiliates from third party originators or sellers. The receivables will be transferred directly or indirectly to the depositor and then to the issuing entity. The receivables will be secured by a combination of new or used automobiles, light-duty trucks and other similar vehicles. You will find a description of the characteristics of each issuing entity’s receivables in the related prospectus supplement. For a more detailed description of the receivables, including the criteria they must meet in order to be included in an issuing entity, and the other property supporting the securities, see “The Receivables Pool” in this prospectus and in the related prospectus supplement.

Addition of Receivables. The issuing entity may acquire additional receivables during either the Revolving Period or Pre-Funding Period as applicable. See “Certain Information Regarding the Securities—Revolving Period and Amortization Period” and “The Transaction Documents—Pre-Funding.”

Repurchase of Receivables Upon Breach. To the extent specified in the related prospectus supplement, following the discovery by or notice to the seller, any intermediate purchaser or the servicer of any breach of a representation and warranty of the seller, any intermediate purchaser or the servicer that materially and adversely affects the interests of the related issuing entity in any receivable, the seller or any intermediate purchaser may be obligated to repurchase or the servicer may be obligated to purchase the receivable. See “The Transaction Documents—Sale and Assignment of the Receivables” and “Material Legal Aspects of the Receivables—Repurchase Obligation” in this prospectus.

Other Issuing Entity Assets. In addition to the receivables, each issuing entity will own amounts on deposit in various accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional receivables; or

•	a reserve fund or other account providing credit or cash flow enhancement as described in this prospectus under the headings “The Transaction Documents—Other Credit Enhancement” and “—Cash Flow Agreements.”

The Securities

An issuing entity’s securities may include one or more classes of notes. You will find the following information about each class of securities in the prospectus supplement:

•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	its final scheduled payment date;

•	whether and when it may be redeemed prior to its final scheduled payment date; and

•	how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

If an issuing entity is a trust, the issuing entity also will issue a certificate or certificates representing an equity interest in the issuing entity, which will be described in the related prospectus supplement. Such certificates will not be offered to the public, but may be subsequently sold in a private transaction. The related prospectus supplement also will identify any class of securities of a series that is not being offered to the public.

Generally, you may purchase the notes only in book-entry form and will not receive your notes in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a payment date or a distribution date will be the business day immediately preceding the payment date or, if Definitive Notes are issued, the last day of the preceding calendar month.

Credit or Cash Flow Enhancement

The related prospectus supplement will specify the credit or cash flow enhancement, if any, for each issuing entity. Credit or cash flow enhancement may consist of one or more of the following:

•	subordination of one or more classes of securities;

•	a reserve fund;

•	overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the issuing entity’s securities);

•	excess interest collections (i.e., the excess of anticipated interest collections on the receivables over fees and expenses, interest on the issuing entity’s securities and any amounts required to be deposited in any reserve fund);

•	letter of credit;

•	surety bond or insurance policy;

•	liquidity arrangements or revolving liquidity notes;

•	swaps (including currency swaps) and interest rate protection agreements;

•	repurchase or put obligations;

•	yield supplement agreements, accounts or amounts;

•	financial guaranty insurance policies;

•	guaranteed investment contracts;

•	guaranteed rate agreements; or

•	limited guarantees.

Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. This prospectus and the prospectus supplement will describe the credit or cash flow enhancement and related limitations and exclusions applicable for securities issued by an issuing entity. Enhancements cannot guarantee that losses will not be incurred on the securities.

For more information about credit enhancement, see “The Transaction Documents—Subordination,” “—Other Credit Enhancement” and “—Cash Flow Agreements” in this prospectus.

Tax Status

For information concerning the application of federal tax laws to the securities, see “Material Federal Income Tax Consequences” in this prospectus and “Material Federal Income Tax Consequences” in the related prospectus supplement.

ERISA Considerations

If you are an employee benefit plan, you should review the matters discussed under “Certain ERISA Considerations” in this prospectus and “Certain ERISA Considerations” in the related prospectus supplement before investing in the securities.

RISK FACTORS

The risk factors discussed below and in the related prospectus supplement describe the material risks of an investment in the securities and should be carefully considered by all potential investors. The securities are not suitable investments for all investors and may especially not be suitable for individual investors. The securities are complex financial instruments, so you should not purchase any securities unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in asset-backed securities. You should not purchase any securities unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such securities.

You must rely for repayment only upon the issuing entity’s assets and available credit enhancement, which may not be sufficient to make full payments on your securities	The depositor does not have, nor is it expected to have, any significant assets (although the depositor may hold residual interests in, and senior or subordinated debt of, various issuing entities from time to time). There will be no recourse to the depositor or any of its affiliates or any other person for any default on the securities or any failure to receive distributions on the securities with respect to any series except as may be specified in the related prospectus supplement. Consequently, holders of securities of each series must rely solely upon the assets of the issuing entity for that series, including, if applicable, any amounts available pursuant to any credit or cash flow enhancement for that series, for the payment of principal of and interest on the securities of that series. If delinquencies and losses create shortfalls which exceed the available credit enhancement for your series of securities, you may experience delays in payments due to you and you could suffer a loss.

Limits on credit or cash flow enhancement may result in losses to you	Although we intend the credit or cash flow enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the credit or cash flow enhancement, the amount of the credit or cash flow enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount of available credit or cash flow enhancement may decline and could be depleted prior to the payment in full of the related series of securities. Therefore, losses on the receivables could result in losses to holders of those securities.

Timing and rate of prepayments may result in lower yield	The securities of a series will be payable solely from the assets of the issuing entity for that series. The yield to maturity experienced by a holder of securities of a given series may be affected by, among other things, the rate and timing of payments of principal of the receivables. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments or defaults;

• the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement; and

• whether the securities are redeemed prior to the related final scheduled payment date.

Prepayments may also result from repurchase or purchase of receivables due to material breaches of the depositor’s or the servicer’s representations or warranties.

Risks of subordinated securities	To the extent specified in the related prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series. Any subordinated securities will be affected to a greater degree by any losses on the receivables.

The absence of a secondary market could limit your ability to resell your securities	There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. The underwriter presently expects to make a secondary market in the securities, but has no obligation to do so. Absent a secondary market for the securities, you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Because the notes are in book-entry form, your rights can only be exercised indirectly	Because the notes will initially be issued in book-entry form, you will be required to hold your interest in your securities through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V. as operator of the Euroclear System in Europe. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V. as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes of a series will remain in book-entry form except in the limited circumstances described under the caption “Certain Information Regarding the Securities—Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related note.

As a result, you will only be able to exercise the rights as a noteholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V. as operator of the Euroclear System (in Europe) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge or transfer your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V. as operator of the Euroclear System. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

Interest and principal on the notes of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of payments from the issuing entity. In the event of a misapplication of payments by The Depository Trust Company, participants or indirect participants or the bankruptcy or insolvency of those entities, recourse will be limited to those entities.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificate of title, which may cause losses on your securities	The servicer, as custodian of the receivables files, will not cause the certificates of title of the financed vehicles securing the receivables to be amended or reissued. In the absence of amendments to the certificates of title, the issuing entity may not have perfected security interests in the financed vehicles securing the receivables originated in some states. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. The issuing entity not having a first priority perfected security interest in some of the financed vehicles may affect the issuing entity’s ability to realize on the collateral securing the receivables and thus may reduce the proceeds to be distributed to noteholders. Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuing entity could lose the priority of its security interest in a financed vehicle. If the issuing entity attempts to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities. None of the depositor, the servicer, any intermediate purchaser nor any other party will have any obligation to repurchase or purchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuing entity. Although no additional action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors, as long as the indenture trustee has a perfected security interest in the financed vehicle, payments under any insurance policies (except payments required by law to be returned to the related obligor, such as rebates or refunds related to policy termination or cancellation) would constitute proceeds of the collateral. However, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are received or deposited by the servicer into the Collection Account. See “Material Legal Aspects of the Receivables—Security Interests in Financed Vehicles” in this prospectus.

If the issuing entity does not use all of the money in the Pre-Funding Account, a mandatory redemption of a portion of the securities could result	To the extent provided in the related prospectus supplement, if the issuing entity has not used all of the money deposited in the Pre-Funding Account to purchase additional receivables by the date set forth in the prospectus supplement, then the holders of each of the securities will receive a pro rata payment of principal in an amount equal to the unused amount or of the amount remaining in the Pre-Funding Account. The inability of the depositor to obtain receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. Any reinvestment risk from the mandatory prepayment of a portion of the securities from the unused amount will be borne by the holders of the securities.

Removal of the servicer after a servicer termination event may adversely affect the securities and may result in payment delays or losses	The related prospectus supplement may provide that with respect to a series of securities, upon the occurrence of a servicer termination event, the related indenture trustee or specified portion of noteholders may remove the servicer without the consent of the related trustee or the noteholders of any subordinated class. The trustee or any such subordinated class with respect to a series may not have the ability to remove the servicer if a servicer termination event occurs. In addition, the noteholders of a senior class with respect to a series may have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the noteholders of any subordinated class of the series. If the servicer were to become a debtor in a bankruptcy case or the Federal Deposit Insurance Corporation was appointed conservator or receiver for the servicer or other similar official has been appointed for the servicer, and no servicer termination event other than the such bankruptcy or insolvency related events has occurred, the bankruptcy trustee (including the servicer itself as a debtor-in-possession) or similar official may have the power to prevent the indenture trustee or the securityholders from effecting a transfer of servicing.

In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related securities. Delays in payments on the securities and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy proceeding.

Because the servicing fee is structured as a percentage of the aggregate principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer, if servicing responsibilities are required to be transferred at a time when much of the aggregate principal balance of the receivables has been repaid. Due to the reduction in servicing fee as described above, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on the securities.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity	To the extent provided for in the related prospectus supplement, the servicer or custodian will maintain possession of the original contracts for each of the receivables and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer or custodian sells or pledges and delivers the original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, the other party could acquire an interest in the receivable having priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer or custodian loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer or custodian loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract. Additionally, if the contract is amended the servicer may not take or may not be able to take physical possession (or, in the case of an electronic contract, control) of the signed original amendment.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain receivables. The possibility that the issuing entity may not have a perfected security interest in the receivables may affect the issuing entity’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your investment in the securities.

Furthermore, if the servicer or custodian becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

Failure to comply with consumer protection laws may result in losses on your investment	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The depositor, any intermediate purchaser, the servicer, the related originator or another entity may be obligated to repurchase from the issuing entity any receivable that fails to comply with these legal requirements. If the depositor, any intermediate purchaser, the servicer, the related originator or another entity, as applicable, fails to repurchase that receivable, you might experience delays and/or reductions in payments on your securities. See “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

The sponsor, the depositor, any intermediate purchasers and the servicer have limited obligations to the issuing entity and will not make payments on the securities	The sponsor, the depositor, any intermediate purchasers and their affiliates are generally not obligated to make any payments to you on your securities. However, the depositor, any intermediate purchaser and/or the servicer will make representations and warranties about the characteristics of the receivables.

If the depositor, any intermediate purchaser or the servicer breaches a representation or warranty for a receivable, the depositor and/or any intermediate purchaser may be required to repurchase or the servicer may be required to purchase that receivable. If the depositor and/or any intermediate purchaser fails to repurchase or the servicer fails to purchase, as applicable, that receivable, you might experience delays and/or reductions in payments on the securities. See “The Transaction Documents—Sale and Assignment of the Receivables” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities	Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuing entity could lose the priority of its security interest in a financed vehicle. None of the depositor, any intermediate purchaser or the servicer will have any obligation to repurchase or purchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are received or deposited by the servicer into an account controlled by the related trustee or indenture trustee, if any, for the securities. See “Material Legal Aspects of the Receivables—Security Interests in Financed Vehicles” in this prospectus.

The return on your securities could be reduced by shortfalls due to the Servicemembers Civil Relief Act and other related recent legislation	The Servicemembers Civil Relief Act of 2003, as amended (the “Servicemembers Act”), provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. The United States military operations in Iraq and Afghanistan have increased, and may in the future increase, the number of citizens in active military service, including persons in reserve status who have been called or will be called to active duty. The Servicemembers Act provides, generally, that an obligor who is covered by the Servicemembers Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. Any shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. Interest shortfalls on the receivables due to the application of the Servicemembers Act or similar legislation or regulations will reduce the amount of interest collections available to make payments or distributions on the securities.

The Servicemembers Act also limits the ability of a servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the scheduled payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. In addition, the servicer may elect to reduce the interest rate on receivables affected by the application of the Servicemembers Act to a rate that is lower than the maximum rate prescribed by the Servicemembers Act and may readjust the payment schedule for any receivable that is affected by the application of the Servicemembers Act until the maturity of the receivable.

In addition, pursuant to laws of various states, payments on retail installment contracts or installment loans, such as the receivables by residents in those states who are called into active duty with the National Guard or the reserves, will be deferred under certain circumstances. These state laws may also limit the ability of the servicer to repossess the financed vehicle securing a receivable.

As a result of the Servicemembers Act and similar state legislation or regulations and as a result of the servicer’s ability to further lower the interest rate on the affected receivables, there may be delays or reductions in payment of, and increased losses on, the receivables. As a result, you may suffer a loss on your securities.

We do not know how many receivables may be affected by the application of the Servicemembers Act or any similar state legislation or regulations.

The securities may not be a suitable investment for you	The securities are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

If you are an individual investor considering the purchase of a note, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

Book-entry system for the notes may decrease liquidity and delay payment	Because transactions in the notes generally can be effected only through DTC participants and indirect participants:

•     your ability to pledge your beneficial interest in the notes to someone who does not participate in the DTC system, or to otherwise take action relating to your beneficial interest in the notes, may be limited due to the lack of a physical note;

•     you may experience delays in your receipt of payments with respect to your beneficial interest in the notes because payments will be made by the indenture trustee, to Cede, as nominee for DTC, rather than directly to you; and

•     you may experience delays in your receipt of payments with respect to your beneficial interest in the notes in the event of misapplication of payments by DTC, participants or indirect participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

The failure to make principal payments will generally not result in an event of default	The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date for that series of notes.

THE SPONSOR

Bank of America, National Association (“Bank of America”) is a national banking association organized under the laws of the United States, with its principal executive offices in Charlotte, North Carolina. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Bank of America also is subject to regulation by the Federal Deposit Insurance Corporation (the “FDIC”) among other agencies. See “Material Legal Aspects of the Receivables—FDIC Rule” in this prospectus.

Bank of America and its affiliates have been active in the securitization market since its inception and has sponsored securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans, and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of asset-backed commercial paper programs and other structured finance transactions. Bank of America and its affiliates have served as sponsors, issuers, dealers, trustees, servicers and other roles in a wide array of securitization transactions.

The depositor’s securitization program has been structured by Bank of America, and principally will be used by Bank of America to finance motor vehicle installment loans and/or retail installment sales contracts originated by Bank of America or its affiliates or, if so specified in the related prospectus supplement, acquired by Bank of America from third parties.

Bank of America serves as the sponsor in the depositor’s securitization program, in addition to being an affiliate of the depositor. To the extent specified in the related prospectus supplement, the sponsor will act as servicer of the receivables held by each issuing entity and may act as the administrator of each issuing entity. See “The Servicer” and “The Administrator” in this prospectus and “The Sponsor, the Servicer, the Originator and the Administrator” in the related prospectus supplement. The sponsor will have limited obligations and rights under the agreements related to a transaction, which will be described in the related prospectus supplement.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255 and the telephone number is (704) 386-5681.

See “The Sponsor, the Servicer, the Originator and the Administrator” in the applicable prospectus supplement for more information regarding Bank of America.

THE DEPOSITOR

Bank of America Auto Receivables Securitization, LLC will serve as the depositor for each series of securities. The depositor will acquire the motor vehicle installment loans and/or retail installment sales contracts directly or indirectly from the sponsor or an affiliate of the sponsor, and will transfer them to the issuing entity. The depositor is a Delaware limited liability company, and is a wholly-owned special purpose subsidiary of BA Auto Securitization Corporation. BA Auto Securitization Corporation is a wholly-owned special purpose subsidiary of Banc of America Securitization Holding Corporation, which is a wholly-owned special purpose subsidiary of Bank of America. The depositor was organized under a limited liability company agreement to purchase, receive capital contributions of or otherwise acquire from time to time motor vehicle installment loans and/or retail installment sales contracts and related rights and assets; to own, hold, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to the receivables; to issue and sell securities of one or more issuing entities; to act as settlor or depositor of one or more statutory trusts or common law trusts, act as member of one or more limited liability companies or act as general partner or limited partner of one or more limited partnerships formed to issue securities; to acquire, own, hold, transfer, assign, pledge, sell or otherwise deal with any interests in an issuing entity or securities issued by an issuing entity; and to establish any reserve account, spread account or other credit enhancement, as applicable, or any other account for the benefit of any securityholders. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets (although the depositor may hold residual interests in, and senior or subordinated debt of, various issuing entities from time to time).

Except to the extent specified in the related prospectus supplement, the depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicles and no administrative obligations with respect to the issuing entity. The depositor will have limited obligations and rights under the agreements related to a transaction, which will be described in the related prospectus supplement.

The principal office of the depositor is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255. Its telephone number is (704) 386-5681.

See “The Depositor” in the applicable prospectus supplement for more information about the depositor.

THE SERVICER

Bank of America will act as servicer under a servicing agreement with the issuing entity. Bank of America and its predecessors have been servicing auto loans for more than 25 years. The servicer will manage, service, administer and make collections on, and make remittances with respect to, the receivables in accordance with the servicing agreement and its customary servicing practices, using that degree of skill and attention that the servicer exercises with respect to comparable motor vehicle receivables that it services for itself or others. The servicer’s duties include tracking the balances of outstanding receivables, notifying obligors of the amounts and due dates of their required payments, communicating with obligors regarding their accounts and seeking to collect overdue payments. The servicer has full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The servicer will have no liability for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the servicer’s conduct constitutes willful misconduct, negligence or bad faith.

The obligations of the servicer may be performed through subservicers or vendors, under the terms and conditions described in the related prospectus supplement. In the event the servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of securities, the depositor will report such appointment on a Form 8-K.

See “The Sponsor, the Servicer, the Originator and the Administrator” in the applicable prospectus supplement for more information about the servicer.

THE ISSUING ENTITIES

With respect to each series of securities, for the transactions described in this prospectus and in the related prospectus supplement, the depositor will establish a separate issuing entity that will issue the securities of that series. Each issuing entity will be either a limited liability company (each, a “limited liability company”) formed pursuant to a limited liability company agreement (each, a “limited liability company agreement”), a limited partnership (each, a “limited partnership”) formed pursuant to a limited partnership agreement (each, a “limited partnership agreement”) or a trust (a “trust”) formed pursuant to a trust agreement (each, a “trust agreement”) between the depositor and the related trustee, as applicable, as specified in the applicable prospectus supplement for such issuing entity. In the event a trust is formed, the related trustee may own the receivables and/or act on behalf of the issuing entity in all instances described in this prospectus and the related prospectus supplement. On the applicable closing date, simultaneously with the issuance of the securities of a given series, the sponsor or an affiliate of the sponsor will transfer or sell receivables, directly or indirectly, to the depositor and the depositor will transfer or sell receivables to the issuing entity in the outstanding principal amount specified in the related prospectus supplement.

To the extent specified in the related prospectus supplement, the property of each issuing entity may also include:

•	the right to all documents and information contained in the files relating to the receivables;

•	collections and all other amounts due under the receivables after the cutoff dates specified in the related prospectus supplement;

•	security interests in the vehicles financed by the receivables (the “financed vehicles”) and, to the extent permitted by law, any accessions thereto;

•	the right to receive proceeds from claims on credit life, credit disability, theft and physical damage or other insurance policies covering the financed vehicles or the obligors under the receivables;

•	the rights relating to the receivables purchased from dealers under any agreements between the originator of the receivables and the dealers that sold the financed vehicles;

•	all property on deposit in or credited to the applicable accounts (except the Certificate Distribution Account), including the related Collection Account and any other account identified in the related prospectus supplement, including all eligible investments (as such term is defined in the related prospectus supplement, “Eligible Investments”) credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer or as otherwise specified in the related prospectus supplement);

•	the rights of the issuing entity under each applicable transaction document;

•	the rights under any credit or cash flow enhancement described in “The Transaction Documents—Subordination,” “—Other Credit Enhancement” and “—Cash Flow Agreements” in this prospectus to the extent specified in the related prospectus supplement; and

•	all proceeds of the receivables or the foregoing property (collectively, with the receivables, the “issuing entity assets”).

To the extent specified in the related prospectus supplement, a reserve account (each, a “Reserve Account”) or other form of credit or cash flow enhancement described in “The Transaction Documents—Subordination,” “—Other Credit Enhancement” and “—Cash Flow Agreements” in this prospectus may be a part of the property of a given issuing entity or may be held by the trustee for the benefit of holders of the related securities. To the extent specified in the related prospectus supplement, an interest rate or currency swap may also be a part of the property of any given issuing entity or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities.

If so provided in the related prospectus supplement, the issuing entity assets may also include a Pre-Funding Account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase receivables from the related originators during a specified period following the closing date for the related issuing entity. Any receivables so conveyed to an issuing entity will also be issuing entity assets of the issuing entity.

Additionally, if so provided in the related prospectus supplement, the issuing entity assets may also include any accounts into which the depositor will deposit cash during the Revolving Period and which may be (i) used by the issuing entity to purchase receivables from the related originators during a specified period following the closing date for the related issuing entity, (ii) held in an account and invested in Eligible Investments for later distribution to securityholders, (iii) applied to those securities of the related series as then are in amortization, if any, or (iv) otherwise applied as specified in the related prospectus supplement.

Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity assets, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the related prospectus supplement and in the trust agreement, indenture, limited liability company agreement or limited partnership agreement of the issuing entity, as applicable. Each issuing entity will not acquire any receivables or assets other than the issuing entity assets.

The servicer under the related servicing agreement (each, a “servicing agreement”), will service the receivables held by each issuing entity and will receive fees for these services. See “The Transaction Documents—Servicing Compensation and Payment of Expenses” in this prospectus and the discussion of servicing compensation in the related prospectus supplement. To the extent set forth in the related prospectus supplement, the servicer will be authorized to retain physical possession of the receivables held by each issuing entity and other documents relating to possession of the receivables as custodian for each issuing entity. Due to the administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to an issuing entity. In the absence of an amendment, an issuing entity may not have a perfected security interest in some of the financed vehicles in some states. See “Material Legal Aspects of the Receivables” and “The Transaction Documents—Sale and Assignment of the Receivables.”

If the protection provided to holders of securities issued by a trust, a limited liability company or a limited partnership by the subordination of the related securities and by the Reserve Account, if any, or any other available form of credit or cash flow enhancement for the series described in “The Transaction Documents—Other Credit Enhancement” and “—Cash Flow Agreements” in this prospectus is insufficient, the noteholders will have to look to payments by or on behalf of obligors on receivables, and the proceeds from the repossession and sale of financed vehicles that secure receivables which the servicer has charged-off in accordance with its customary servicing practices for distributions of principal and interest on the securities. In this event, some factors, such as the applicable issuing entity not having perfected security interests in all of the financed vehicles, may limit the ability of an issuing entity to realize on the collateral securing the related receivables, or may limit the amount realized to less than the amount due under the receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related financed vehicles. See “The Transaction Documents—Subordination” and “Material Legal Aspects of the Receivables.”

The principal offices of each issuing entity and the related trustee, in the case of a trust, will be specified in the related prospectus supplement.

THE TRUSTEE

The trustee for any issuing entity that is a trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement and servicing agreement, as applicable. A trustee may resign at any time, in which event the servicer, depositor, issuing entity or other person, as specified in the related prospectus supplement, will be obligated to appoint a successor trustee. The servicer, depositor, issuing entity or other person, as specified in the related prospectus supplement, may also remove the related trustee if (i) the trustee ceases to be eligible to continue as trustee under the related trust agreement, (ii) the trustee becomes legally unable to act, or (iii) the trustee becomes insolvent. In any of these circumstances, the servicer, depositor or administrator, as specified in the related prospectus supplement, will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee. The servicer, issuing entity, or other person specified in the related prospectus supplement will agree to pay to each trustee, and each trustee shall be entitled to, reasonable compensation for all services rendered by such trustee in the execution of the issuing entity and in the exercise and performance of any of the powers and duties of the trustee under the trust agreement and servicing agreement, as applicable. The servicer, issuing entity, or other person specified in the related prospectus supplement will agree to pay or reimburse the trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the trust agreement and servicing agreement, as applicable (including the reasonable fees and expenses of its agents, any co-trustee and counsel) or in defense of any action brought against it in connection with those agreements except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith. If specified in the related prospectus supplement, any or all compensation of the trustees and reimbursement of trustee fees and expenses described above may be paid exclusively out of the distribution of payments out of amounts in the related Collection Account, prior to payment of interest or principal to the holders of the securities.

The prospectus supplement for any series of securities which includes notes will also specify an indenture trustee. See “Provisions of the Indenture—The Indenture Trustee” in this prospectus.

The principal offices of each issuing entity and the related trustee will be specified in the related prospectus supplement.

THE ADMINISTRATOR

Bank of America or another party specified in the related prospectus supplement, in its capacity as administrator, may enter into an administration agreement which may be amended and supplemented from time to time, with the issuing entity and the related indenture trustee or other person pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations on behalf of the issuing entity required by the related indenture and the servicing agreement. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee if so provided in the related prospectus supplement.

USE OF PROCEEDS

If so provided in the related prospectus supplement, the proceeds from the sale of the securities of a series will be applied by the related issuing entity, the depositor or any intermediate purchaser, as indicated in the prospectus supplement (1) if by any intermediate purchaser, to purchase the receivables directly or indirectly from the sponsor or an affiliate of the sponsor, (2) if by the depositor, to purchase the receivables from Bank of America, its affiliates and/or, if so specified in the related prospectus supplement, a third party originator, or an intermediate purchaser, (3) if by the issuing entity, to purchase the receivables from the depositor, (4) to deposit any amounts, if applicable, to a Pre-Funding Account, a Reserve Account (unless the related prospectus supplement specifies that the depositor will direct the underwriters to make the initial deposit to a Reserve Account), or to fund any other collateral account, and (5) to pay other expenses in connection with the issuance of the securities.

PRINCIPAL DOCUMENTS

In general, the operations of an issuing entity will be governed by the following documents:

Document	Parties	Primary Purposes
Trust agreement (if a trust), limited liability company agreement (if a limited liability company) or limited partnership agreement (if a limited partnership)	Trustee and the depositor (if a trust agreement), the depositor as the member (if a limited liability company agreement) or the depositor as general partner and one or more entities as limited partner(s) (if a limited partnership agreement)

•      creates the issuing entity, limited liability company or limited partnership

•      provides for issuance of certificates and payments to certificateholders

•      establishes rights and duties of trustee (if a trust)

•      establishes rights of certificateholders

•      may provide for administrative services, on behalf of the issuing entity

Indenture (if a trust, a limited liability company or a limited partnership)	Issuing entity and indenture trustee

•      provides for issuance of the notes, the terms of the notes and payments to noteholders

•      establishes rights and duties of indenture trustee

•      establishes rights of noteholders

•      directs how cash flow will be applied to expenses of the issuing entity and payments on its securities

Servicing Agreement (if a trust, a limited liability company or a limited partnership)	The servicer, the issuing entity and the indenture trustee	• contains servicing obligations of servicer • provides for compensation to servicer

Sale Agreement	The depositor and the issuing entity, as purchaser	• effects sale of receivables to the issuing entity • contains representations and warranties concerning the receivables

Receivables Purchase Agreement(s)	Originator and sponsor, as purchaser, if set forth in the applicable prospectus supplement, sponsor and intermediate purchaser, as purchaser, if set forth in the applicable prospectus supplement, intermediate purchaser and depositor, as purchaser, if set forth in the applicable prospectus supplement and/or sponsor and depositor, as purchaser	• effects sale of receivables to sponsor or intermediate purchaser, if applicable, or effects sale of receivables to the depositor • contains representations and warranties concerning the receivables

The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. The related prospectus supplement for a series will describe any additional material provisions of these documents specific to that series.

A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents. The depositor will file the material documents for a particular transaction with the Securities and

Exchange Commission (“SEC”) by post-effective amendment to the registration statement or under cover of Form 8-K and incorporated by reference into the registration statement concurrently with or prior to the time the depositor files the prospectus supplement and the accompanying prospectus for that transaction with the SEC.

THE RECEIVABLES POOL

The motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new or used automobiles, light-duty trucks and other similar vehicles (the “receivables”) in a receivables pool have been or will be originated or, if so specified in the related prospectus supplement, acquired by a seller in the ordinary course of business, as described in the related prospectus supplement.

The receivables to be sold to each issuing entity will be selected from a seller’s portfolio for inclusion in a receivables pool based on several criteria, which will be specified in the related prospectus supplement. The depositor will not use any selection procedures in selecting the receivables for each receivables pool that are materially adverse to the securityholders of that series.

Each of the receivables included in the issuing entity property of an issuing entity will be a contract or loan where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method. The “Scheduled Interest Method” means the method of calculating interest due on a receivable without regard to the period of time which has elapsed since the preceding payment was made, using the “scheduled interest method” or the method known as the “Rule of 78s” or sum-of-the-digits method. “Simple Interest Method” means the method of calculating interest due on a receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

Specific information with respect to each pool of receivables included in an issuing entity will be set forth in the related prospectus supplement, including, to the extent appropriate:

•	the portion of the receivables pool secured by new financed vehicles and by used financed vehicles;

•	the aggregate principal balance of all of the related receivables;

•	the average principal balance of the related receivables and the range of principal balances;

•	the number of receivables in the receivables pool;

•	the geographic distribution of receivables in the receivables pool;

•	the weighted average annual percentage rate and the range of such rates;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the scheduled weighted average life;

•	the distribution by FICO® score of receivables in the receivables pool;

•	the originator of the receivables;

•	the distribution by vehicle make of the financed vehicles; and

•	the distribution by model year of the financed vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Information concerning the experience of the servicer or other appropriate party pertaining to delinquencies and net losses with respect to receivables will be set forth in the related prospectus supplement. There can be no assurance that the delinquency and net loss experience on any receivables pool will be comparable to prior experience of the servicer or other appropriate party.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes of any series generally will be influenced by the rate at which principal of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. The term “prepayments” includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of receivables repurchased by the depositor or purchased by the servicer or other party specified in the prospectus supplement. Full and partial prepayments on the receivables included in the issuing entity assets of an issuing entity will be paid or distributed to the related securityholders on the next payment date following the collection period (as such term is defined in the related prospectus supplement, the “Collection Period”) in which they are received. To the extent that any receivable included in the issuing entity assets of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an originator or otherwise, the actual weighted average life of the receivables included in the issuing entity assets of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. The term “weighted average life” means the average amount of time until the entire principal amount of a receivable is repaid. Substantially all of the receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automobile receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without paying the receivable in full. The rate of prepayment on receivables may also be influenced by the interest rate, term or other characteristics of the receivable. In addition, under some circumstances, receivables will be required to be repurchased from a given issuing entity pursuant to the related receivables purchase agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase receivables from the issuing entity pursuant to the servicing agreement as a result of breaches of specific covenants. See “The Transaction Documents—Sale and Assignment of the Receivables” and “—Servicing Procedures.” See also “Certain Matters Regarding the Servicer—Termination” regarding the servicer’s obligation to purchase receivables from a given issuing entity.

In light of the above considerations, there can be no assurance as to the amount of principal payments or distributions to be made on the notes of a series on each payment date or distribution date, as the case may be, since the amount will depend, in part, on the amount of principal collected on the related receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of receivables will be borne entirely by the noteholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular receivables and the related series of securities.

POOL FACTORS, NOTE FACTORS AND TRADING INFORMATION

For each transaction, each month the servicer will compute with respect to each class of notes, either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

For transactions in which the servicer will compute a Note Factor, the “Note Factor” for each class of notes will be a seven-digit decimal which the servicer or indenture trustee will compute prior to each payment with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable payment date, after giving effect to payments to be made on the applicable payment date, as a fraction of the initial outstanding principal balance of the class of notes. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Note Factor at the time of determination.

For transactions in which the servicer will compute a Pool Factor, the “Pool Factor” for each class of notes will be a seven-digit decimal which the servicer or indenture trustee will compute prior to each payment with respect to the class of notes indicating the aggregate outstanding balance of the notes, as of the applicable payment date, as a fraction of the aggregate outstanding principal balance of the receivables as of the cut-off date. Each Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the receivables underlying the notes. A noteholder’s portion of the pool balance for a given month will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Pool Factor at the time of determination.

As provided in the related prospectus supplement, the noteholders will receive reports on or about each Payment Date or distribution date, as the case may be, concerning payments received on the receivables, the “Pool Balance” (as defined in the related prospectus supplement) and/or the “Note Balance” (as defined in the related prospectus supplement) and each Pool Factor and/or Note Factor. The Depository Trust Company (“DTC”) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.

In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities—Statements to Securityholders” in this prospectus.

DESCRIPTION OF THE NOTES

Each issuing entity will issue one or more classes of notes pursuant to an indenture (each, an “indenture”) between the related trust, limited liability company or limited partnership and the indenture trustee. The following summary describes the material provisions of each indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and indenture. The related prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to that prospectus supplement.

If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more physical certificates registered in the name of the nominee of DTC (together with any successor company selected by the issuing entity). The notes will be available for purchase in minimum denominations specified in the related prospectus supplement and in book-entry form or definitive form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the depositor has been informed by DTC that DTC’s nominee will be Cede & Co. (“Cede”) unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from its participating organizations, and all references in this prospectus and in the related prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for payment to noteholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Notes” in this prospectus.

Payments of Principal and Interest

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer or another entity specified in the related prospectus supplement of its option to purchase the related assets of an issuing entity. See “Certain Matters Regarding the Servicer—Termination” in this prospectus.

To the extent specified in any related prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the related prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given payment date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a payment date, in which case except to the extent specified in the related prospectus supplement each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See “The Transaction Documents—Distributions” and “—Subordination” in this prospectus.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Generally, the credit rating agencies hired by the sponsor to rate the securities, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the related prospectus supplement.

If the depositor, the servicer or another entity exercises its option to purchase the assets of an issuing entity in the manner and on the respective terms and conditions described under “Certain Matters Regarding the Servicer—Termination,” the outstanding securities will be redeemed as set forth in the related prospectus supplement. The securities will not be redeemable at the direction of the issuing entity or the securityholders.

PROVISIONS OF THE INDENTURE

The following summary, together with “Description of the Notes” in this prospectus and in the related prospectus supplement, describes the material provisions of the related indenture for a series of notes. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Events of Default, Rights Upon Event of Default

With respect to the notes of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.

The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the applicable final scheduled payment date for that class of notes.

With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Certain Covenants

Each indenture will provide that the related issuing entity may not consolidate with or merge into, or transfer substantially all of its assets to, any other entity, unless as specified in the related prospectus supplement.

Each indenture will provide that the related issuing entity will not, among other things:

•	except as expressly permitted by the applicable indenture, the applicable transfer and servicing agreements or other documents with respect to the issuing entity (the “related documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•	claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the indenture except as may be expressly permitted by the related indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part of its property, or any interest in the issuing entity or the proceeds of the issuing entity; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuing entity.

Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

FDIC Rule Covenant

The prospectus supplement for your securities will state whether or not the transaction contemplated by that prospectus supplement is intended to comply with the FDIC Rule. The FDIC Rule imposes a number of requirements on an issuing entity, the depositor, any other intermediate entity that may be a transferee, the sponsor and the servicer, and each such party will agree to facilitate compliance with these requirements by complying with its obligations in the FDIC Rule Covenant. See “Material Legal Aspects of the Receivables—FDIC Rule.” Each indenture related to a transaction structured to comply with the FDIC Rule will contain an FDIC Rule Covenant, which will require, among other things, that:

(1) payment of principal and interest on the securitization obligations must be primarily based on the performance of the financial assets transferred to the issuing entity;

(2) information describing the financial assets, obligations, capital structure, compensation of the relevant parties and historical performance data must be made available to the investors, including (i) information about the obligations and securitized financial assets in compliance with Regulation AB, (ii) information about the transaction structure, performance of the obligations, priority of payments, subordination features, representations and warranties regarding the financial assets, remedies, liquidity facilities, credit enhancement, waterfall triggers and policies governing delinquencies, servicer advances, loss mitigation and write-offs, (iii) information with respect to the credit performance of the obligations and financial assets on an ongoing basis, and (iv) the compensation paid to the originator, sponsor, rating agency, third-party advisor, broker and servicer and changes to such amounts paid, and the extent to which the risk of loss is retained by any of them;

(3) the sponsor must retain an economic interest in a material portion (not less than five percent) of the credit risk of the financial assets, which threshold may be adjusted to comply with Section 941(b) of the Dodd-Frank Act when the final rule enacting such section becomes effective;

(4) the obligations in the securitization cannot be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor or to an affiliated broker-dealer who purchased such obligations with a view to promptly resell such obligations to persons or entities that are neither affiliates nor insiders of the sponsor in the ordinary course of such broker-dealers business) or insider of the sponsor;

(5) the sponsor must identify in its financial asset data bases and otherwise account for the financial assets transferred as specified by the FDIC Rule; and

(6) if the sponsor is acting as servicer, custodian or paying agent, the sponsor must not commingle collections for more than two business days. See “Material Legal Aspects of the Receivables—FDIC Rule.”

Each noteholder and each certificateholder in a transaction structured to comply with the FDIC Rule, by accepting a note or certificate, as applicable, will acknowledge and agree that the purpose of the FDIC Rule Covenant is to facilitate compliance with the FDIC Rule by Bank of America, each intermediate transferee, the depositor, the sponsor and the issuing entity, and that the provisions set forth in the FDIC Rule Covenant will have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Modification of Indenture

The indenture may be amended in the manner described under “The Transaction Documents—Amendment” in this prospectus and “The Transaction Documents and the Indenture—Amendment Provisions” in the applicable prospectus supplement.

Annual Compliance Statement

Each issuing entity that issues notes will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make Advances, any amount advanced by it under the indenture;

•	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issuance of notes that has not been previously reported; and

•	any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

Each indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the related prospectus supplement. The principal office of the indenture trustee will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related trust, limited liability company or limited partnership will be obligated to appoint a successor indenture trustee for the series. Additionally, the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, of a series may remove the related indenture trustee and appoint a successor indenture trustee. An issuing entity may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the issuing entity will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series.

DESCRIPTION OF THE CERTIFICATES

Each issuing entity, if a trust, will issue one or more classes of certificates pursuant to a trust agreement. The related prospectus supplement will describe the material provisions of the trust agreement. Any certificates issued by an issuing entity will not be offered to the public under the related prospectus supplement, but may be subsequently sold in a private transaction.

CERTAIN INFORMATION REGARDING THE SECURITIES

General

The related prospectus supplement will describe:

•	the timing, amount and priority of payments of principal and interest on each class of securities;

•	their interest rates or the method for determining their interest rates;

•	the method of determining the amount of their principal payments;

•	the priority of the application of the issuing entity’s available funds to its expenses and payments on its securities; and

•	the allocation of losses on the receivables among the classes of securities.

The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:

•	principal payments or distributions, as the case may be, with disproportionate, nominal or no interest payments;

•	interest payments with disproportionate, nominal or no principal payments or distributions; or

•	residual cash flow remaining after all other classes have been paid.

Interest rates may be fixed or floating. If a class of securities is redeemable, the related prospectus supplement will describe whether the depositor, the servicer, or another entity has the right to exercise such option and when such securities may be redeemed and at what price; however, the securities will not be redeemable at the option of the issuing entity or the securityholders. The aggregate initial principal amount of the securities issued by an issuing entity may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that issuing entity.

Payments or distributions of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of each class. If the amount of funds available to make a payment or distribution on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates or distribution dates, as the case may be.

Fixed Rate Securities

Each class of fixed rate securities will bear interest at the applicable per annum interest rate specified in the related prospectus supplement.

Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

Each class of floating rate securities will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the related prospectus supplement, if any, or multiplied by the percentage specified in the related prospectus supplement, if any, or (ii) as otherwise specified in the related prospectus supplement. Interest on each class of floating rate securities may be computed on the basis of a 360-day year and the actual number of days in the related interest accrual period or on such other day count basis as is specified in the related prospectus supplement.

The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, federal funds rates, United States government treasury securities rates or negotiable certificates of deposit rates, as specified in the related prospectus supplement.

A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

(1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

(2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

Each issuing entity issuing floating rate securities may appoint a calculation agent to calculate interest rates of each class of its floating rate securities. The related prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the issuing entity. All determination of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities.

In connection with the issuance of any class of floating rate securities, the issuing entity may enter into or arrange for one or more interest rate hedge transactions. The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any interest rate hedge transaction to which the issuing entity is a party. In addition, the prospectus supplement for the related securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the interest rate hedge agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the agreement. Copies of the applicable agreement, if any, relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.

Revolving Period and Amortization Period

If the related prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes of a series and ending on the date set forth in the related prospectus supplement during which no principal payments will be made to one or more classes of notes of the related series as are identified in such prospectus supplement (the “Revolving Period”). The Revolving Period may not be longer than three years from the date of issuance of a class or classes of notes of a series. During the Revolving Period, all collections of principal otherwise allocated to such classes of notes may be:

•	utilized by the issuing entity during the Revolving Period to acquire additional receivables which satisfy the criteria described under “The Receivables Pool” in this prospectus and the criteria set forth in the related prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those notes of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the related prospectus supplement.

An “Amortization Period” is the period during which an amount of principal is payable to holders of a series of securities which, during the Revolving Period, were not entitled to such payments. If so specified in the related prospectus supplement, during an Amortization Period all or a portion of principal collections on the receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of notes. In addition, the related prospectus supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

Each issuing entity which has a Revolving Period may also issue a certificate, which will not be offered pursuant to the related prospectus supplement evidencing a retained interest in the issuing entity not represented by the other securities issued by such issuing entity. As further described in the related prospectus supplement, the value of such retained interest will fluctuate as the amount of assets of such issuing entity fluctuates and the amount of notes of the related series of notes outstanding is reduced. Each issuing entity will issue only one series of notes, however, each series may contain one or more classes of notes. The terms of each class of securities will be fully disclosed in the related prospectus supplement for each series.

Book-Entry Registration

Each class of notes offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “—Definitive Notes” in this prospectus. All notes will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobounds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes. See “Risk Factors—Because the notes are in book-entry form, your rights can only be exercised indirectly” in this prospectus.

Definitive Notes

If so stated in the related prospectus supplement, the notes of a given series will be issued in fully registered, certificated form (“Definitive Notes”) to noteholders or their respective nominees, rather than to DTC or its nominee, only if, to the extent specified in the related prospectus supplement:

•	the related trustee, the depositor, related indenture trustee or administrator, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related notes and the depositor, administrator or indenture trustee, as applicable, is unable to locate a qualified successor;

•	the depositor, indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC; or

•	after the occurrence of an event of default or servicer termination event, beneficial owners of notes (“Note Owners”) representing the requisite percentage as specified in the related prospectus supplement of the outstanding principal amount of the notes of the series, advise the related indenture trustee or trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Note Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Note Owners, through Participants, of the availability of Definitive Notes. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the issuing entity will issue Definitive Notes to the related Note Owners. Payments or distributions on the related Definitive Notes will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Notes are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related indenture or the related trust agreement. Payments or distributions, as the case may be, will be made by check mailed to the address of the Note Owners as they appear on the register specified in the related indenture or trust agreement, as applicable. The final payment on any securities, whether Definitive Notes or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final payment or distribution, as the case may be, to securityholders.

Definitive Notes will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar or transfer agent appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

Statements to Securityholders

For each series of securities, on or prior to each payment date or distribution date, as the case may be, the servicer or administrator, as applicable, will prepare and forward to the related trustee or indenture trustee to be included with the payment or distribution, as the case may be, to each securityholder of record a statement setting forth for the related Collection Period the following information, to the extent applicable, and any other information specified in the related prospectus supplement:

•	the amount of the payment or distribution, as the case may be, allocable to principal of each class of securities of the series;

•	the amount of the payment or distribution, as the case may be, allocable to interest on each class of securities of the series;

•	if applicable, the amount of the servicing fee paid to the servicer with respect to the related Collection Period;

•	if applicable, the amount of payment or distribution, as the case may be, allocable to the Certificate Distribution Account;

•	the aggregate outstanding principal balance for each class of notes and, if applicable, the certificate balance of any certificates as of the related record date;

•	the Pool Factor and/or Note Factor for each class of notes of the series as of the related record date;

•	the balance of any credit or cash flow enhancement, after giving effect to any additions or reductions to or withdrawals from the amount available under any credit or cash flow enhancement to occur on the following payment date or distribution date, as the case may be;

•	any applicable fees paid to a trustee;

•	any material breaches of representations and warranties relating to the receivables; and

•	the aggregate amount of realized losses, if any, in respect of receivables and any other loss, delinquency or other information relating to the receivables as set forth in the related prospectus supplement for the related Collection Period.

Unless Definitive Notes are issued, DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.

In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuance, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered securityholder a statement containing information for the purposes of the securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences” in this prospectus.

List of Securityholders

The related prospectus supplement will specify the number or requisite percentage of the aggregate outstanding principal balance of the notes of the series who may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

THE TRANSACTION DOCUMENTS

Overview of the Transaction Documents

The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of the various transaction documents that will govern those securities:

Transaction Documents that will govern any Transaction regardless of its form. Regardless of whether the issuing entity is a trust, a limited liability company or a limited partnership, one or more receivables purchase agreements (each, a “receivables purchase agreement”) will be executed. Pursuant to the terms of any receivables purchase agreement, a seller will transfer receivables to a purchaser. At a minimum, a receivables purchase agreement will be executed between the sponsor and an intermediate purchaser or the depositor, as applicable. Depending on the identity of the originator for any series of securities, one or more additional receivables purchase agreements may be executed in order to transfer receivables either directly or indirectly from the originator to the sponsor. Depending on the number of intermediate purchasers for any series of securities, one or more additional receivables purchase agreements may be executed in order to transfer receivables either directly or indirectly from the sponsor to the depositor. A description of the material provisions of each receivables purchase agreement is provided below under “—Sale and Assignment of the Receivables” and in the related prospectus supplement.

Transaction Documents that may govern any Transaction regardless of its form. Regardless of whether the issuing entity is a trust, a limited liability company or a limited partnership, the following agreements may be executed for any series of securities: an administration agreement (an “administration agreement”), pursuant to which the servicer, the depositor or another party specified in the prospectus supplement will undertake specified administrative duties with respect to an issuing entity may be executed (see “The Administrator” and the related prospectus supplement, if applicable, for a description of the material provisions of the administration agreement).

Transaction Documents that will govern any Securities Issued by a Limited Liability Company. In addition to one or more receivables purchase agreements and an administration agreement (if applicable), each series of securities issued by a limited liability company will be governed by the terms of the following documents:

•	a limited liability company agreement, pursuant to which each limited liability company is formed (see “The Issuing Entities” in this prospectus and the related prospectus supplement for a description of the formation of each issuing entity, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the limited liability company agreement, which together will describe the material terms of such agreement);

•	a servicing agreement pursuant to which the servicer will service receivables (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the servicing agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the servicing agreement, which together will describe the material terms of such agreement);

•	a sale agreement pursuant to which the depositor will transfer receivables to an issuing entity (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the sale agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the sale agreement, which together will describe the material terms of such agreement); and

•	an indenture pursuant to which the securities will be issued and the rights of securityholders will be defined (see “Provisions of the Indenture” and “Description of the Notes” in this prospectus and the related prospectus supplement for a description of the terms of the indenture, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the indenture, which together will describe the material terms of such agreement).

Transaction Documents that will govern any Securities Issued by a Limited Partnership. In addition to one or more receivables purchase agreements and an administration agreement (if applicable), each series of securities issued by a limited partnership will be governed by the terms of the following documents:

•	a limited partnership agreement, pursuant to which each limited partnership is formed (see “The Issuing Entities” in this prospectus and the related prospectus supplement for a description of the formation of each issuing entity, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the limited partnership agreement, which together will describe the material terms of such agreement);

•	a servicing agreement pursuant to which the servicer will service receivables (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the servicing agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the servicing agreement, which together will describe the material terms of such agreement);

•	a sale agreement pursuant to which the depositor will transfer receivables to an issuing entity (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the sale agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the sale agreement, which together will describe the material terms of such agreement); and

•	an indenture pursuant to which the securities will be issued and the rights of securityholders will be defined (see “Provisions of the Indenture” and “Description of the Notes” in this prospectus and the related prospectus supplement for a description of the terms of the indenture, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the indenture, which together will describe the material terms of such agreement).

Transaction Documents that will govern any Securities Issued by a Trust. In addition to one or more receivables purchase agreements and an administration agreement (if applicable), each series of securities issued by a trust will be governed by the terms of the following documents:

•	a trust agreement, pursuant to which each trust is formed (see “The Issuing Entities” and “Description of the Certificates” in this prospectus and “The Issuing Entity” in the related prospectus supplement for a description of the formation of each issuing entity, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the trust agreement, which together will describe the material terms of such agreement);

•	a servicing agreement pursuant to which the servicer will service receivables (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the servicing agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the servicing agreement, which together will describe the material terms of such agreement);

•	a sale agreement pursuant to which the depositor will transfer receivables to an issuing entity (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the sale agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the sale agreement, which together will describe the material terms of such agreement); and

•	an indenture pursuant to which the securities will be issued and the rights of securityholders will be defined (see “Provisions of the Indenture” and “Description of the Notes” in this prospectus and the related prospectus supplement for a description of the terms of the indenture, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the indenture, which together will describe the material terms of such agreement).

Solely for the purposes of this prospectus, we refer to any receivables purchase agreement, any trust agreement, any servicing agreement and any administration agreement as, collectively, the “transfer and servicing agreements.” The following summary does not purport to be a complete description of all of the terms of the transfer and servicing agreements, and therefore is subject to, and is qualified in its entirety by reference to, the provisions of each related transfer and servicing agreement and the description of any transfer and servicing agreement in the related prospectus supplement. The depositor, which will form the issuing entities, has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). See “Available Information” in this prospectus. Certain of the exhibits to that registration statement are representative forms of the various transfer and servicing agreements, each drafted for the transaction structure described in the prospectus supplements and prospectus included in that registration statement. The depositor will file the material documents for a particular transaction with the SEC by post-effective amendment to the registration statement or under cover of Form 8-K and incorporated by reference into the registration statement concurrently with or prior to the time the depositor files the prospectus supplement and the accompanying prospectus for that transaction with the SEC.

Transfer of the Receivables

Transfer and Assignment by the Sellers. On or prior to the related closing date, a seller (which term, for purposes of this section, may be or include the sponsor or an originator) will transfer and assign to the purchaser (which term, for purposes of this section, may be or include the sponsor, if the seller is an originator, or the depositor or an intermediate purchaser, if the seller is the sponsor), pursuant to a receivables purchase agreement, without recourse, all of its right, title and interest in and to the receivables, including its security interests in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to one or more of the related receivables purchase agreements (the “Schedule of Receivables”).

Sale, Transfer, Contribution and Assignment by the Depositor. On the related closing date, the depositor will sell, transfer, contribute and assign to the issuing entity, pursuant to a sale agreement, without recourse, all of its right, title and interest in and to receivables in the outstanding principal amount specified in the related prospectus supplement. The trustee or indenture trustee will not independently verify the existence and qualification of any receivables. Concurrently with the transfer and assignment of receivables to the related issuing entity, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

Representations and Warranties. On each closing date as more fully described in each prospectus supplement, either the seller or any intermediate purchaser in any receivables purchase agreement, or the depositor in the sale agreement, will make representations and warranties about the receivables.

Pursuant to the terms of the sale agreement, the depositor will assign to the related issuing entity all of the representations and warranties made by the seller or any intermediate purchaser, as applicable under the related receivables purchase agreement for the benefit of the related securityholders and will make limited representations and warranties with respect to other receivables of the issuing entity. To the extent that the seller or any intermediate purchaser, as applicable, does not repurchase a receivable in the event of a breach of its representations and warranties with respect to the receivables, the depositor will not be required to repurchase that receivable. The seller and any intermediate purchaser will not have any other obligation with respect to the receivables or the securities.

To the extent specified in the related prospectus supplement, following the discovery by or notice to the seller, any intermediate purchaser or the servicer of any breach of a representation and warranty of the seller, any intermediate purchaser or the servicer that materially and adversely affects the interests of the related issuing entity in any receivable, the seller or any intermediate purchaser may be obligated to repurchase or the servicer may be obligated to purchase the receivable. The purchase price for any of these receivables will be specified in the applicable prospectus supplement, but will generally be equal to the unpaid principal balance owed by the obligor on the receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable contract rate to the last day of the month of repurchase (the “Repurchase Amount”). This repurchase obligation will constitute the sole remedy available to the securityholders, the related trustee and any related indenture trustee for any uncured breach.

Amendment

Each of the transaction documents may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement and the related transaction documents, the transaction documents may be amended without the consent of the securityholders.

Accounts

Depending on the form of the issuing entity and the type of securities that are issued by the issuing entity, the following accounts will be created:

•	The servicer will establish and maintain with the related indenture trustee (or the trustee will establish and maintain, if there is no indenture trustee), one or more accounts, on behalf of the related securityholders, into which all payments made on or in respect of the related receivables will be deposited (the “Collection Account”).

•	The servicer may establish and maintain with the related indenture trustee (or the trustee may establish and maintain, if there is no indenture trustee), an account, on behalf of the related securityholders, to assist with the payment of principal and interest on the notes or payment of any other amount specified in the accompanying prospectus supplement (the “Reserve Account”).

•	The servicer may establish and maintain with the related indenture trustee, or the trustee may establish and maintain an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account for payment to the noteholders will be deposited and from which all payments to the noteholders will be made (the “Principal Distribution Account”).

•	For each issuing entity that issues certificates, the servicer or the related trustee may establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “Certificate Distribution Account”). Funds on deposit in the Certificate Distribution Account will not constitute property of the issuing entity.

For each series of securities, funds in the Collection Account, Principal Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the “Accounts”) will be invested if permitted and only to the extent provided in the related servicing agreement in Eligible Investments. Eligible Investments will generally be limited to obligations or securities that mature no later than the business day immediately preceding the next scheduled payment or distribution to securityholders of the series. To the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be deposited in the applicable Collection Account on each payment date or distribution date, as the case may be, or will be distributed to the servicer as additional servicing compensation.

Pre-Funding

If so specified in the related prospectus supplement, an amount not to exceed 50% of the issuance proceeds of the securities of a particular series (this amount, the “Pre-Funded Amount”) may be deposited in an account (the “Pre-Funding Account”) to be established with the indenture trustee or the trustee, in the case of an issuing entity that does not issue notes, which will be used to acquire additional receivables from time to time during the time period specified in the related prospectus supplement, but which will be limited to a period not to exceed twelve months (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments.

During any Pre-Funding Period, the seller, the depositor or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional receivables, to transfer to the related issuing entity additional receivables from time to time during the related Pre-Funding Period. Additional receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the receivables and other receivables, as applicable, included in the property of the issuing entity as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated generally that the additional receivables to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the receivables included in the related issuing entity assets on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

The utilization of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuing entity through the incremental delivery of the applicable receivables on the closing date and during a specified period following the closing date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the receivables by the depositor and/or the seller and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.

You should be aware that the initial receivables and the subsequent receivables may be originated using credit criteria different from the criteria applied to the receivables disclosed in the related prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity assets may vary from those of the receivables initially transferred to the issuing entity.

Servicing Procedures

To assure uniform quality in servicing the receivables and to reduce administrative costs, the indenture trustee or the trustee, as the case may be, will appoint the servicer as custodian and the servicer will accept such appointment (except as may be set forth in the related prospectus supplement). The custodian will hold each receivable file for the benefit of the indenture trustee as pledgee of the issuing entity, as owner of the related receivable and will maintain accounts, records and computer systems pertaining to each receivable file. On or prior to the related closing date, the computer files created in connection with the receivables will be marked to reflect that the receivables have been sold to the issuing entity.

The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. The prospectus supplement may specify that the servicer may, in its discretion, grant waivers, extensions, deferrals, alterations, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period preceding the final scheduled payment date for the latest maturing class of notes or (ii) reduces the annual percentage rate or the amount financed with respect to any receivable other than as required by applicable law (including, without limitation, by the Servicemembers Act), it will purchase such receivable. The servicer may sell the related financed vehicle securing any receivable at a public or private sale, or take any other action permitted by applicable law. See “Material Legal Aspects of the Receivables” in this prospectus.

Collections

With respect to each issuing entity, the servicer or the trustee will deposit all payments on the related receivables, from whatever source, and all proceeds of the related receivables, collected during the Collection Period into the related Collection Account within the period specified in the related prospectus supplement. However, notwithstanding the foregoing, to the extent set forth in the related prospectus supplement, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable payment date or distribution date, as the case may be, if no servicer termination event exists and each other condition to making deposits less frequently than daily as may be specified by the credit rating agencies hired by the sponsor to rate the securities or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable or failed to remit the funds to the Collection Account on any payment date or distribution date, as the case may be, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit, a limited guarantee, a guaranteed investment contract, a financial guarantee insurance policy or a surety bond for the benefit of the related issuing entity to secure timely remittances of collections on the related receivables and payment of the aggregate Repurchase Amount with respect to receivables repurchased by the servicer.

Advances

If and to the extent specified in the applicable prospectus supplement, on each payment date the servicer may be required to advance monthly payments on receivables due but not received (or not received in full) during and prior to the related collection period. However, the servicer will not be obligated to make an advance if funds available in the related Collection Account on that payment date are sufficient to make specified payments to the securityholders and other parties on that payment date. Further, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that that advance is not likely to be repaid from future cash flows from the receivables pool. No advance will be made with respect to receivables which the servicer has charged-off in accordance with its customary servicing practices. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the receivables, rather than to guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer from collections on the receivables pool prior to any distributions on the securities of the related series.

Net Deposits

For administrative convenience, to the extent provided in the related prospectus supplement, the servicer or the trustee may be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any issuing entity for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period.

Servicing Compensation and Payment of Expenses

To the extent provided in the related prospectus supplement, with respect to each issuing entity the servicer will be entitled to receive a fee for each Collection Period (the “servicing fee”) as compensation for the performance of its obligations under each servicing agreement in an amount equal to the percentage per annum specified in the related prospectus supplement (the “servicing fee rate”) of the Pool Balance related to the receivables as of the last day of the Collection Period immediately preceding the related Collection Period. To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges, extension fees and other administrative fees and expenses or similar charges allowed by applicable law with respect to receivables and will be entitled to reimbursement from each issuing entity for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related receivable and late fees and other charges in accordance with the servicer’s normal practices and procedures.

If applicable, the servicing fee will compensate the servicer for performing the functions of a third party servicer of retail motor vehicle receivables as an agent for the related issuing entity, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment statements and reporting the collateral. The servicing fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the receivables.

Payments and Distributions

With respect to each series of securities, beginning on the payment date or distribution date, as the case may be, specified in the related prospectus supplement, payments or distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these payments or distributions will be made by the related trustee or indenture trustee, as applicable, to the noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes will be set forth in the related prospectus supplement.

With respect to each issuing entity, on each payment date or distribution date, as the case may be, collections on or in respect of the related receivables will be transferred from the Collection Account to the Principal Distribution Account for payment or distribution to the noteholders, to the extent provided in the related prospectus supplement. Credit or cash flow enhancement, such as a Reserve Account, may be available to cover shortfalls in the amount available for payment or distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, payments or distributions in respect of principal of a class of securities of a series may be subordinate to payments or distributions in respect of interest on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Payments or distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Subordination

If provided in the applicable prospectus supplement, one or more classes of notes will be subordinated to the rights of the holders of the more senior notes of the same series. This subordination is a form of credit enhancement and is intended to enhance the likelihood of regular receipt by holders of more senior notes of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the more senior notes against losses due to defaults of obligors.

Other Credit Enhancement

In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any series of securities in one or more of the methods described below. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of notes, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond or letter of credit, if any, relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.

Limited Guarantee. If specified in the prospectus supplement for a series of securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the securities of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the receivables, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the receivables or principal payment rate on the receivables. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the receivables or securities specified in the applicable prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond. If specified in the prospectus supplement for a series of securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a preferential transfer under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”).

Letter of Credit. If specified in the prospectus supplement for a series of securities, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the receivables or of one or more classes of securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a motor vehicle loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the issuing entity.

Reserve Fund. If specified in the applicable prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment of one or more reserve funds or accounts for the series. Any reserve fund for a series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii) by the deposit from time to time of certain amounts received on or in respect of the related receivables, as specified in the applicable prospectus supplement.

If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each credit rating agency hired by the sponsor to rate the securities, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a motor vehicle loan. Following each distribution date amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related securities.

If specified in the prospectus supplement, any reinvestment income or other gain from investments in Eligible Investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to the reserve fund.

Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of Investment Earnings from the reserve fund, if any.

Overcollateralization. If specified in the related prospectus supplement, the aggregate principal balance of the receivables may be included in the property of the issuing entity in an amount that exceeds the aggregate outstanding balance of the securities issued by the issuing entity by a specified percentage or amount, and structured so that a certain excess amount or percentage is expected to be present at any given time during the life of the securities. This excess amount results in overcollateralization.

Additionally, if specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related receivables. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the receivables, overcollateralization which results from the excess of the aggregate principal balance of the related receivables over the principal amount of the related class or classes of securities. This acceleration may continue for the life of the related securities, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest. If specified in the related prospectus supplement, the receivables may generate more interest than is necessary to pay the interest earned on the classes of securities each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain classes of securities and to reimburse certain classes of securities for losses and certain shortfalls that they experienced previously.

Liquidity Arrangements. If specified in the prospectus supplement, a series of securities may have the benefit of a liquidity facility with a liquidity provider. Such a liquidity facility or revolving liquidity facility will obligate the liquidity provider to extend liquidity to the issuing entity pursuant to the terms of the liquidity agreement. The specific terms of any liquidity agreement applicable to a series of securities and a description of the related provider will be included in the related prospectus supplement for a series of securities. The depositor, the sponsor or any of their affiliates may be providers of any liquidity agreement.

Repurchase or Put Obligations. If specified in the prospectus supplement, a series of securities may have the benefit of a repurchase or put obligation from another party. Such repurchase or put will obligate the other party to repurchase receivables or sell receivables pursuant to the terms of the underlying agreement. The specific terms of any repurchase or put obligation applicable to a series of securities and a description of the related party that is obligated will be included in the related prospectus supplement for a series of securities. The depositor, the sponsor or any of their affiliates may be such obligated party.

Yield Supplement Agreements, Accounts or Amounts. If specified in the related prospectus supplement, the assets of the issuing entity may include an agreement, account or amount designated to supplement the yield generated by the receivables. Any such agreement, account or amount may benefit one or more classes of securities.

Cash Flow Agreements

If specified in the prospectus supplement, the assets of the issuing entity may include cash flow agreements consisting only of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more classes of securities (each, a “Cash Flow Agreement”). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination of the Cash Flow Agreement or the substitution of another Cash Flow Agreement for the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.

Guaranteed Investment Contracts. If specified in the related prospectus supplement, the trustee on behalf of the issuing entity may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between payment dates pending distribution to securityholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the issuing entity will be distributed to the related class or classes of securities as specified in the applicable prospectus supplement.

Yield Maintenance Agreements. If specified in the related prospectus supplement, the trustee on behalf of the issuing entity will enter into one or more yield maintenance agreements in order to support the yield of one or more classes of securities. Generally, the counterparty to a yield maintenance agreement will receive an upfront payment and the issuing entity will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, or the prime rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the outstanding principal balance of one or more classes of securities multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related class or classes of securities and will be paid to the class or classes of securities as specified in the related prospectus supplement.

Swap Agreements. If specified in the related prospectus supplement, the trustee on behalf of the issuing entity will enter into a swap agreement to support the yield on one or more classes of securities. Under the swap agreement, the issuing entity will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the issuing entity will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR or the prime rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the issuing entity is required to make a payment to the counterparty, that payment will be paid on the related distribution date prior to distributions to securityholders. Generally, any payments received from the counterparty by the issuing entity will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

If specified in the related prospectus supplement, the trustee on behalf of the issuing entity will enter into one or more swap agreements to cover any shortfalls on one or more classes of securities in the event those securities are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding principal balance of the applicable class or classes of securities plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding principal balance of the applicable class or classes of securities plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s).

Evidence as to Compliance

Each servicing agreement will provide that the servicer will deliver annually to the related issuing entity and indenture trustee and/or trustee, as applicable, on or before the date specified in the servicing agreement, an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the applicable servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the applicable servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, except as described below, each party that participates in the servicing function with respect to more than 5% of the receivables and other assets comprising the related issuing entity will deliver annually to the related issuing entity, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

To the extent specified in the related prospectus supplement, a party participating in the servicing and administration of the receivables may no longer be required to provide an Assessment of Compliance or an Attestation Report if the issuing entity is no longer required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Statements to Trustees and the Issuing Entity

Prior to each payment date or distribution date, as the case may be, with respect to each series of securities, the servicer or other party specified in the related prospectus supplement will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the series as described under “Certain Information Regarding the Securities—Statements to Securityholders” in this prospectus.

CERTAIN MATTERS REGARDING THE SERVICER

Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable servicing agreement, except upon the mutual consent of the servicer, the indenture trustee or trustee, as applicable, and the issuing entity or upon determination that the servicer’s performance of its duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related servicing agreement.

Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuing entity, indenture trustee, trustee, securityholders or any other person for taking any action or for refraining from taking any action pursuant to the related servicing agreement; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of the servicer’s duties.

Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related servicing agreement.

Each servicing agreement will provide that the servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties. Any limitation on the ability of the servicer to delegate will be described in the related prospectus supplement.

Servicer Termination Events

The “servicer termination events” under each servicing agreement will be specified in the applicable prospectus supplement. Upon the occurrence of any servicer termination event, the sole remedy available to the issuing entity and securityholders will be to remove the servicer and appoint a successor servicer, as provided in the applicable prospectus supplement. See “Risk Factors—Removal of the servicer after a servicer termination event may adversely affect the notes and may result in payment delays or losses” in this prospectus.

However, if a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer termination event other than such bankruptcy or insolvency related events has occurred, that bankruptcy trustee or official may have the power to prevent the indenture trustee or the securityholders from effecting a transfer of servicing.

Termination

If so provided in the related prospectus supplement, in order to avoid excessive administrative expenses, the depositor, the servicer (or one or more other persons designated by the servicer) or another party identified in the applicable prospectus supplement will be permitted, at its option, to purchase from an issuing entity all remaining receivables as of the end of any Collection Period, if the then outstanding Pool Balance is below a specified percentage of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

As more fully described in the related prospectus supplement, any outstanding notes of the related issuing entity will be redeemed concurrently with the event specified in the preceding paragraph, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the trustee or indenture trustee specified in the notice of termination. The trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables pursuant to the receivables purchase agreements, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code (the “UCC”) and certificate of title act as in effect in various states. The servicer and the depositor or intermediate purchasers, as applicable, will take the actions described below to perfect the rights of the applicable trustee and the indenture trustee in the receivables.

Under each servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the applicable trustee or indenture trustee to act as the custodian of the receivables if the indenture trustee or the trustee, as applicable, is not acting as custodian. The custodian will have physical possession of the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the contracts in tangible form, collectively, “Chattel Paper”) the servicer or the subservicer, as the custodian, will have printed copies of the electronic contracts and the capabilities of accessing the electronic information. While neither the original contracts nor the printed copies of electronic contracts giving rise to the receivables will be physically segregated from the other motor vehicle installment loans and/or retail installment sales contracts of the custodian, or those for which the custodian services for others, or marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of these contracts that are in electronic form, appropriate Form UCC-1 financing statements reflecting the sale, transfer, contribution and assignment of the receivables by the seller directly or indirectly to the depositor, the sale, transfer, contribution and assignment by the depositor to the issuing entity and the grant of a security interest in the receivables by the issuing entity to the indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in the receivables and the related Chattel Paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer delays or losses on their securities.

Generally, the rights held by assignees of the receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable or any defense or claim in recoupment arising from the transaction; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment from either the assignee or assignor.

Because it is not anticipated that any of the obligors would receive notice of the assignment of any of the receivables, the issuing entity and the trustee or indenture trustee will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Bank of America typically takes physical possession of the signed original retail installment sales contracts to assure that it has priority in its rights under the receivables against the dealers and their respective creditors. Under the UCC, a purchaser of chattel paper who takes physical possession (or, in the case of electronic chattel paper, takes control) of the chattel paper has priority over the seller and its creditors in the event of the seller’s bankruptcy. If a retail installment sales contract is amended and Bank of America does not or is unable to take physical possession (or, in the case of electronic chattel paper, control) of the signed original amendment, there is a risk that creditors of the selling dealer could have priority over the issuing entity’s rights in the contract.

Security Interests in Financed Vehicles

In states in which retail motor vehicle installment loan agreements or retail motor vehicle installment sale contracts such as the receivables evidence the credit sale of motor vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the motor vehicles financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in a motor vehicle is perfected by obtaining physical possession of the certificate of title to the financed vehicle and/or notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the related prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer.

The seller or originator will take all actions necessary under the laws of the state which issued the certificate of title for the financed vehicle to perfect the seller’s or originator’s security interest in the financed vehicle, including, where applicable, obtaining possession of the certificate of title, having a notation of its lien recorded on the vehicle’s certificate of title, having its lien recorded in the applicable state’s records or filing a Form UCC-1 financing statement. If the seller or originator, because of clerical error or otherwise, has failed to take any such required action with respect to a financed vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed vehicle that give value without notice of the seller’s or originator’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the financed vehicle and the trustee in bankruptcy of the obligor. The seller’s or originator’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

Each originator will sell, transfer, contribute and assign, either directly or indirectly, the receivables and assign its security interest in each financed vehicle to the seller. The seller will sell, transfer, contribute and assign, either directly or indirectly, the receivables and assign the security interest in each financed vehicle to the depositor, which in turn will sell, transfer, contribute and assign the receivables and assign the security interest in each financed vehicle to the related issuing entity. However, because of administrative burden and expense, neither the originator, the seller, any intermediate purchaser, the depositor nor the related trustee will amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. To the extent provided in the related prospectus supplement, the servicer may hold certificates of title relating to the financed vehicles in its possession as custodian for the issuing entity pursuant to the related servicing agreement. See “The Transaction Documents—Sale and Assignment of the Receivables” in this prospectus.

In most states, assignments such as those under the related transfer agreement are effective conveyances of a security interest in the related financed vehicle without amendment of any lien noted on the vehicle’s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the financed vehicles to an issuing entity, because the related issuing entity will not be listed as legal owner on the certificates of title to the financed vehicles, an issuing entity’s security interest could be defeated through fraud or negligence. However, in most states in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller’s lien on a certificate of title will be sufficient to protect an issuing entity against the rights of subsequent purchasers of a financed vehicle from the obligor or subsequent creditors of the obligor who take a security interest in a financed vehicle. If there are any financed vehicles as to which the seller fails to obtain a first-priority perfected security interest, the issuing entity’s security interest would be subordinate to, among others, subsequent purchasers of financed vehicles and holders of perfected security interests in financed vehicles. A failure, however, would constitute a breach of the seller’s or the servicer’s representations and warranties under the related transfer and servicing agreement and the seller will be required to repurchase or the servicer will be required to purchase the receivable from the issuing entity unless the breach is cured in a timely manner. See “The Transaction Documents—Sale and Assignment of the Receivables” and “Risk Factors—Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities” in this prospectus.

Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is re-titled in a new state from the one in which it was initially titled (unless perfection would have otherwise cleared before then under the laws of the first state). A majority of these states require surrender of a certificate of title to re-title a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the motor vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien. In the ordinary course of servicing the receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle and the purchaser of that financed vehicle attempts to re-register the motor vehicle, the seller or other person holding the certificate of title must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related receivable before its lien is released. Under each servicing agreement the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related financed vehicles and is obligated to purchase the related receivable if it fails to do so.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the issuing entity or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York recently passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated motor vehicle. On each closing date, the seller or the servicer, as applicable, will represent and warrant that, as of the date any receivable is sold to the issuing entity, the security interest in the related financed vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the financed vehicle. However, liens for repairs or taxes could arise, or the confiscation of a financed vehicle could occur, at any time during the term of a receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller or a purchase obligation of the servicer.

Repossession

In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, the secured party is also required to notify the obligor of a conditional right to reinstate the contract by the payment of delinquent installments and other fees and charges.

Deficiency Judgments and Excess Proceeds

The proceeds of the resale of any financed vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment against a consumer debtor. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien who makes a demand for turnover of proceeds with respect to the related vehicle or, if no such subordinate lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Credit Card Accountability Responsibility and Disclosure Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Servicemembers Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as an issuing entity, to enforce consumer finance contracts such as the receivables that represent the obligations of retail obligors. See “Risk Factors—Receivables that fail to comply with consumer protection laws may result in losses on your investment” in this prospectus.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the receivables will be subject to the requirements of the FTC Rule. Accordingly, each issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchasers of the related financed vehicles may assert against the sellers of those financed vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller’s, any intermediate purchaser’s or the servicer’s warranties under the related transfer and servicing agreements and would create an obligation of the seller or any intermediate purchaser to repurchase or the servicer to purchase the receivable unless the breach is cured in a timely manner. See “The Transaction Documents—Sale and Assignment of the Receivables” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

Under the related transfer and servicing agreements, the seller, any intermediate purchaser or the servicer will represent and warrant that each receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against an issuing entity for a violation of any law and that claim materially and adversely affects the interests of the issuing entity in a receivable, the violation would constitute a breach of the seller’s, any intermediate purchaser’s or the servicer’s, as applicable, representation and warranty and would create an obligation of the seller or any intermediate purchaser to repurchase or the servicer to purchase the receivable unless the breach is cured. See “The Transaction Documents—Sale and Assignment of the Receivables” in this prospectus.

Certain Matters Relating to Insolvency

If Bank of America were to become insolvent, were to violate applicable regulations, or if other similar circumstances were to occur, the Federal Deposit Insurance Corporation (the “FDIC”) could be appointed receiver or conservator of Bank of America. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the power to repudiate any contract to which Bank of America was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of Bank of America’s affairs. Among the contracts that might be repudiated are the receivables purchase agreement between Bank of America, as seller and the applicable purchaser, the servicing agreement and the administration agreement relating to your notes.

Also, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect Bank of America’s rights under those contracts without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of Bank of America. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC’s repudiation power would enable the FDIC to repudiate Bank of America’s obligations as servicer or administrator and any ongoing repurchase or indemnity obligations under the receivables purchase agreement between Bank of America and the applicable purchaser relating to your notes but would not empower the FDIC to repudiate transfers of receivables made under such receivables purchase agreement prior to the appointment of the receiver or conservator. However, if those transfers were not respected as legal true sales, then the applicable purchaser under the receivables purchase agreement would be treated as having made a loan to Bank of America, secured by the transferred receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages (as described further below) to the lenders.

FDIC Rule

The FDIC has adopted a regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Rule”). The FDIC Rule contains four different safe harbors, each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). To qualify for a safe harbor, the securitization or participation must satisfy the requirements specified for that type of transaction. If one or more of the requirements specified in the safe harbor are not met, the FDIC’s powers would not be limited by the FDIC Rule. The relevant safe harbor for each trust will be either the safe harbor for securitizations that do not satisfy the requirements for sale accounting treatment or the safe harbor for securitizations that satisfy the requirements for sale accounting treatment. The discussion of the FDIC Rule in this prospectus is limited to those two safe harbors.

The requirements imposed by the FDIC Rule include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways, impose obligations on one or more of the trust, the depositor and any other intermediate entities that may be a transferee (which entities are jointly considered to be the “issuing entity” for purposes of the FDIC Rule), require the servicer and the sponsor to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the FDIC Rule to include these provisions in the documentation, each indenture related to a transaction structured to comply with the FDIC Rule will contain a covenant (the “FDIC Rule Covenant”) that contains the requisite provisions and that obligates the “issuing entity” to perform each of the specified obligations, other than those obligations that are specifically assigned exclusively to the servicer or the sponsor. See “Provisions of the Indenture—FDIC Rule Covenant.” In a transaction structured to comply with the FDIC Rule, each receivables purchase agreement, the sale agreement, the servicing agreement and the indenture will obligate the intermediate purchasers, the depositor, the sponsor and the servicer to perform its specified functions under the FDIC Rule Covenant. The failure of the issuing entity to perform its obligations under the FDIC Rule Covenant will not constitute an event of default, nor will the failure of the servicer to perform its obligations under the FDIC Rule Covenant constitute a servicer default. However, the noteholders, the certificateholders and the indenture trustee for each trust will retain the right to exercise any other remedies permitted by the indenture or applicable law in respect of these breaches.

If the FDIC is appointed as conservator or receiver for an insured depository institution that has effected a securitization that is covered by the FDIC Rule, but for which accounting sale treatment does not apply, there are several possible series of events that could occur. The FDIC will succeed to the obligations of the insured depository institution, whether as servicer, sponsor or otherwise. If the FDIC becomes the servicer or otherwise controls distributions of collections, the FDIC would have the choice of whether or not to pay or apply collections from the financial assets in accordance with the applicable securitization documents. If the FDIC chooses not to pay or apply the collections, it will be in monetary default, and the indenture trustee at the direction of the holders of at least a majority of the outstanding note balance of the controlling class, the servicer or the majority certificateholders will be entitled to deliver a notice and other information required by the FDIC Rule to the FDIC requesting the exercise of contractual rights under the transaction documents because of the FDIC’s monetary default. Upon delivery of such notice, the indenture trustee or the owner trustee, as applicable, may exercise any contractual rights such party may have in accordance with the transaction documents and the FDIC Rule. In exercising such contractual rights, the indenture trustee will act at the written direction of the holders of at least a majority of the outstanding note balance of the controlling class and the owner trustee will act at the written direction of the majority certificateholders. If the FDIC does not cure the monetary default within ten business days, then the FDIC will have been deemed to have consented to the exercise of those contractual rights. However, the FDIC, as receiver or conservator, is not required to take any action under the FDIC Rule after a monetary default other than providing consents, waivers and execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights.

Another series of events could occur if, following an insolvency, the FDIC seeks to exercise its power to repudiate contracts in connection with a transaction for which the safe harbor applicable to transactions which do not satisfy the requirements for accounting sale treatment applies. The FDIC Rule gives the FDIC the choice, following repudiation, either to pay damages within ten business days or to permit the exercise of contractual rights as described in the preceding paragraph. If the FDIC elects to pay damages, it is obligated to pay noteholders an amount equal to the par value of the notes outstanding on the date the FDIC is appointed as conservator or receiver of the insured depository institution, less any payments of principal received by the noteholders prior to and through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the transaction documents to the extent of collections actually received through the date of repudiation. If the damages paid by the FDIC do not include interest from the date of repudiation to the date of payment, the indenture will provide that the indenture trustee, should apply available funds from the reserve account and the collection account to pay such shortfall. However, upon payment of these damages, the FDIC Rule provides that “all liens or claims on the financial assets created pursuant to the securitization documents shall be released.” If the FDIC were to assert successfully that the lien of the indenture trustee on the reserve account and the collection account were released and the assets in those accounts were transferred to the FDIC, then noteholders would not receive interest from the date of repudiation to the date of payment. To the extent that the certificates constitute “obligations” within the meaning of the FDIC Rule, the owner trustee (based on written instructions setting forth the damages calculation provided by the majority certificateholders) will notify the indenture trustee and the FDIC of the damages due to the certificateholders.

Damages paid by the FDIC will be distributed to noteholders and, if applicable, to certificateholders on the earlier of (1) the next distribution date on which such damages could be distributed and (2) the earliest practicable date that the indenture trustee could declare a special distribution date, subject to applicable provisions of the indenture, applicable law and the procedures of any applicable clearing agency. The indenture trustee will be authorized and instructed to maintain possession and control of any reserve account, the collection account and all amounts on deposit therein. If the date on which damages are to be distributed to noteholders and, if applicable, to certificateholders is not a regular distribution date, then the amount of interest payable to the noteholders will be prorated to such date, as provided in the indenture. Subject to the risk noted above that the FDIC may attempt to assert that the amounts in any reserve account or collection account must be released to the FDIC, the indenture trustee will use amounts on deposit in any reserve account and the collection account, in addition to the amounts paid by the FDIC, to pay amounts owing to noteholders. Any damages with respect to the certificates paid by the FDIC following repudiation will be distributed by the owner trustee to the certificateholders on a pro rata basis.

If the safe harbor applicable to transactions that satisfy the requirements for accounting sale treatment under generally accepted accounting principles applies to a transaction, the FDIC as, receiver or conservator, could not exercise its statutory authority to disaffirm or repudiate contracts, reclaim, recover or recharacterize as property of the sponsor or the receivership the transferred financial assets. However, the FDIC could challenge whether the transaction satisfied the requirements for accounting sale treatment or whether the transaction satisfied the requirements to a safe harbor under the FDIC Rule. In a transaction structured to comply with one of the FDIC Rule safe harbors, the transfers by Bank of America of the receivables and the issuance by each issuing entity of the notes are intended to satisfy all the applicable requirements of the FDIC Rule safe harbor, and the issuing entity will state in the indenture its belief that those requirements will have been met. As the FDIC Rule is a newly adopted and untested regulatory safe harbor, its interpretation remains uncertain. If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which an issuing entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then that issuing entity and the related indenture trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance without noteholder or certificateholder consent.

One of the requirements imposed by the FDIC Rule is a “risk retention” requirement. Unless otherwise specified in the applicable prospectus supplement, Bank of America intends to satisfy this risk retention requirement in each securitization structured to comply with the FDIC Rule by selecting a representative sample of the receivables in an amount equal to five percent of the pool of receivables sold to the issuing entity. Upon the effective date of the final rule promulgated under Section 15G of the Securities Exchange Act, the FDIC Rule Covenant allows the sponsor to adjust the amount of credit risk that it retains for purposes of the FDIC Rule, the method by which such credit risk is retained or the restrictions applicable to the credit risk retained for purposes of the FDIC Rule, to the greatest extent elected by the sponsor, so long as the sponsor’s retention is in compliance with the regulations required under Section 15G. The sponsor must also give notice to the noteholders and the certificateholders within a reasonable time after the sponsor changes the amount or the terms under which credit risk is retained, and the parties to the indenture are entitled to amend the FDIC Rule Covenant to comply with the regulation’s minimum requirements without noteholder and certificateholder consent.

The prospectus supplement for your securities will state whether or not the transaction contemplated by that prospectus supplement is intended to comply with the FDIC Rule.

Regardless of whether or not we structure a transaction to comply with the FDIC Rule, we will structure the transfers of receivables under the receivables purchase agreement between Bank of America and the applicable purchaser with the intent that they would be characterized as legal true sales. If the transfers are so characterized, then the FDIC likely would not be able to recover the transferred receivables using its repudiation power even if your transaction does not satisfy all of the terms of the FDIC Rule safe harbor applicable to securitizations that satisfy the requirements for accounting sale treatment. However, complying with the FDIC Rule would provide additional assurance that the FDIC would not seek to recover the transferred receivables using its repudiation power (if the transaction satisfied the requirements for accounting sale treatment), as well as providing additional assurance that any automatic stay that could be imposed if Bank of America were in receivership or conservatorship would not interfere with servicing of the receivables and contractual payments relating to the notes and the certificates.

If the FDIC were to successfully assert that the transaction in which the notes and certificates were issued did not comply with the FDIC Rule and that the transfer of receivables under the related receivables purchase agreement was not a legal true sale, then the applicable purchaser would be treated as having made a loan to Bank of

America, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages,” but the term does not include damages for lost profits or opportunity.

Absent the application of a safe harbor under the FDIC Rule, the staff of the FDIC takes the position that upon repudiation damages would not include accrued and unpaid interest through the date of actual repudiation, so the issuing entity would have a claim for interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the issuing entity may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the “actual direct compensatory damages” in the circumstances described above, the amount of damages could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the related securities and the interest accrued thereon and unpaid to the date of payment.

Regardless of whether the FDIC Rule applies or the transfers under the receivables purchase agreement are respected as legal true sales, as conservator or receiver for Bank of America the FDIC could:

• require the issuing entity, as assignee of the related purchaser, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

• request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Bank of America; or

• repudiate without compensation Bank of America’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

• prior to any such repudiation of a servicing agreement, prevent any of the indenture trustee or the securityholders from appointing a successor servicer; or

• argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC, as conservator or receiver for Bank of America, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced. See “ Risk Factors—FDIC receivership or conservatorship of Bank of America could result in delays in payments or losses on your notes” in the related prospectus supplement.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions became effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions could have on Bank of America Corporation, any intermediate purchaser, the depositor or a particular issuing entity, or their respective creditors.

Potential Applicability to Bank of America Corporation, intermediate purchasers, the depositor and issuing entities. There is uncertainty about which companies could be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and a liquidation of such company pursuant to OLA would mitigate these adverse effects. Although Bank of America Corporation could be subject to OLA rather than the Bankruptcy Code, because Bank of America is an insured depository institution, it would not be subject to OLA.

No assurance can be given that OLA would not apply to Bank of America Corporation, an intermediate purchaser, the depositor or a particular issuing entity or their respective affiliates, if it were to apply, that the timing and amounts of payments to the related series of noteholders or certificateholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of an intermediate purchaser, the depositor or a particular issuing entity under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which an intermediate purchaser, the depositor or a particular issuing entity or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the relevant entity’s affairs. In January 2011, the Acting General Counsel of the FDIC (the “Acting General Counsel”) issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include an intermediate purchaser, the depositor or a particular issuing entity, cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act (which, among other things, grants the FDIC, as receiver, the power to repudiate certain contracts), if the FDIC were to become receiver for a covered financial company, which could include an intermediate purchaser, the depositor or a particular issuing entity, the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although the Acting General Counsel’s advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving an intermediate purchaser, the depositor or a particular issuing entity, are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement and each sale agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, the sponsor believes that the FDIC would not be able to recover the receivables transferred by the relevant intermediate seller under each receivables purchase agreement and each sale agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then each intermediate purchase under the applicable receivables purchase agreement would be treated as having made a loan to the applicable seller under such agreements, the depositor under the applicable agreement would be treated as a loan from the relevant intermediate seller to the relevant intermediate purchaser, and the issuing entity under the applicable agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If an intermediate purchaser or the depositor were placed in receivership under OLA, the FDIC could assert that the relevant intermediate purchaser or the depositor, as applicable, effectively still owned the transferred receivables because the transfers between intermediate purchasers by the relevant intermediate purchaser to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the applicable issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if an issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the receivables purchase agreements and the related sale agreements are respected as legal true sales, as receiver for an intermediate purchaser, the depositor or a particular issuing entity, the FDIC could:

•	require the applicable issuing entity, as assignee of the intermediate purchasers and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables; or

•	if an issuing entity were a covered subsidiary, require the indenture trustee for the related notes or the owner trustee for the related certificates to go through an administrative claims procedure to establish the right to payments on the notes or certificates, as applicable; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against an intermediate purchaser, the depositor or a particular issuing entity.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which an intermediate purchaser, the depositor or a particular issuing entity or a covered subsidiary (including any issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of an intermediate purchaser, the depositor or a particular issuing entity or any covered subsidiary or affect any contractual rights of an intermediate purchaser, the depositor or a particular issuing entity or a covered subsidiary (including any issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” under the Bankruptcy Code.

If the FDIC, as receiver for an intermediate purchaser, the depositor or a particular issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If an intermediate purchaser, the depositor or a particular issuing entity or any of their respective affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by an intermediate purchaser, the depositor or a particular issuing entity or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s advisory opinion. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against each intermediate purchaser, the depositor and the applicable issuing entity as provided in the applicable receivables purchase agreement and sale agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed and may be reduced.

Repurchase Obligation

Under the related transfer and servicing agreements, the seller, any intermediate purchaser or the servicer may make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each financed vehicle as of the related closing date. A breach of specific representations and warranties about a receivable may create an obligation of the seller or any intermediate purchaser to repurchase or the servicer to purchase the related receivable unless the breach is cured. See “The Transaction Documents—Sale and Assignment of the Receivables” in this prospectus.

SERVICEMEMBERS CIVIL RELIEF ACT

Under the terms of the Servicemembers Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Servicemembers Act is forgiven. The Servicemembers Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Servicemembers Act. Because the Servicemembers Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Servicemembers Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Servicemembers Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Servicemembers Act or similar legislation or regulations which would not be recoverable from the related receivables and other credit enhancement, would result in a reduction of the amounts payable to the securityholders. In addition, the Servicemembers Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, under the California Military Families Financial Servicemembers Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on receivables for a period not to exceed 180 days, beginning with the order to active duty and ending 60 days after release. Finally, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Servicemembers Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Servicemembers Act or similar state legislation or regulations may result in delays in payments or losses on your securities. Any shortfalls or losses arising in connection with the matters described above, to the extent no covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders. See “Risk Factors—The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act and other related recent legislation” in this prospectus.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the notes. Unless otherwise specified, the summary is directed to prospective purchasers who acquire notes in the initial offering thereof at the first price at which a substantial amount of the relevant series is sold to such offerees and who hold their securities as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The summary does not purport to deal with all of the federal income tax consequences applicable to investors in light of their particular investment circumstances, or to certain investors who may be subject to special treatment under federal income law such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities, regulated investment companies, trusts and estates, pass-through entities, the beneficial owners of which are any of the foregoing, or investors holding interests in securities as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle. Prospective purchasers should consult their own tax advisors in determining the particular federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of notes.

The summary is based on the Code, the Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all of which are subject to change, possibly with retroactive effect. Each issuing entity will be provided with an opinion of tax counsel regarding certain federal income tax matters discussed below. An opinion of tax counsel is not binding on the Internal Revenue Service (the “IRS”) or the courts. No ruling on any of the issues discussed in tax counsel’s opinion or in the summary below will be sought from the IRS. Moreover, there are no cases or IRS rulings involving interests containing terms that are the same as the notes. As a result, the IRS may disagree with all or a part of the discussion below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the notes. Prospective purchases also should be aware that tax counsel’s opinion and the summary below may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to an investment in the notes.

For purposes of this summary, unless otherwise indicated, the term noteholder means a beneficial owner of a Note. A “U.S. Person” or “United States Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) a trust which is subject to the primary supervision of a court within the United States and the substantial decisions of which are controlled by one or more U.S. Persons or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source.

In addition, for purposes of this summary, references to the issuing entity, the securities and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to each issuing entity and the securities and related terms, parties and documents applicable to the issuing entity.

Summary of Tax Opinions

As more fully described in this prospectus, tax counsel will render its opinion generally to the effect that, for federal tax purposes, an issuing entity will not be classified as an association, or publicly traded partnership, taxable as a corporation. In addition, in the case of any issuing entity formed as a trust that is intended to be treated as a grantor trust for federal income tax purposes, but which also issues notes hereunder, tax counsel will render its opinion to the effect that such issuing entity will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

Unless otherwise provided in an applicable prospectus supplement, tax counsel also will deliver its opinion that any issued series of notes will be characterized as indebtedness for federal income tax purposes. The federal income tax consequences to certificateholders will vary depending on whether the issuing entity is treated as a partnership, a grantor trust, or a disregarded entity. As previously noted in this prospectus, any certificates issued by an issuing entity will not be offered to the public, but may be subsequently sold in a private transaction.

Additionally, tax counsel will deliver its opinion generally to the effect that the statements set forth in this section entitled “Material Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

Except as summarized above, tax counsel has not been asked to opine on any other federal tax matter, and the remainder of the discussion below is not intended to, and does not, set forth any other tax opinions. As to those federal tax matters on which tax counsel will render its opinion, as delineated above, such opinions are subject to any considerations that are discussed in regards to the opinions, as provided below.

Tax counsel has not been asked to, and will not, deliver any opinion with respect to any state, local or foreign tax consequence associated with the purchase, ownership or disposition of securities, or with respect to any issuing entity.

Federal Tax Classification of the Issuing Entities

Tax counsel will render its opinion to the effect that, for federal tax purposes, an issuing entity formed as a trust, or an issuing entity formed as a limited liability company or a limited partnership, will not be classified as an association, or publicly traded partnership, taxable as a corporation. In addition, tax counsel will deliver its opinion, in the case of an issuing entity formed as a trust that is intended to be characterized as a grantor trust for federal income tax purposes, but which also issues notes hereunder, that such issuing entity will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

Tax counsel’s opinion, in each case, will be based (i) on the assumption that the issuing entity’s constituent documents, and the other related governing and operative documents, will be complied with, including that no election will be made to treat the issuing entity as a corporation for federal tax classification purposes, and, if applicable, (ii) on tax counsel’s conclusions that the nature of the issuing entity’s income, and the restrictions, if any, imposed on transfers of the issuing entity’s equity interests will prevent the issuing entity from being treated under the Code as a publicly traded partnership taxable as a corporation.

An issuing entity that is formed as (i) a trust that is not treated as a grantor trust, or (ii) a limited liability company or a limited partnership will be classified as a partnership if it has two or more beneficial owners, or will be ignored as a separate entity if it has only a single beneficial owner, provided that, in each case, no election is made to treat the issuing entity as a corporation for federal tax classification purposes. Each issuing entity’s constituent documents will require that each beneficial owner, and any party to the transaction or the constituent documents, covenant that it will not elect to treat the issuing entity as a corporation for federal, state and local, and franchise tax purposes. For purposes of this summary, a beneficial owner means a beneficial owner of equity interests of the issuing entity, including any class of notes of the issuing entity that are treated as equity interests, as determined for federal income tax purposes.

If an issuing entity were taxable as a corporation for federal income tax purposes, the entity would be subject to corporate federal income tax on its taxable income. Its taxable income would include all of its income from the related receivables, possibly reduced by interest expense on any notes. Any corporate federal income tax imposed on the issuing entity could materially reduce cash available to make payments on the issued notes and its other securities.

Federal Income Tax Consequences to Noteholders

Characterization of the Notes as Debt. Tax counsel will render its opinion with respect to each series of notes offered under a prospectus supplement that the notes will be treated as indebtedness for federal income tax purposes, except for any series of notes which is specifically identified in the applicable prospectus supplement as receiving different tax treatment. The depositor, the issuing entity and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

Except as described under the heading “—Possible Alternative Treatment of the Notes,” the remainder of the discussion below assumes that the characterization of the notes as debt for federal income tax purposes is correct.

Original Issue Discount. The depositor expects, and the discussion herein assumes, that the interest formula for each series of notes will meet the requirements for “qualified stated interest” (“QSI”) under applicable Treasury regulations relating to debt instruments issued with original issue discount (“OID”) (the “OID Regulations”), and that no series of notes will be issued with OID in excess of a statutory de minimis amount described below.

In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity of a note is the aggregate of all payments required to be made on the instrument other than QSI. The issue price of a note will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were issued with more than de minimis OID, the noteholder would be required to include such OID in income over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution is treated as an amount already included in income, to the extent OID has accrued as of the date of an interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment should not have a significant effect on noteholders which use the accrual method of tax accounting. However, cash method noteholders may be required to report and include income with respect to the notes in advance of the receipt of cash attributable to the income.

OID on a note should be considered de minimis if it is less than an amount equal to 0.25% multiplied by the product of the stated redemption price at maturity of the note and its weighted average maturity. In the absence of additional guidance, the depositor expects to determine the weighted average maturity of each series of notes based on the assumption that the receivables will prepay at a rate based on the prepayment assumption used in pricing the notes of that series (a “Prepayment Assumption”), pursuant to Section 1272(a)(6) and the applicable legislative history thereunder. However, neither the depositor nor any person has made, or will make, any representation regarding the prepayment rate of the receivables.

If a series of notes is expected to be issued with more than de minimis OID, the additional considerations associated with that class of securities will be disclosed in the applicable prospectus supplement.

Stated Interest on the Notes. Based on the above assumptions, except as discussed in the following paragraph, each series of notes will not be considered to be issued with OID. The stated interest on each series of notes will be includable as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID Regulations, a holder of a note issued with de minimis OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A noteholder who purchases a note after the initial distribution thereof for more or less than its principal amount generally will be subject to the premium amortization and market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1282 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Election to Treat All Interest as Original Issue Discount. A noteholder may elect to include in gross income all interest that accrues on a note using a constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing noteholder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing noteholder, and no payments on the note will be treated as payments of QSI. This election, if made, may not be revoked without the consent of the IRS. Noteholders should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Sale or Other Taxable Disposition. If a noteholder sells or otherwise disposes of a note for federal tax purposes, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or other disposition and the noteholder’s adjusted tax basis in the note. The adjusted tax basis of a note will equal the noteholder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included in income by the holder with respect to the note, and will be decreased by the amount of bond premium, if any, previously amortized and the amount of any payments of principal and OID previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset (except for gain representing accrued interest and accrued market discount not previously included in income), and will be long-term or short-term depending on whether the note has been owned for the long-term capital gain holding period (currently, more than one year). Capital losses generally may be used only to offset capital gains.

Foreign Noteholders. Interest paid or accrued to a noteholder who is not a U.S. person (a “Foreign Person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and:

•	the Foreign Person is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor, including a holder of 10% of the outstanding certificates or other equity interests of the issuing entity, or a “controlled foreign corporation” (as defined in the Code) with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Code;

•	the Foreign Person is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

•	the Foreign Person provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with a timely and properly executed IRS Form W-8BEN, W-8IMY (with required attachments) or other appropriate form (or appropriate successor form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address.

If a Foreign Person does not qualify for the portfolio interest exemption from withholding, payments of interest, including payments relating to any accrued OID, may be subject to withholding tax at a tax rate of 30 percent. The foregoing tax rate is subject to reduction or elimination under any applicable tax treaty, if the Foreign Person supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8BEN, W-8IMY (with required attachments) or other appropriate form, (or appropriate successor form), signed under penalties of perjury, to report its eligibility for that reduced rate or exemption.

A Foreign Person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements in order to qualify for an exemption from or reduced rate of withholding tax. In particular, in the case of notes held by a Foreign Person that is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certifications discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note beneficially owned by a Foreign Person is held through a securities clearing organization or certain financial institutions as intermediary, the intermediary generally will be required to provide a duly completed and executed IRS Form W-8IMY (or any successor or substitute form) providing, among other information required to be submitted, certain identifying information with respect to the intermediary, whether the intermediary is a “Qualified Intermediary” or a “Non-Qualified Intermediary”, and appropriate certifications from its Foreign Person beneficial noteholders (e.g., IRS Form W-8BEN) or other certifications with respect to such beneficial owners, relating to their status as Foreign Persons.

All noteholders who are Foreign Persons will be required to update the relevant IRS forms listed above and any supporting documentation, in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. The issuing entity will not be obligated to pay any additional amounts to “gross up” payments to noteholders or beneficial owners of notes who are Foreign Persons, as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or government charges with respect to payments in respect of the notes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Interest, gain and any other income on a note held by a Foreign Person that is effectively connected with the conduct of a trade or business within the United States is generally exempt from U.S. withholding tax provided such noteholder provides the trustee or other person required to withhold with certain certifications on Form W-8ECI (or a similar form). However, the Foreign Person generally will be subject to U.S. federal income tax at regular federal income tax rates. In the case of a Foreign Person noteholder that is a corporation, such effectively connected income and gain also may be subject to a U.S. branch profits tax at a rate of 30 percent, unless the foreign corporate noteholder qualifies for a lower rate under an applicable tax treaty.

Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, IRS certification of U.S. status containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold at the applicable rate from amounts otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

FATCA Provisions of the HIRE Act. Under certain provisions of the Hiring Incentives to Restore Employment (HIRE) Act (such provisions commonly known as “FATCA”), and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to report annually certain information about such account. “Withholdable payments” include (1) payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income (“FDAP” ), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.

Withholding under FATCA described above will, absent an applicable exception, apply to all withholdable payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Pursuant to the regulations, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after December 31, 2013, and (ii) payments of gross proceeds of the type described above with respect to sales or dispositions occurring after December 31, 2016. The provisions of FATCA discussed above generally will not apply to obligations (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that are outstanding on January 1, 2014. If FATCA applies to any note, a U.S. holder or a Foreign Person holder may be subject to withholding of United States federal income tax at the current rate of 30% on payments of interest after December 31, 2013, and on the gross proceeds from the disposition of such a note after December 31, 2016, if (i) the holder is, or holds such note through, a “foreign financial institution,” unless such foreign financial institution is exempt or has entered into an agreement with the United States government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-United States entities that are wholly or partially owned by United States persons, and the holder has provided any required information to the foreign financial institution or (ii) the holder is a “non-financial foreign entity,” unless the holder is exempt or has provided any required information with respect to its direct and indirect United States owners.

3.8% Medicare Tax On “Net Investment Income.” Beginning in 2013, United States holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain with respect to the notes. In the case of an individual, this tax will not apply unless his or her net investment income, when added to his or her other modified adjusted gross income, exceeds U.S.$200,000 for an unmarried individual, U.S.$250,000 for a married taxpayer filing a joint return (or a surviving spouse), or U.S.$125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to the consequences to them of the 3.8% Medicare tax.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more series of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be classified as a publicly traded partnership, taxable as a corporation, that would not be able to reduce its taxable income by deductions for interest expense on any notes that are recharacterized as equity interests.

Alternatively, the issuing entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income tests. In such case, it is expected that stated interest payments on the notes would be treated either as guaranteed payments under Section 707(c) of the Code or as a preferential allocation of net income of the issuing entity, with all other items of trust income, gain, loss, deduction and credit being allocated to the holders of the certificates or other equity interests of the issuing entity. Although the federal income tax treatment of the notes for most accrual basis taxpayers should not differ materially under this characterization from the treatment of the notes as debt, this characterization could result in adverse effects for some noteholders.

For example, cash basis noteholders treated as owning equity interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the notes even though the issuing entity might not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders would in effect be required to report income in respect of the notes on the accrual basis and holders of the notes could become liable for taxes on trust income even if they have not received cash from the issuing entity to pay the taxes. Moreover, income allocable to a holder of a note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, might constitute “unrelated debt-financed income” which generally would be taxable to the holder under the Code. In addition, Foreign Persons holding any series of notes that are recharacterized as equity interests in the issuing entity could be subject to current U.S. tax withholding and be required to file a current U.S. federal income tax return and to pay U.S. federal income tax on their share of accruals of guaranteed payments and trust income (and, in the case of a foreign corporate holder of a series of notes recharacterized as equity interests in the issuing entity, to pay U.S. branch profits tax). Also, individuals holding the notes that are recharacterized as equity interests might be subject to some limitations on their ability to deduct their share of an issuing entity’s expenses.

STATE AND OTHER TAX CONSEQUENCES

The summary of federal income tax consequences set forth above does not address any aspect of state, local or foreign tax law with respect to the notes, or an investment therein, or with respect to any issuing entity. Prospective investors are urged to consult with their own tax advisors regarding the state, local and foreign tax consequences relating to an investment in the notes.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the notes. You may be required to report your investment in the notes even if your notes are treated as debt for federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to an investment hereunder.

You also should be aware that the transferor and other participants in the transaction intend to comply with applicable disclosure and investor list requirements as each participant in its own discretion determines apply to it with respect to a transaction hereunder.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, prohibit pension, profit-sharing or other employee benefit plans subject to Title I of ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, and any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”), from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”) with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of a Benefit Plan. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

Certain transactions involving the issuing entity might be deemed to constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Benefit Plan that purchased securities if assets of such issuing entity were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor and modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. For additional information regarding the equity or debt treatment of the notes, see “Certain ERISA Considerations” in the related prospectus supplement.

However, without regard to whether the notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition, holding or disposition of notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the sponsor, an originator, the servicer, the administrator, the underwriters, the trustee, the indenture trustee, or any of their affiliates, is or becomes a Party in Interest with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase, acquisition, holding and disposition of notes by a Benefit Plan depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire such notes. Included among these exemptions are: U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, governmental plans may be subject to comparable state or local law restrictions.

A Benefit Plan fiduciary considering the purchase of securities on behalf of or with the plan assets of a Benefit Plan is encouraged to consult its legal advisors regarding whether the assets of a trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes, the depositor will agree to sell or cause the related issuing entity to sell to one or more underwriters, named in the related prospectus supplement, and the underwriter will agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the related prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Some of the classes of securities may be retained by the depositor or purchased by an affiliate of the depositor who may then resell or transfer the securities pursuant to this prospectus.

In the underwriting agreement with respect to any given series of securities, the underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the related prospectus supplement if any of those securities are purchased.

Each related prospectus supplement will either:

•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriter in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that the depositor and the sponsor jointly and severally will indemnify the underwriter against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriter may be required to make in respect thereof. Each issuing entity may invest funds in its accounts in Eligible Investments acquired from the underwriter or from the depositor, the seller or any of their affiliates.

The underwriter may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriter does not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriter must close out any naked short position through syndicate covering transactions in which the underwriter purchases securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor the underwriter will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

In the ordinary course of its business one or more of the underwriters and their respective affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the sponsor, the servicer, the issuing entities and their respective affiliates. If specified in the related prospectus supplement, an underwriter or its affiliates may be the swap counterparty under an interest rate swap agreement or an affiliate of the depositor, the sponsor and certain other parties to the transaction. See “Affiliations and Certain Relationships” in the related prospectus supplement.

Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

REPORTS TO SECURITYHOLDERS

For each series of securities, the servicer of the related receivables will prepare for distribution to the related securityholders monthly and annual reports concerning the securities and the related issuing entity. See “The Transaction Documents—Evidence as to Compliance,” “Certain Information Regarding the Securities—Statements to Securityholders” and “Available Information.”

AVAILABLE INFORMATION

The depositor, as originator of the issuing entities, has filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, some parts of which have been omitted in accordance with the rules and regulations of the SEC. In addition, the depositor is subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act files reports and other information with the SEC. The registration statement, reports and other information are available for inspection and copying at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days between the hours of 10:00 am and 3:00 pm. You can obtain information on the operation of the Public Reference Room by calling 1-800-732-0330. The SEC also maintains an Internet Web site at http://www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0001488082. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

At such time as may be required under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the sponsor, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed in this prospectus. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the sponsor, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The sponsor, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. In all cases, you should rely on the later information over inconsistent information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future current reports on Form 8-K filed by or on behalf of the issuing entity until we terminate our offering of the notes.

The depositor on behalf of each issuing entity will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: Bank of America Auto Receivables Securitization, LLC, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, telephone (704) 386-5681.

LEGAL MATTERS

The legality of the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Certain federal income tax and other matters will be passed upon for the issuing entity, the depositor and the seller, by the law firms specified in the related prospectus supplement.

INDEX OF DEFINED TERMS

Accounts	32
Acting General Counsel	49
administration agreement	29
Amortization Period	26
Assessment of Compliance	38
Attestation Report	39
Bank of America	12
Bankruptcy Code	36
Benefit Plan	60
Cash Flow Agreement	37
Cede	20
Certificate Distribution Account	32
Chattel Paper	40
Clearstream	27
Code	22, 53
Collection Account	32
Collection Period	19
Definitive Notes	27
Dodd-Frank Act	48
DTC	20
Eligible Investments	14
ERISA	60
Euroclear	27
event of default	21
Exchange Act	39
FATCA	57
FATCA Withholding	57
FDIC	12, 45
FDIC Rule	45
FDIC Rule Covenant	46
FFI	57
financed vehicles	14
Foreign Person	56
FTC Rule	44
Grandfathered Obligations	58
Holder-in-Due-Course	44
indenture	20
Investment Earnings	32
IRS	53
issuing entity assets	14
limited liability company	13
limited liability company agreement	13
limited partnership	13

limited partnership agreement	13
NFFE	58
Note Balance	20
Note Factor	19
Note Owners	27
OCC	12
OID	55
OID Regulations	55
OLA	48
Parties in Interest	60
Plan Asset Regulation	60
Pool Balance	20
Pool Factor	19
Pre-Funded Amount	32
Pre-Funding Account	32
Pre-Funding Period	32
Prepayment Assumption	55
prepayments	19
Principal Distribution Account	32
PTCE	60
QSI	54
receivables	18
receivables purchase agreement	29
related documents	22
Repurchase Amount	32
Reserve Account	14, 32
Revolving Period	26
Schedule of Receivables	31
Scheduled Interest Method	18
SEC	18
Securities Act	31
Servicemembers Act	9
servicer termination events	40
servicing agreement	14
servicing fee	34
servicing fee rate	34
Short-Term Note	55
Simple Interest Method	18
transfer and servicing agreements	31
trust	13
trust agreement	13
UCC	40

I-1

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

$[•] Class A-1 Notes

$[•] Class A-2 Notes

$[•] Class A-3 Notes

[$[•] Class A-4-A Notes]

[$[•] Class A-4-B Notes]

[$[•] Class B Notes]

Bank of America Auto [Trust] [LLC] 20[    ]-[    ]

Issuing Entity

Bank of America Auto Receivables Securitization, LLC

Depositor

Bank of America, National Association

Sponsor and Servicer

PROSPECTUS SUPPLEMENT

[•]

[•]	[•]

Until [•][•],[•], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the prospectus to which it relates. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus to which it relates when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$0.00
Accountant Fees and Expenses	*
Legal Fees and Expenses	*
Printing and Engraving Costs	*
Trustee Fees and Expenses	*
Rating Agency Fees	*
Miscellaneous Expenses	*
Total	*

*	To be provided by amendment

Item 15. Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement, as amended (the “LLC Agreement”) of the registrant, Bank of America Auto Receivables Securitization, LLC, provides:

(a) To the fullest extent permitted by law, neither the member nor the special members nor any officer, director, employee or agent of the registrant nor any employee, representative, agent or affiliate of the member or the special members (collectively, the “Covered Persons”) shall be liable to the registrant or any person who is bound by the LLC Agreement (and shall be indemnified in accordance with clause (b) below for any liability to any other person who has an interest in or claim against the registrant) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the registrant for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the LLC Agreement by the registrant shall be provided out of and to the extent of registrant assets only, and the member and the special members shall not have personal liability on account thereof; and provided further, that so long as any obligation is outstanding, no indemnity payment from funds of the registrant (as distinct from funds from other sources, such as insurance) of any indemnity under the LLC Agreement shall be payable from amounts allocable to any other person pursuant to the transaction documents.

(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the registrant prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the registrant of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the LLC Agreement; provided, however, that any indemnity under the LLC Agreement by the registrant shall be provided out of and to the extent of registrant assets only, and the member and the special members shall not have personal liability on account thereof; and provided further, that so long as any obligation is outstanding, no indemnity payment from funds of the registrant (as distinct from funds from other sources, such as insurance) of any indemnity under the LLC Agreement shall be payable from amounts allocable to any other person pursuant to the transaction documents.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the registrant and upon such information, opinions, reports or statements presented to the registrant by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the registrant, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the registrant or to any other Covered Person, a Covered Person acting under the LLC Agreement shall not be liable to the registrant or to any other Covered Person for its good faith reliance on the provisions of the LLC Agreement or any approval or authorization granted by the registrant or any other Covered Person.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The registrant (or an affiliate of the registrant) may maintain insurance to indemnify any Covered Person against any exposure, liability or loss. Additionally, an affiliate of the registrant may from time to time agree to indemnify a Covered Person on terms and conditions similar to the indemnification provided under the LLC Agreement.

Each underwriting agreement will generally provide that the underwriters will indemnify the registrant and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933 relating to certain information provided or actions taken by the underwriters. The registrant has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) As to Rule 415:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement; and

Provided further, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) As to Indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) As to Filings in Reliance on Rule 430(A) Under the Securities Act of 1933:

(1) For purposes of determining any liability under the Securities Act, the information omitted from any form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) As to Qualification of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings:

To file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e) As to Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties:

For purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100 (c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) As to Filings Incorporating Subsequent Exchange Act Documents by Reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant, Bank of America Auto Receivables Securitization, LLC, certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Charlotte, North Carolina, on June 10, 2013.

BANK OF AMERICA AUTO RECEIVABLES SECURITIZATION, LLC

By:	/s/ Scott W. McCarthy
Name: Scott W. McCarthy
Title: President

The registrant reasonably believes that at the time of sale, at least one nationally recognized statistical rating organization (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) will have rated the securities to be offered hereunder in one of its generic rating categories which signifies investment grade.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott W. McCarthy, Samuel R. Davis, Michelle D. Dumont and Keith W. Landis, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his or her own name, place and stead, in any and all capacities, acting alone, to sign this registration statement, any and all amendments (including post-effective amendments) to this registration statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agent or any of them or any substitute or substitute for any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Scott W. McCarthy	President (Principal Executive Officer) and	June 10, 2013
Scott W. McCarthy	Director

/s/ Samuel R. Davis	Treasurer (Principal Financial Officer and	June 10, 2013
Samuel R. Davis	Principal Accounting Officer) and Director

/s/ Michelle D. Dumont	Director	June 10, 2013
Michelle D. Dumont

/s/ Keith W. Landis	Vice President	June 10, 2013
Keith W. Landis

/s/ Kevin P. Burns
Kevin P. Burns	Director	June 10, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.

3.1	Certificate of Formation of the Registrant.

3.2	Limited Liability Company Agreement of the Registrant.

4.1	Form of Indenture (including forms of Notes).

5.1	Opinion of Mayer Brown LLP with respect to legality.

8.1	Opinion of Mayer Brown LLP with respect to federal tax matters.

10.1	Form of Purchase Agreement.

10.2	Form of Sale Agreement.

10.3	Form of Servicing Agreement.

10.4	Form of Interest Rate Swap Agreement.

10.5	Form of Administration Agreement.

23.1	Consent of Mayer Brown LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

24.1	Powers of Attorney (included in the signature page to this registration statement).

24.2	Certified copy of Resolutions Authorizing Powers of Attorney.

25.1	Statement of Eligibility and Qualification of Indenture Trustee (Form T-1).

99.1	Form of Amended and Restated Trust Agreement of Issuing Entity.